Exhibit 99.1

JONES SODA CO.

FORM 2A - LISTING STATEMENT

FEBRUARY 15, 2022

TABLE OF CONTENTS

1.         INTRODUCTION         10

1.1         General Matters         10

1.2         Forward-Looking Statements         10

1.3         Information Contained in this Listing Statement         14

1.4         Market and Industry Date         14

1.5         Currency         15

2.         CORPORATE STRUCTURE         15

2.1         Corporate Name         15

2.2         Incorporation         15

2.3         Intercorporate Relationships         16

2.4         Non-Corporate Issuers or Issuers Incorporated Outside of Canada         17

3.         GENERAL DEVELOPMENT OF THE BUSINESS         18

3.1         General Business         18

3.2         Significant Acquisitions and Dispositions         32

3.3         Trends, Commitments, Events or Uncertainties         32

4.         NARRATIVE DESCRIPTION OF THE BUSINESS         39

4.1         Narrative Description of the Business         39

4.2         Asset Backed Securities         46

4.3         Companies with Mineral Projects         46

4.4         Companies with Oil and Gas Operations         46

5.         SELECTED CONSOLIDATED FINANCIAL INFORMATION         47

5.1         Annual Information         47

5.2         Quarterly Information         48

5.3         Dividends         49

5.4         Foreign GAAP         49

6.         MANAGEMENT’S DISCUSSION AND ANALYSIS         49

7.         MARKET FOR SECURITIES         50

8.         CONSOLIDATED CAPITALIZATION         50

8.1         Consolidated Capitalization         50

9.         OPTIONS TO PURCHASE SECURITIES         52

9.1         Description of the Stock Option Plan         52

10.         DESCRIPTION OF THE SECURITIES         54

10.1         General         54

10.2         Other Securities         55

10.3         Modification of Terms         55

10.4         Other Attributes         55

10.5         Prior Sales         55

10.6         Stock Exchange Price         57

11.         ESCROWED SECURITIES         58

11.1         Escrowed Securities         58

12.         PRINCIPAL SHAREHOLDERS         58

13.         DIRECTORS AND OFFICERS         59

13.1         General         59

13.2         Period of Service of Directors         61

13.3         Directors and Executive Officers Common Share Ownership         61

13.4         Board of Directors Committees         61

13.5         Principal Occupation of Directors and Executive Officers         62

13.6         Cease Trade Orders or Bankruptcies         62

13.7         Penalties or Sanctions         63

13.8         Settlement Agreements         63

13.9         Personal Bankruptcies         63

13.10         Conflicts of Interest         64

13.11         Management         65

14.         CAPITALIZATION         68

14.1         Issued Capital         68

14.2         Convertible/Exchangeable Securities         70

14.3         Other Listed Securities         70

15.         EXECUTIVE COMPENSATION         70

15.1         Statement of Executive Compensation         70

16.         INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS         70

17.         RISK FACTORS         71

17.1         Business and Operational Risks         71

18.         PROMOTERS         107

19.         LEGAL PROCEEDINGS AND REGULATORY ACTIONS         107

20.         INTEREST OF MANAGEMENT AND OTHERS IN MATERIAL TRANSACTIONS         107

21.         AUDITORS, TRANSFER AGENTS AND REGISTRARS         107

21.1         Auditor         107

21.2         Transfer Agent and Registrar         107

22.         MATERIAL CONTRACTS         108

23.         INTEREST OF EXPERTS         108

24.         OTHER MATERIAL FACTS         108

25.         FINANCIAL STATEMENTS         109

Schedule A Pinestar Annual Financial Statements         A-1

Schedule B Pinestar Interim Financial Statements         B-1

Schedule C Pinestar Annual MD&A and Interim MD&A         C-1

Schedule D Jones Soda Annual Financial Statements         D-1

Schedule E Jones Soda Interim Financial Statements         E-1

Schedule F Jones Soda Annual MD&A and Interim MD&A         F-1

Schedule G Stock Option Plan         G-1

Schedule H Jones Soda Executive Compensation         H-1

Schedule I Audit Committee Charter         I-1

CAUTIONARY STATEMENTS REGARDING U.S. CANNABIS OPERATIONS

Jones Soda Co. may derive a substantial portion of its revenues from the cannabis industry in certain states, which industry is illegal under United States federal law. Jones Soda Co. will be directly involved only in the cannabis industry in the United States where local state laws permit such activities.

The United States federal government regulates drugs through the Controlled Substances Act (as defined below), which places controlled substances, including cannabis, in a schedule. Cannabis is classified as a Schedule I drug. Under United States federal law, a Schedule I drug or substance has a high potential for abuse, no accepted medical use in the United States, and a lack of accepted safety for the use of the drug under medical supervision. The United States Food and Drug Administration has not approved cannabis as a safe and effective drug for any indication.

In the United States cannabis is largely regulated at the state level. State laws regulating cannabis are in direct conflict with the federal Controlled Substances Act, which makes cannabis use and possession federally illegal. Although certain states authorize medical or adult-use cannabis production and distribution by licensed or registered entities, under U.S. federal law, the possession, use, cultivation, and transfer of cannabis and any related drug paraphernalia is illegal and any such acts are criminal acts under federal law. The Supremacy Clause of the United States Constitution establishes that the United States Constitution and federal laws made pursuant to it are paramount and in case of conflict between federal and state law, the federal law shall apply.

On January 4, 2018, U.S. Attorney General Jeff Sessions issued a memorandum to U.S. district attorneys which rescinded previous guidance from the U.S. Department of Justice specific to cannabis enforcement in the United States, including the Cole Memorandum (as defined herein). With the Cole Memorandum rescinded, U.S. federal prosecutors have been given discretion in determining whether to prosecute cannabis related violations of U.S. federal law.

There is no guarantee that state laws legalizing and regulating the sale and use of cannabis will not be repealed or overturned, or that local governmental authorities will not limit the applicability of state laws within their respective jurisdictions. Unless and until the United States Congress amends the Controlled Substances Act with respect to medical and/or adult-use cannabis (and as to the timing or scope of any such potential amendments there can be no assurance), there is a risk that federal authorities may enforce current federal law. If the federal government begins to enforce federal laws relating to cannabis in states where the sale and use of cannabis is currently legal under state and local law, or if existing applicable state laws are repealed or curtailed, Jones Soda Co.’s planned cannabis business, its results of operations, financial condition and prospects would be materially adversely affected. See Section 17 of this Listing Statement – Risk Factors for additional information on this risk.

In light of the political and regulatory uncertainty surrounding the treatment of U.S. cannabis-related activities, on February 8, 2018 the Canadian Securities Administrators published a staff notice (Staff Notice 51-352) setting out the Canadian Securities Administrator’s disclosure expectations for specific risks facing issuers with cannabis-related activities in the United States. Staff Notice 51-352 confirms that a disclosure-based approach remains appropriate for issuers with U.S. cannabis-related activities. Staff Notice 51-352 includes additional disclosure expectations that apply to all issuers with U.S. cannabis-related activities, including those with direct and indirect involvement in the cultivation and distribution of cannabis, as well as issuers that provide goods and services to third parties involved in the U.S. cannabis industry.

Please see the table of concordance under Trends, Commitments, Events or Uncertainties in Section 3.3 for further information on the material facts, risks and uncertainties related to U.S. issuers with cannabis-related activities.

GLOSSARY

“Acquisition” means the acquisition of all the issued and outstanding Pinestar Shares by Jones Soda as set out in the Arrangement Agreement;

“Affiliate” means a company that is affiliated with another company as described below. A company is an “Affiliate” of another company if (a) one of them is the subsidiary of the other, or (b) each of them is controlled by the same Person. A company is “controlled” by a Person if (a) voting securities of a company are held, other than by way of security only, by or for the benefit of that Person, and (b) the voting securities, if voted, entitle the Person to elect a majority of the directors of a company. A Person beneficially owns securities that are beneficially owned by (a) a company controlled by that Person, or (b) an Affiliate of that Person or an Affiliate of any company controlled by that Person;

“Arrangement Agreement” means the agreement dated October 18, 2021, made among Jones Soda and Pinestar, as amended;

“Associate” has the meaning ascribed to such term in the Securities Act (British Columbia), as amended, including the regulations promulgated thereunder;

“Auditors” has the meaning ascribed to such term in Section 21.1 of this Listing Statement;

“BCBCA” means the Business Corporations Act (British Columbia), as amended, including the regulations promulgated thereunder;

“Board of Directors” means the board of directors of Jones Soda;

“CBD” means cannabidiol;

“CDS” means the CDS Clearing and Depository Services Inc.;

“CEO” means Chief Executive Officer;

“Closing” means the closing of the Transaction;

“Closing Date” means the date of closing of the Transaction;

“Cole Memorandum” has the meaning ascribed to such term in Section 3.3 of this Listing Statement;

“company” unless specifically indicated otherwise, means a corporation, incorporated association or organization, body corporate, partnership, trust, association or other entity other than an individual;

“Consolidation” means the consolidation of the issued and outstanding pre-consolidated Pinestar Shares at a ratio of 10.031 pre-Consolidation Pinestar Shares for one post-Consolidation Pinestar Share completed by Pinestar effective on November 2, 2021;

“Contingent Convertible Debentures” means the 3.00% unsecured convertible debentures due on February 9, 2023 issued by Jones Soda and convertible into units of Jones Soda at a US$0.50 price per unit (with each unit consisting one Jones Soda Share and one Jones Special Warrant) only upon Jones Soda increasing its authorized capital to an amount to cover the Jones Soda Shares issuable pursuant to all of the outstanding Contingent Convertible Debentures as well as all of the other then outstanding convertible/exercisable securities of Jones Soda;

“Contingent Convertible Debenture Financing” means the offering of US$3,000,000 in aggregate principal amount of Contingent Convertible Debentures completed by Jones Soda on February 9, 2022;

“Controlled Substances Act” has the meaning ascribed to such term under the heading “Cautionary Statements Regarding U.S. Cannabis Operations”;

“Conversion of Subscription Receipts” means the automatic exchange of Subscription Receipts for Pinestar Shares and Pinestar Sub Receipt Warrants without payment of additional consideration pursuant to the terms and conditions of the Subscription Receipts and the Subscription Receipt Agreement;

“Convertible Debenture” means the 5.00% senior unsecured convertible debenture due July 14, 2023 issued by Jones Soda to SOL Verano Blocker 1 LLC.

“Court” means the Supreme Court of British Columbia, or other court as applicable;

“CSA” means the Canadian Securities Administrators;

“CSE” means the Canadian Securities Exchange;

“CSE Listing” means the listing of the Resulting Issuer Shares on the CSE;

“DOJ” has the meaning ascribed to such term in Section 3.3 of this Listing Statement;

“Effective Date” means the effective date of the Transaction;

“Exchange Ratio” means the ratio of one Jones Soda Share for each issued and outstanding post-Consolidation Pinestar Share as of the Closing Date;

“FinCEN Memorandum” has the meaning ascribed to such term in Section 3.3 of this Listing Statement;

“Jones Soda” or the “Issuer” means Jones Soda Co. , a Washington State company incorporated on February 14, 2000;

“Jones Soda Annual Financial Statements” means the audited statement of financial position of Jones Soda as at December 31, 2020 and 2019, and the statements of comprehensive loss, changes in shareholders’ equity (deficiency), and cash flows for the years then ended;

“Jones Soda Annual MD&A” means Jones Soda’s MD&A for the years ended December 31, 2020 and 2019;

“Jones Soda Interim Financial Statements” means the unaudited nine-month period ended September 30, 2021 and the statements of comprehensive loss, changes in shareholders’ equity (deficiency), and cash flows for the period then ended;

“Jones Soda Interim MD&A” means Jones Soda’s MD&A for the nine-month period ended September 30, 2021;

“Jones Soda Option Plan” has the meaning set out to such term in Section 9.1 of this Listing Statement;

“Jones Soda Options” has the meaning set out to such term in Section 9.1 of this Listing Statement;

“Jones Soda Shareholders” means the holders of Jones Soda Shares;

“Jones Soda Shares” means the shares of common stock without par value in the capital of Jones Soda;

“Jones Special Warrants” means share purchase special warrants of Jones, with each Jones Special Warrant exercisable into one Jones Soda Share at a price of US$0.625 per Jones Soda Share for a period of 24 months from the date of issuance, conditional upon Jones Soda increasing its authorized capital to an amount to cover the Jones Soda Shares issuable pursuant to all of the outstanding Jones Special Warrants as well as the other Jones Soda Shares issuable pursuant to the then outstanding convertible/exercisable securities of Jones Soda;

“Leahy Amendment” has the meaning ascribed to such term under Section 3.3 of this Listing Statement;

“Listing Date” means the date of the CSE Listing;

“Listing Statement” means this listing statement;

“MD&A” means management’s discussion and analysis;

“person” means a company or individual;

“Pinestar” means Pinestar Gold Inc., a British Columbia company incorporated on March 8, 2006 under the name “Hedger Capital Inc.”, which subsequently changed its name to “Pinestar Gold Inc.” on January 28, 2010;

“Pinestar Annual Financial Statements” means the audited Statement of financial position of Pinestar as at March 31, 2021 and 2020 and the statements of comprehensive loss, changes in shareholders’ equity (deficiency), and cash flows for the years then ended;

“Pinestar Interim Financial Statements” means the unaudited interim financial statements of Pinestar for the six-month period ended September 30, 2021 and 2020;

“Pinestar Shareholders” means holders of Pinestar Shares;

“Pinestar Shares” means common shares in the capital of Pinestar;

“Pinestar Sub Receipt Warrants” means those warrants of Pinestar granted upon exchange of the Subscription Receipts, each warrant exercisable for one post-Consolidation Pinestar Share at a price of US$0.625 per share for a period of 24 months from the date of issuance, conditional upon Pinestar increasing its authorized capital to an amount to cover the Pinestar Shares issuable pursuant to all of the outstanding Pinestar Sub Receipt Warrants as well as the other Pinestar Shares issuable pursuant to the then outstanding convertible/exercisable securities of Pinestar, if applicable;

“Pinestar Warrants” means the 1,674,808 warrants of Pinestar exercisable for 1,674,808 post-Consolidation Pinestar Shares at an exercise price of C$0.06 per share until March 31, 2024;

“Resulting Issuer” means Jones Soda after giving effect to the Transaction;

“Resulting Issuer Shares” means Jones Soda Shares after the Transaction;

“SAR” has the meaning ascribed to such term in Section 3.3 of this Listing Statement;

“SEC” means the United States Securities and Exchange Commission;

“Securities Act” means the Securities Act (British Columbia);

“SEDAR” means System for Electronic Document Analysis and Retrieval;

“Staff Notice 51-352” has the meaning ascribed to such term in Section 3.3 of this Listing Statement;

“Subscription Receipt Agreement” means the Subscription Receipt Agreement among Jones Soda, Pinestar, and Subscription Receipt Agent made as of February 8, 2022;

“Subscription Receipt Financing” means the equity financing of Pinestar completed on February 8, 2022 raising gross proceeds of US$8,000,000 through the issuance of Subscription Receipts at US$0.50 per Subscription Receipt;

“Subscription Receipts” means subscription receipts issued by Pinestar pursuant to the Subscription Receipt Financing, each of which were automatically exchanged to acquire one Pinestar Share (on a post-Consolidation basis) and one Pinestar Sub Receipt Warrant upon the satisfaction of certain escrow conditions related to the Acquisition, prior to the Effective Time, all as governed by the Subscription Receipt Agreement;

“THC” means tetrahydrocannabinol;

“Transaction” means the (i) Consolidation; (ii) Conversion of Subscription Receipts; (iii) Acquisition; and (iv) CSE Listing;

“U.S. Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder;

“United States” means the United States of America, its territories and possessions, any state of the United States and the District of Columbia;

“USAM” has the meaning set ascribed to such term in Section 3.3 of this Listing Statement; and

“2014 Cole Memo” has the meaning set out to such term in Section 3.3 of this Listing Statement.

1.	INTRODUCTION

1.1	General Matters

This Listing Statement was furnished by and on behalf of the management of Jones Soda in order to qualify for listing of the securities of the Resulting Issuer.

The information contained or referred to in this Listing Statement with respect to Pinestar and its related business and subsidiaries has been provided by the former management of Pinestar in place prior to closing of the Transaction. Jones Soda has reviewed information and documents provided by Pinestar, including audited financial statements of Pinestar. Management and directors of Jones Soda have relied upon Pinestar for the accuracy of the information provided by Pinestar.

1.2	Forward-Looking Statements

Certain statements contained or incorporated by reference in this Listing Statement are “forward-looking statements” and “forward-looking information” within the meaning of applicable securities laws (collectively, “forward-looking statements”), including, but not limited to, those relating to the Transaction, information concerning Jones Soda and Pinestar, and other statements that are not historical facts. All statements made in this Listing Statement other than statements of historical fact, including statements that address operating performance, the economy, events or developments that Jones Soda’s management expects or anticipates will or may occur in the future, including statements related to sales, revenues, profitability, distributor channels, new products, adequacy of funds from operations, cash flows and financing, our ability to continue as a going concern, potential strategic transactions, statements regarding future operating results and non-historical information, are forward-looking statements. These statements are based upon certain material factors, assumptions and analyses that were applied in drawing a conclusion or making a forecast or projection, including Jones Soda’s experience and perceptions of historical trends, current conditions and expected future developments, as well as other factors that are believed to be reasonable in the circumstances.

Forward-looking statements are provided for the purpose of presenting information about management's current expectations and plans relating to the future and readers are cautioned that such statements may not be appropriate for other purposes. These statements may include, without limitation, statements regarding the operations, business, financial condition, expected financial results, performance, prospects, opportunities, priorities, targets, goals, ongoing objectives, milestones, strategies and outlook of the Resulting Issuer, including but not limited to those statements under the headings “General Development of the Business”, “Narrative Description of the Business”, and “Risk Factors”. Forward-looking statements include statements that are predictive in nature, depend upon or refer to future events or conditions, or include words such as “pro forma”, “expects”, “anticipates”, “plans”, “believes”, “estimates”, “intends”, “targets”, “projects”, “forecasts”, “seeks”, “likely” or negative versions thereof and other similar expressions, or future or conditional verbs such as “may”, “will”, “should”, “would” and “could”. Examples of the assumptions underlying the forward-looking statements contained herein include, but are not limited to those related to: the ability of the Resulting Issuer to obtain necessary financing to pursue its business plans, the achievement of goals, the obtaining of all necessary permits and governmental approvals, as well as expectations regarding availability of equipment, skilled labour and services needed for the Resulting Issuer’s operations, intellectual property rights, development, operating or regulatory risks, trends and developments in the cannabis industry, business strategy and outlook, expansion and growth of business and operations.

In particular, the Resulting Issuer’s business, including its financial condition and results of operations and its ability to continue as a going concern may be impacted by a number of factors, including, but not limited to, the following:

●	The ability to successfully execute on Jones Soda’s growth strategy and operating plans;

●	The ability to continue to effectively utilize the proceeds from Jones Soda’s 2019 financing from Heavenly Rx Ltd.;

●	The ability to manage operating expenses and generate cash flow from operations, along with the ability to secure additional financing if our sales goals take longer to achieve than anticipated;

●	The ability to create and maintain brand name recognition and acceptance of Jones Soda’s products, which is critical to its success in its competitive, brand-conscious industry;

●

The ability to effectively adjust and execute Jones Soda’s marketing strategies in light of the various closures and event delays caused by the COVID-19 pandemic and the potential adverse impact on demand for Jones Soda’s products caused by the COVID-19 pandemic;

●

The ability to compete successfully against much larger, well-funded, established companies currently operating in the beverage industry generally, including in the fountain business, particularly from other major beverage companies;

●	Entrance into and increased focus on the craft beverage segment by other major beverage companies;

●

The ability to respond to changes in the consumer beverage marketplace, including potential reduced consumer demand due to health concerns (including obesity) and legislative initiatives against sweetened beverages (including the imposition of taxes);

●	The ability to successfully develop and launch new products that match consumer beverage trends, and to manage consumer response to such new products and new initiatives;

●	The ability to maintain brand image and product quality and avoid risks from product issues such as product recalls;

●	The ability to manage Jones Soda’s inventory levels and to predict the timing and amount of its sales;

●

The reliance on third-party contract manufacturers of Jones Soda products and the geographic locations of the facilities of such third-party manufacturers, which could make management of our distribution efforts inefficient or unprofitable;

●

The ability to secure a continuous supply and availability of raw materials, as well as other factors that may adversely affect Jones Soda’s supply chain, including increases in raw material costs, potential shortages of glass in the supply chain and the impact of the COVID-19 pandemic;

●	The ability to develop and commercialize cannabis-infused beverages and edibles and comply with laws and regulations governing cannabis, hemp, or related products;

●	The ability to source our flavors on acceptable terms from Jones Soda’s key flavor suppliers;

●	The ability to attract and retain key personnel, the loss of whom would directly affect efficiency and operations and could materially impair Jones Soda’s ability to execute our growth strategy;

●	The ability to protect Jones Soda’s trademarks and trade secrets, the failure of which may prevent us from successfully marketing its products and competing effectively;

●	Litigation or legal proceedings, which could expose us to significant liabilities and damage our reputation;

●	The ability to comply with the many regulations to which Jones Soda’s business is subject;

●	The ability to maintain an effective information technology infrastructure;

●	Fluctuations in fuel and freight costs;

●	Fluctuations in currency exchange rates, particularly between the United States and Canadian dollars;

●	Regional, national or global economic, political, social and other conditions that may adversely impact Jones Soda’s business and results of operations, including the COVID-19 pandemic;

●	The ability to maintain effective disclosure controls and procedures and internal control over financial reporting;

●	Dilutive and other adverse effects on Jones Soda’s existing shareholders and its stock price arising from future securities issuances;

●

The ability to access the capital markets for any future equity financing, and any actual or perceived limitations to Jones Soda common stock by being traded on the OTCQB Venture Marketplace, including the level of trading activity, volatility or market liquidity;

●	Government regulations, including future legislative and regulatory developments involving medical and recreational marijuana and the timing thereto;

●	The anticipated changes to laws regarding the recreational use of cannabis;

●	The demand for cannabis products and corresponding forecasted increase in revenues;

●	The size of the medical marijuana market and the recreational marijuana market; and

●	Other risks described in this Listing Statement and described from time to time in documents filed by Jones Soda or Pinestar with Canadian securities regulatory authorities.

Other assumptions on which the forward-looking information contained herein is predicated are set out in this Listing Statement and the documents incorporated by reference herein.

By its nature, forward-looking information is subject to risks and uncertainties, and there are a variety of material factors, many of which are beyond the control of Jones Soda, that may cause actual outcomes to differ materially from those discussed in the forward-looking statements. These factors include, but are not limited to: completion of the Transaction; limited operating history; reliance on management; additional financing; profitability of the Resulting Issuer; ongoing costs and obligations; competition; future acquisition or disposition; product liability; product recalls; product approvals; promotion and maintenance of brands; dependence on suppliers and skilled labour; management of growth; intellectual property risks; security breaches; client acquisitions; changes in laws, regulations and guidelines; constraints on marketing products; uncertainty surrounding existing protection from U.S. federal prosecution; cannabis continues to be illegal under U.S. federal law; volatility in the market price of the Resulting Issuer Shares; and management's success in anticipating and managing the foregoing factors, as well as the risks described under “Risk Factors” and other risks set out in this Listing Statement and the documents incorporated by reference herein.

These risk factors are not intended to represent a complete list of the risk factors that could affect the Resulting Issuer. Although Jones Soda has attempted to identify in this Listing Statement important factors that could cause actual actions, events or results to differ materially from those described in the forward looking statements included herein, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended, and there can be no assurance that the forward-looking statements in this Listing Statement will prove to be accurate. Accordingly, readers should not place undue reliance on forward-looking statements in this Listing Statement. All of the forward-looking statements made in this Listing Statement are qualified by these cautionary statements.

These forward-looking statements are made as of the date of this Listing Statement and, other than as specifically required by law, Jones Soda does not assume any obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events, whether as a result of new information, future events or results, or otherwise.

1.3	Information Contained in this Listing Statement

The information contained in this Listing Statement is given as at February 15, 2022, except where otherwise noted and except that information in documents incorporated by reference is given as of the dates noted therein. No person has been authorized to give any information or to make any representation in connection with the Transaction and other matters described herein other than those contained in this Listing Statement and, if given or made, any such information or representation should be considered not to have been authorized by Jones Soda.

This Listing Statement does not constitute the solicitation of an offer to purchase, or the making of an offer to sell, any securities or the solicitation of a proxy by any person in any jurisdiction in which such solicitation or offer is not authorized or in which the person making such solicitation or offer is not qualified to do so or to any person to whom it is unlawful to make such solicitation or offer.

Information contained in this Listing Statement should not be construed as personal legal, tax or financial advice to any person and Jones Soda Shareholders are urged to consult their own professional advisors in connection therewith.

Descriptions in this Listing Statement of the terms of the Arrangement Agreement and other material documents are summaries of the terms of those documents and are qualified in their entirety by such terms. You should refer to the full text of each of these documents for complete details of the same. The full text of the Arrangement Agreement and all other material documents are available on Jones Soda’s SEDAR profile available at www.sedar.com, on the SEC’s EDGAR Database at www.sec.gov and on Jones Soda’s website at www.jonessoda.com.

1.4	Market and Industry Date

This Listing Statement includes market and industry data that has been obtained from third-party sources, including industry publications. Jones Soda believes that the industry data is accurate and that its estimates and assumptions are reasonable, but there is no assurance as to the accuracy or completeness of this data. Third-party sources generally state that the information contained therein has been obtained from sources believed to be reliable, but there is no assurance as to the accuracy or completeness of included information. Although the data is believed to be reliable, Jones Soda has not independently verified any of the data from third-party sources referred to in this Listing Statement or ascertained the underlying economic assumptions relied upon by such sources.

1.5	Currency

Unless otherwise indicated, all references to “$” or “US$” in this Listing Statement refer to United States dollars and all references to “C$” in this Listing Statement refer to Canadian dollars.

2.	CORPORATE STRUCTURE

2.1	Corporate Name

Jones Soda

This Listing Statement has been prepared in connection with the proposed listing on the CSE of the Resulting Issuer.

The full corporate name of the Resulting Issuer is “Jones Soda Co.” The principal and registered office of Jones Soda is 66 South Hanford Street, Suite 150, Seattle, Washington 98134.

Pinestar

The full corporate name of Pinestar is “Pinestar Gold Inc.”. The principal and registered office of Pinestar is 1049 Chilco Street, Suite 405, Vancouver, British Columbia V6G 2R7.

2.2	Incorporation

Jones Soda

Jones Soda was incorporated in the State of Washington under the Washington Business Corporation Act on February 14, 2000 under the name “Jones Soda Co.” as a successor to Urban Juice and Soda Company Ltd., a Canadian company formed in 1986. On December 31, 1999, Urban Juice was continued from the Province of British Columbia, Canada into the State of Wyoming, and then on August 1, 2000 Urban Juice merged with and into Jones Soda, with Jones Soda as the surviving company.

The Issuer has the Jones Soda Shares registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Jones Soda Shares are currently publicly traded on the OTCQB operated by the OTC Markets Group. Jones Soda Shares were previously listed on the NASDAQ and TSX Venture Exchange and Jones Soda was previously a reporting issuer in the Provinces of British Columbia, Alberta and Ontario. In 2009, Jones Soda voluntarily delisted from the TSX Venture Exchange and in 2011, the Issuer applied for and received an order to cease to be a reporting issuer in the Provinces of British Columbia, Alberta and Ontario. In 2012, the Issuer was delisted from the NASDAQ due to non-compliance with the minimum price requirements of that exchange.

As of completion of the Transaction, Jones Soda again became a reporting issuer in the Provinces of British Columbia and Alberta.

Pinestar

Pinestar was incorporated in British Columbia on March 8, 2006 under the name Hedger Capital Inc. Pinestar was incorporated under the BCBCA on March 8, 2006. Pinestar changed its name from “Hedger Capital Inc.” to “Pinestar Gold Inc.” on January 28, 2010.

On January 26, 2007, Pinestar received final receipts for a prospectus and became a reporting issuer in the Provinces of Alberta and British Columbia. Pinestar completed its initial public offering of Pinestar Shares as a capital pool company (as defined by the TSX Venture Exchange) on March 29, 2007. Pinestar Shares began trading on the TSX Venture Exchange on April 2, 2007 under the trading symbol “HEC.P”. Trading of the Pinestar Shares was voluntarily halted by Pinestar on May 14, 2009 pending a qualifying transaction with Oretech Resources Inc., whereby Pinestar acquired all of the issued and outstanding common shares of Oretech Resources Inc. pursuant to a share exchange agreement (the “Qualifying Transaction”). Following the completion of the Qualifying Transaction, the Pinestar Shares resumed trading on the TSX Venture Exchange under the trading symbol “PNS.” On August 7, 2013, the BCSC issued a cease trade order for failure to file audited financial statements and trading of the Pinestar Shares was suspended as a result. On September 30, 2013, Pinestar was reinstated for trading. On August 6, 2014 and November 5, 2014, the BCSC and the ASC, respectively, issued cease trade orders for failure to file audited financial statements and annual management discussion and analysis and trading of the Pinestar Shares was suspended. On March 22, 2021, the BCSC and ASC issued orders revoking their cease trade orders.

2.3	Intercorporate Relationships

Jones Soda

In addition to Pinestar (which became a subsidiary upon closing of the Transaction), Jones Soda currently has the following three subsidiaries:

●	Jones Soda Co. (USA) Inc. – A wholly-owned subsidiary, incorporated in the State of Washington;

●	Jones Soda (Canada) Inc. – A wholly-owned subsidiary, incorporated in British Columbia; and

●	Jones Soda Cannabis Inc. – A wholly-owned subsidiary, incorporated in the State of Delaware.

Pinestar

Pinestar’s sole is Minera Pino Dorada S.A. Pinestar is the sole shareholder of Minera Pino Dorada S.A.

Oretech Resources Inc. was a wholly-owned subsidiary of Pinestar until it was dissolved under the BCBCA on January 18, 2016 for failure to file its annual returns.

Resulting Issuer

The following chart illustrates the intercorporate relationship that is in place as of the closing of the Transaction:

JONES SODA CO. (USA) INC.

JONES SODA CANNABIS INC.

JONES SODA CO.

[Embedded Table, Chart, Shape or Object can not be converted, please insert manually]

Legend

Canada

United States

Chile

100%

100%

PINESTAR GOLD INC.

100%

JONES SODA (CANADA) INC.

100%

MINERA PINO DORADA S.A.

100%

Please refer to Section 2 – The Transaction for a detailed description of the Transaction.

2.4	Non-Corporate Issuers or Issuers Incorporated Outside of Canada

Jones Soda is governed by the Washington Business Corporation Act, contained in the Revised Code of Washington (the “WBCA”) as well as the Article of Incorporation of Jones Soda Co. (the “Jones Articles”) and the Amended and Restated Bylaws of Jones Soda Co. (the “Jones Bylaws” and together with the Jones Articles, the “Jones Governing Documents”). Jones Soda also has charters governing each of Jones Soda’s audit committee, compensation and governance committee and nominating committee (the “Committee Charters”) as well as a Code of Ethics and Code of Conduct. In aggregate the provisions of the WBCA, Jones Governing Documents and Committee Charters and the Jones Soda Code of Conduct and Code of Ethics do not differ materially from Canadian corporate legislation with respect to the corporate governance principals set out in CSE Policy 4 – Corporate Governance and Miscellaneous Provisions, except for the following:

●

Neither the Jones Governing Documents nor the WBCA provide that Jones’ Chief Financial Officer must be financially literate as defined in National Instrument 52-110 Audit Committee (“NI 52-110”)and have experience or knowledge of Canadian corporate governance laws and reporting requirements or that no individual may act as both Jones’ Chief Executive Officer and Chief Financial Officer at the same time.

3.	GENERAL DEVELOPMENT OF THE BUSINESS

3.1	General Business

Jones Soda

Overview

Jones Soda develops, produces, markets and distributes beverages that it sells and distributes primarily in each of the states of the United States except for Connecticut and Hawaii, and each of the Provinces of Canada through its network of independent distributors and directly to its national and regional retail accounts. Jones Soda also sells products in the following select international markets: Belgium, the Czech Republic, Denmark, France, Germany, Hungary, Ireland, Italy, Jersey, Netherlands, Norway, Poland, Spain, Sweden, Switzerland, United Kingdom and Australia. Jones Soda’s products are sold in grocery stores, convenience and gas stores, on fountain in restaurants, “up and down the street” in independent accounts such as delicatessens, sandwich shops and burger restaurants, as well as through larger retailers such as Walmart, Kroger, 7-Eleven (Canada and United States), Albertsons/Safeway, Meijer, Cost Plus, Cub Foods, Webstaurant/Clarke Foods, and Costco. Jones Soda refers to its network of independent distributors as Jones Soda’s direct store delivery (“DSD”) channel, and to its national and regional accounts who receive shipments directly from Jones Soda as its direct to retail (“DTR”) channel. Jones Soda doe not directly manufacture our products, but instead outsource the manufacturing process to third-party contract manufacturers such as Delta Beverages and Alliance Labeling in Ontario, Canada, Excel Bottling in Breese, Illinois, Noel Canning in Yakima Washington, and Lion Brewery in Pennsylvania. Jones Soda also sells various products online, including soda with customized labels, wearables, candy and other items, and it licenses its trademarks such as its Jones Soda logo for use on products sold by other manufacturers.

Jones Soda Products

For further information, please see Section 4.1 – Narrative Description of the Business – Principal Products or Services.

Sparkling Beverage Industry

Jones Soda beverages are classified in the sparkling beverage category, which encompasses the carbonated soft drinks (CSD) segment. Within the CSD segment are craft and premium sodas, which provide consumers with alternatives to the large corporate brands and is where the Jones Soda line competes.. In the United States, craft and premium sodas are typically distributed through the grocery, drug, mass, club, convenience, independent account and online sales channels.

Product Distribution and Sales Strategy

Jones Soda’s core products are distributed and sold in all of the states in the United States except for Connecticut and Hawaii, and each of the Provinces of Canada and in the following select international markets: Belgium, the Czech Republic, Denmark, France, Germany, Hungary, Ireland, Italy, Jersey, Netherlands, Norway, Poland, Spain, Sweden, Switzerland, United Kingdom and Australia. The primary distribution channels are direct store delivery (DSD) channels (sales and distribution through our network of independent distributors) and direct to retail (DTR) channels (sales directly to national and regional retail accounts). Jones Soda also has an online channel for internet sales of various products. Jones Soda strategically built its national and regional retailer network by focusing on distribution systems that it believes will provide top-line drivers for our products and increased availability and visibility of its products in its core markets. In building and expanding its DSD channel, Jones Soda also considers international markets, such as the countries listed above, and looks for regions that data suggests have a high affinity for the Jones brand and can be pursued within its financial resources.

Part of Jones Soda’s strategy in building is distribution system is to blend its DSD and DTR distribution channels, delivering different offerings through alternate channels. In determining the most advantageous distribution channel, Jones Soda also considers what works best for the customer, allowing for better retail activation and in-store presence, including seeking placement on shelves that are normally restricted to national mainstream brands and placement in the cold-aisle, thus providing us access to the important “take home market.” Jones Soda has also introduced the JONES Cane Sugar Fountain program through a network of fountain distributors in select regions across the United States and Canada to provide fountain equipment. These regions include: Washington, Oregon, California, Nevada, Illinois, Iowa, New York, New Jersey, Pennsylvania, Texas, Florida, Georgia, North Carolina, South Carolina, and each of the Provinces of Canada.

For the year ended December 31, 2020, A. Lassonde Inc. (“Lassonde”), one of Jones Soda’s independent distributors and its top account by revenue represented approximately 24% of revenue. Jones Soda intends to continue to expand its distributor network and DTR accounts, which may result in a decreased dependence on any one or more of its independent distributors or national retail accounts.

Jones Soda contracts with independent trucking companies to have its products shipped from its contract manufacturers to independent warehouses and then on to its distributors and national retail accounts. Distributors then sell and deliver Jones Soda’s products either to sub-distributors or directly to retail accounts. Jones Soda recognizes revenue upon receipt by its distributors and national account customers of its products, net of discounts and promotional allowances, and all sales are final; however, in limited instances, due to credit issues, quality or damage issues, or distributor changes, Jones Soda may accept returned product, which to date has not been material.

DSD (direct store delivery)

Jones Soda maintains a network of independent distributors across all of the states in the United States, except for Connecticut and Hawaii, and each of the Provinces in Canada. Jones Soda also has a secured distribution in the following select international markets: Belgium, the Czech Republic, Denmark, France, Germany, Hungary, Ireland, Italy, Jersey, Netherlands, Norway, Poland, Spain, Sweden, Switzerland, United Kingdom and Australia, and is evaluating other international opportunities for our products. Jones Soda chooses its distributors based on its perception of their ability to build our brand franchise in convenience stores, grocery stores, on fountain in restaurants and “up and down the street” in independent accounts such as delicatessens and sandwich shops.

Typically, Jones Soda grants its independent distributors exclusive distribution rights in defined territories, which may include invasion fees in the event it provides product directly to one of its national retailers located in the distributor’s region. Jones Soda is also obligated to pay termination fees for cancellations of most of these written distributor agreements, unless the termination is for “cause. For example, Jones Soda is party to a distribution agreement with Lassonde that, unless earlier terminated by either party for “cause,” currently renews on an annual basis, unless either party gives notice to the other party of its intention not to renew the agreement not less than 90 days prior to the commencement of the next renewal term. The distribution agreement grants Lassonde the exclusive right to sell our products throughout Canada, subject to certain exceptions for Jones Soda’s national accounts, and imposes certain requirements on Lassonde, including obligations related to maintaining inventory levels and providing certain reports and prohibits “dumping” activities.

Jones Soda intends to continue our efforts to reinforce and expand its distribution network by partnering with new distributors and replacing underperforming distributors. In addition to the efforts of Jones Soda’s independent distributors in obtaining distribution of Jones Soda’s products, Jones Soda actively seeks to have its products distributed through key retail grocery, convenience and mass merchandiser accounts, which are serviced through Jones Soda’s independent distributor network.

Product availability at a specific store location for any of Jones Soda’s named retailers is subject to the retailer preference, consumer demand, and localized store variances. Jones Soda’s accounts listing changes from time to time, as new retail accounts are added and others are canceled.

DTR (direct to retail)

Jones Soda’s direct to retail channel of distribution is an important part of its strategy to target large national or regional restaurant chains and retail accounts, including convenience store chains, mass merchandisers and premier food-service businesses. Through these programs, Jones Soda negotiates directly with the retailer to carry its products, and the account is serviced through the retailer’s appointed distribution system (rather than through Jones Soda’s DSD network). These arrangements are terminable at any time by these retailers or Jones Soda, and contain no minimum purchase commitments or termination fees.

Co-Brand and Private Label

Jones Soda offers private label products directly to retailers. Jones Soda’s expertise in innovation and managing the manufacturing process allow for efficiencies for both Jones Soda and the customer. Jones Soda is able to produce these products with minimal sell through risk and ship them through its network of independent trucking companies or a preferred partner of the customer.

Fountain Distribution

Jones Soda sells direct to certain retailers in addition to working with a network of fountain distributors in select focus regions within the United States and Canada to provide its products, including its fountain and slush products, and fountain equipment.

Sales

Jones Soda’s products are sold throughout the United States and Canada, primarily in grocery stores, convenience and gas stores, on fountain in restaurants and “up and down the street” in independent accounts such as delicatessens, sandwich shops and burger restaurants as well as through Jones Soda’s national accounts with several large retailers. In 2020, sales in the United States represented approximately 71% of Jones Soda’s total sales, while sales in Canada represented approximately 28% of Jones Soda’s total sales (primarily through its distributor relationship with Lassonde), and Jones Soda had approximately 1% of its total sales in other international sales.

Jones Soda Brand

Building the Jones Soda Brand

Jones Soda has built its brand to a large extent on its fun and independent image as well as by providing flavors that are intended to appeal to consumers who prefer alternatives to the corporate carbonated soft drink brands. This market is driven by young consumers looking for a distinctive tonality and better ingredients in their beverage choices. Jones Soda selects photos throughout the year to be placed on its bottles and cans for distribution, and also invites consumers to celebrate special occasions and memories by creating their own label through myJones.com. In that space, consumers have the ability to customize their own label and product with a photo and short caption using a proprietary patented process. In addition to creative labeling on its products, Jones Soda provides its distributors with point-of-sale promotional materials and branded apparel items. Jones Soda believes that its labeling, marketing and promotional materials are important elements to creating and increasing consumer appeal, as well as distributor and retailer awareness, and that its branding efforts have helped it achieve strong consumer connections and affinity levels for its products.

Brand Marketing

Jones Soda’s marketing team has developed brand positioning and brand identity that it believe is an integral asset and allows its brand to be widely known in a positive way among a large demographic. Jones Soda also has a program of sponsoring alternative sport athletes to promote its products in youth alternative sports, including skateboarding, BMX biking, snowboarding and skiing. This includes the utilization of a fully branded Jones recreational vehicle with “The People’s Craft Soda” stated on the side that has proven to attract attention and promote its brand. Jones Soda used this recreational vehicle in 2020 when skateboarder Tony Hawk partnered with it by taking a 10-day tour with his family that included stops at a bison ranch, various national parks, and multiple skateparks. Along the way, Tony Hawk created photo and video content showcasing his family’s adventures that will be featured on both Hawk’s and Jones Soda’s social media channels. In addition, Jones Soda has a program of sponsoring up-and-coming musicians and artists. Jones Soda believes this effort to position its products in alternative accounts and venues helps draw a younger generation of customers that value their independence away from the larger soft drink brands.

Social Media

Jones Soda’s core marketing pillar is the open access its consumers have to define the brand through its website Jonessoda.com. Jones Soda actively participates in social media campaigns as a way of direct engagement with its consumers in order to listen to their voices and better understand their issues and changes in consumer trends.

Consumer-Submitted Photos

Jones Soda is well-known for the photos on its labels. Jones Soda invites its consumers to send to it photos of their lives, and Jones Soda selects from those photos for use on its labels. Photos can be submitted under “Jones Soda Photo Gallery” on Jones Soda’s website. Every Jones Soda glass bottle and can has a picture provided to it by a consumer.

Customized Photo Labels

Jones Soda also provides its customers, ranging from businesses to end consumers, customized and personalized 12-packs of Jones Soda (in bottles) that they can create with their own photos on the labels. The strategy of this program is to provide a customized and personalized product offering to its consumers as well as an innovative marketing opportunity for its Jones Soda brand. Consumers can upload their photos through its website and create their own “myJones” labels. The personalized labels are downloaded at Jones Soda’s headquarters, applied to 12-packs of Jones Soda and delivered to the consumer.

Point of Sale and Consumer Awareness

Jones Soda uses point-of-sale materials such as posters, stickers, hats and T-shirts to create and increase consumer awareness of its proprietary products and brands. In response to consumer demand, Jones Soda also sells its products and its wearables on its website. In selected cities, Jones Soda participates at a “grassroots” level at certain community and sporting events in an attempt to create and increase brand awareness and loyalty. As noted above, Jones Soda uses recreational vehicles, vans and independent distributor vehicles painted with the Jones Soda colors and logos to create consumer awareness and enthusiasm at these events and to assist distributors as they open new retail accounts and markets.

From time to time, Jones Soda partner with companies that will manufacture Jones Soda-related products that its feels extend and enhance its brand. Jones Soda currently has a licensing arrangement dated September 7, 2005 with Big Sky Brands, a third party to manufacture and distribute Jones Soda Flavor Booster hard candy. In addition to these marketing techniques, Jones Soda also pursues cross-promotional campaigns with other companies.

Events

In addition to all of the above marketing efforts, Jones Soda is also investing in various events that are in alignment with its brand demographic. Jones Soda invests in skateboarding events and partner with like-minded companies that it believes maintain a similar connection to its core demographic. At these events, Jones Soda is able to display its logo and participate in sampling activities where it encourages the tasting of its products to encourage purchases of its brand at retail establishments where its products are sold. Jones Soda anticipates investing in more of these events as is focuses on marketing efforts in support of its core brand, Jones Soda, subject to any ongoing restrictions that may be imposed by the COVID-19 pandemic.

Partnership with Young Audiences

Beginning in 2014, Jones Soda partnered with Young Audiences, one of the nation’s largest arts-in-education networks, to launch the Jones Soda Photography Curriculum, which was created to teach children about the art of photography. Young Audiences’ mission is to ensure arts remain an integral part of youth education, with the help of organizations such as Jones Soda. Jones Soda feels that it is a worthy cause directly aimed at supporting the children that make up its fan base. Customer-submitted photos are one of Jones Soda’s key assets, and to utilize them in a way that we can give back to the community, is directly aligned with the brand’s core values.

Brand and Product Development

Jones Soda understands the importance of creating new beverage products and enhancing its existing products to meet the ever-changing consumer taste profile. Jones Soda continues to expand its Jones Cane Sugar Fountain program that allows for its Jones Soda product line to be offered “on tap.” Jones Soda partners with independent restaurants, grocery stores and companies such as 7-Eleven that that are focused on offering cane sugar fountain opportunities for their guests and Jones Soda utilizes a select group of fountain distributors such as J& J Snack Foods to service these retail customers.

Jones Soda’s strategy is to focus on innovative products that will be accepted by consumers, retailers and distributors. Jones Soda believes this is accomplished by keeping open dialog directly with its consumers through its website, blogs and social media as well as with our retail and distributor partners to ensure it is current with consumer trends in the beverage industry.

Jones Soda develops the majority of its brands and products in-house. Jones Soda used a similar process initially to create the Jones Soda brand, and it intends to continue utilizing this process to create its future brands and products. This process primarily consists of the following steps:

●	Market Evaluation. Jones Soda evaluates the strengths and weaknesses of certain categories and segments of the beverage industry with a view to pinpointing potential opportunities.

●	Financial Evaluation. Jones Soda evaluates consumer price tolerance and sensitivity. All new products must be able to scale and meet strict margin requirements.

●

Distributor Evaluation. Jones Soda analyzes existing and potential distribution channels, whether DSD, DTR or a blend of these channels. This analysis addresses, among other things, which companies will distribute particular beverage brands and products, where such companies may distribute such brands and products, and what will motivate these distributors to distribute such brands and products.

●

Production Evaluation. Jones Soda reviews all aspects of production of its beverages, including contract packing capacity, strategic production locations, and quality control, and prepare a cost analysis of the various considerations that will be critical to producing its brands and products.

●

Image and Design. Based on Jones Soda’s evaluation of the market, distributors and production issues, Jones Soda creates and develop the concept for a beverage brand, product or product extension. Its technical services department then works with various flavor concentrate houses to test, choose and develop product flavors for the brand.

Jones Soda believes that the ongoing process of creating new brands, products and product extensions will be an important factor in its long-term success.

Jones Soda believes that in addition to creating new brands, it needs to continuously improve its core product line, Jones Soda as consumer tastes continue to change. Jones Soda intends that each new flavor of Jones Soda that it introduces will be made with less sugar and no artificial colors or flavors. In May 2019 Jones Soda introduced in the Canadian market a new watermelon flavor of Jones which had these characteristics. In addition, Jones Soda continues to re-formulate and re-introduce lower calorie content versions of each of its existing flavors of Jones Soda as and when it believes it has created an acceptable replacement that will appeal to existing customers and attract new customers.

In addition to the above extensions to the Jones Soda brand, in May 2015, Jones Soda created and launched a new brand with its own separate identity from the Jones Soda brand, Lemoncocco®. Jones Soda believes that Lemoncocco represents a new category in the non-carbonated beverage industry and that developing a separate all-natural beverage brand is an important opportunity for Jones Soda.

Competition

The beverage industry is highly competitive. Principal methods of competition in the beverage industry include:

●	brand name and image;

●	distribution;

●	shelf-management;

●	licensing;

●	price;

●	labeling and packaging;

●	advertising;

●	product quality and taste;

●	trade and consumer promotions; and

●	development of new brands, products and product extensions.

Jones Soda competes with other beverage companies not only for consumer acceptance but also for shelf space in retail accounts and for marketing focus by its distributors, all of whom also distribute other beverage brands. Jones Soda’s products compete with all non-alcoholic beverages, most of which are marketed by companies with substantially greater financial resources than Jones Soda. Jones Soda also competes with regional beverage producers and “private label” soft drink suppliers. Jones Soda’s direct competitors in the sparkling beverage industry include traditional large soft drink manufacturers and distributors and regional premium soft drink companies.

In order to compete effectively in the beverage industry, from time to time Jones Soda develops and introduces new products and product extensions, and when warranted, new brands. Lemoncocco, its premium non-carbonated beverage, is an example of a new product it introduced recently.

Although Jones Soda believes that it will be able to continue to create competitive and relevant brands and products to satisfy consumers’ changing preferences, there can be no assurance that it will be able to do so or that other companies will not be more successful in this regard over the long term.

Pricing of the products is also important. Jones Soda believes that its products are priced in the same price range or higher than competitive brands and products, and compete on quality as they are premium product offerings.

Production

Contract Packing Arrangements

Jones Soda does not directly manufacture its products, but instead outsource the manufacturing process to third-party bottlers and independent contract manufacturers (co-packers). Jones Soda currently uses primary co-packers located in Canada and the United States, which include Delta Beverages and Alliance Labeling in Ontario, Canada, Excel Bottling in Breese, Illinois, Noel Canning in Yakima Washington, and Lion Brewery in Pennsylvania. Once the product is manufactured, the finished products are stored either at the co-packer’s location or in nearby third-party warehouses. Other than minimum case volume requirements per production batch or “run” for most co-packers, Jones Soda does not have annual minimum production commitments with its co-packers. Jones Soda’s co-packers may terminate their arrangements with Jones Soda at any time, in which case Jones Soda could experience disruptions in its ability to deliver products to its customers. Jones Soda continually reviews its contract packing needs in light of regulatory compliance and logistical requirements and may add or change co-packers based on those needs.

Raw Materials

The raw materials used in the manufacturing of Jones Soda’s products consist primarily of concentrate, flavors, supplements, sugar, bottles, cans, labels, trays, caps and packaging. Substantially all of the raw materials used in the preparation, bottling and packaging of its bottle and can products are purchased by Jones Soda or by its contract manufacturers in accordance with our specifications. These raw materials are purchased from suppliers selected by Jones Soda or by our contract manufacturers. Jones Soda believes that it has adequate sources of raw materials, which are available from multiple suppliers.

Jones Soda purchases flavor concentrate from its suppliers. Generally, flavor concentrate suppliers own the proprietary rights to the flavors. Although Jones Soda does not have the list of ingredients or formulas for its flavors, Jones Soda does exclusive rights to the use of the flavor concentrates developed with our suppliers. In connection with the development of new products and flavors, independent suppliers bear a large portion of the expense for product development, thereby enabling Jones Soda to develop new products and flavors at relatively low cost. If Jones Soda has to replace a flavor supplier, it could experience disruptions in its ability to deliver products to its customers, which could have a material adverse effect on its results of operations.

The costs of raw materials fluctuate and in certain instances we enter into supply agreements to address these risks. Jones Soda has a three-year fixed price supply agreement with its primary glass supplier which expires at the end of 2022. The price of glass continues to increase each year due to the shortage of available glass in the industry; however, its supply agreement with its glass supplier provides it with some price protection.

Quality Control

Jones Soda products are made from high-quality ingredients and natural and artificial flavors. We seek to ensure that all of our products satisfy our high-quality standards. Contract manufacturers are selected and monitored by our quality control representatives in an effort to ensure adherence to our production procedures and quality standards.

For every batch or “run” of product, Jones Soda’s contract manufacturer undertakes extensive testing of product quality and packaging. This includes testing levels of sweetness, carbonation, taste, product integrity, packaging and various regulatory cross checks. Samples from each production run are analyzed and categorized in a reference library. For each product, the contract manufacturer must transmit all quality control test results to Jones Soda for reference following each production run.

Testing also includes microbiological checks and other tests to ensure the production facilities of Jones Soda’s third party manufacturers meet the standards and specifications of Jones Soda’s quality assurance program. Water quality is monitored during production and at scheduled testing times to ensure compliance with beverage industry standards. The water used to produce Jones Soda’s products is filtered and is also treated to reduce alkalinity. Flavors are pre-tested by the flavor concentrate supplier before shipment to contract manufacturers. Jones Soda is committed to ongoing product improvement with a view towards ensuring the high quality of its product through a stringent co-packer selection, training and communication program.

Regulation

The production and marketing of Jones Soda’s proprietary beverages are subject to the rules and regulations of various federal, provincial, state and local health agencies, including in particular Health Canada, Agriculture and Agri-Food Canada (AAFC) and the United States Food and Drug Administration (FDA). The FDA and AAFC also regulate labeling of Jones Soda’s products. From time to time, Jones Soda may receive notifications of various technical labeling or ingredient reviews with respect to its products. Jones Soda believes that it has a compliance program in place to ensure compliance with production, marketing and labeling regulations.

Legal requirements have been enacted in several jurisdictions in the United States and Canada requiring that deposits or certain eco-taxes or fees be charged for the sale, marketing and use of certain non-refillable beverage containers. The precise requirements imposed by these measures vary. Other beverage container-related deposit, recycling, eco-tax and/or product stewardship proposals have been introduced in various jurisdictions in the United States and Canada. Jones Soda anticipates that similar legislation or regulations may be proposed in the future at local, state and federal levels, both in the United States and Canada.

Trademarks, Flavor Concentrate Trade Secrets and Patent Rights

Please see Section 4.1 – Narrative Description of the Business – Intellectual Property.

Seasonality

Jones Soda’s sales are seasonal and it experiences fluctuations in quarterly results as a result of many factors. Jones Soda historically has generated a greater percentage of its revenues during the warm weather months of April through September. Sales may fluctuate materially on a quarter to quarter basis or an annual basis when it launches a new product or fills the “pipeline” of a new distribution partner or a large retail partner. Sales results may also fluctuate based on the number of SKUs selected or removed by its distributors and retail partners through the normal course of serving consumers in the dynamic, trend-oriented beverage industry. As a result, management believes that period-to-period comparisons of results of operations are not necessarily meaningful and should not be relied upon as any indication of future performance or results expected for the fiscal year.

Employees

Jones Soda currently has 23 employees, all of which are full-time, one of which is located in Canada, eleven of which are employed in sales and marketing capacities, six are employed in administrative capacities and six are employed in customer service, manufacturing and quality control capacities. None of Jones Soda’s employees are represented by labor unions.

Planned Cannabis Operations

Utilizing the funds received from the Convertible Debenture financing as well as from the planned Subscription Receipt Financing and the Contingent Convertible Debenture Financing, Jones Soda intends to develop, market and distribute cannabis-infused beverages, edibles and related products utilizing the “Jones Soda” brand name to complement its existing soda beverage business. Jones’ management is currently exploring potential licensing agreements with potential manufacturers and distributors of Jones’ planned cannabis products and is also considering pursuing possible strategic acquisitions of manufacturing and bottling companies that have the ability to manufacture premium cannabis infused products. Jones’ Soda currently intends to operate its planned cannabis operations under one or more newly created subsidiaries that will be separate from its current soda beverage business. In November 2021, Jones Soda incorporated Jones Soda Cannabis Inc., as a wholly-owned subsidiary of Jones Soda. Jones Soda also hired in October a Chief Marketing Officer and is in the process building is cannabis team.

Pinestar

Pinestar did not operate any business prior to closing of the Transaction and does not operate any business currently.

In 2021, Pinestar completed the Subscription Receipt Financing. See Section 3 – General Development of the Business – Section 3.1 - General Business – Jones Soda.

Resulting Issuer - the Transaction

Prior to the listing on the CSE of the Resulting Issuer, Jones Soda completed the Transaction. The Acquisition of Pinestar has not been considered a significant acquisition with respect to Jones Soda.

Summary

On October 18, 2021 Jones Soda, and Pinestar entered into the Arrangement Agreement. Under the terms of the Arrangement Agreement, Jones Soda acquired 100% of the outstanding Pinestar Shares other than Pinestar Shares owned by Jones Soda at the time of Closing. Pinestar Shareholders received one Resulting Issuer Share for each post-Consolidation Pinestar Share and Pinestar Shareholders have become shareholders of Jones Soda. As a result of the acquisition of Pinestar, Jones Soda has become the sole registered owner of all of the outstanding Pinestar Shares.

Pursuant to the Arrangement Agreement, Pinestar Shareholders received one Resulting Issuer Share for each post-Consolidation Pinestar Share held at the closing of the Acquisition. Pursuant to the terms thereof, without action by the holder thereof, each Pinestar Warrant and Pinestar Sub Receipt Warrant was, upon the Effective Date, adjusted or exchanged to become a warrant to purchase Resulting Issuer Shares and the number of Resulting Issuer Shares and the exercise price were adjusted in accordance with the Exchange Ratio. Subject to the above, the terms and conditions of the Pinestar Warrants and Pinestar Sub Receipt Warrant in effect on the Effective Date continue to govern such Pinestar Warrants and Pinestar Sub Receipt Warrant, as applicable, following the Effective Date.

The Acquisition resulted in Jones Soda issuing an aggregate of 20,000,048 Resulting Issuer Shares to the Pinestar Shareholders, including 16,000,000 Resulting Issuer Shares issued to former holders of Subscription Receipts who received an aggregate of 16,000,000 post-Consolidation Pinestar Shares upon the Conversion of Subscription Receipts, which were then exchanged for Resulting Issuer Shares upon completion of the Transaction. In addition, on Closing, the Pinestar Warrants were adjusted to be exercisable for an aggregate of 1,674,808 Resulting Issuer Shares at an exercise price of C$0.06 (of which 700,000 Pinestar Warrants were transferred to Pinestar), and the 16,000,000 Pinestar Sub Receipt Warrants granted to former holders of Subscription Receipts upon the Conversion of Subscription Receipts were exchanged for Jones Special Warrants exercisable for an aggregate of 16,000,000 Resulting Issuer Shares at an exercise price of US$0.625 per share. In connection with the completion of the Acquisition, the Convertible Debenture automatically converted into an aggregate of 4,025,035 Resulting Issuer Shares and 4,025,035 Jones Special Warrants, exercisable for an aggregate of 4,025,035 Resulting Issuer Shares, provided that the exercise of the Jones Special Warrants are conditional upon Jones Soda increasing its authorized capital to an amount to cover the Jones Shares issuable pursuant to all of the outstanding Jones Special Warrants as well as the other Jones Shares issuable pursuant to the then outstanding convertible/exercisable securities of Jones Soda. The increase of the Jones Soda authorized capital has not occurred as at the date of this Listing Statement and accordingly, the Jones Special Warrants are not exercisable as at the date of this Listing Statement.

The description of the Arrangement Agreement in this Listing Statement, is a summary only, is not exhaustive and is qualified in its entirety by reference to the terms of the Arrangement Agreement, which is available on Jones Soda’s SEDAR profile available at www.sedar.com, the SEC’s EDGAR Database at www.sec.gov and on Jones Soda’s website at www.jonessoda.com.and which is incorporated by reference herein.

Financings

Convertible Debenture Financing

On July 14, 2021, Jones Soda issued the US$2,000,000 Convertible Debenture to SOL Verano Blocker 1 LLC that is convertible into units of Jones at a conversion price of US$0.50 per unit (the “Debenture Conversion Price”). Pursuant to the terms of the Convertible Debenture, at the closing of the Transaction, the entire principal amount of the Convertible Debenture and all accrued interest thereon automatically converted into units of Jones Soda, with each unit consisting of one Jones Soda Share and one Jones Special Warrant, at the Debenture Conversion Price. Each Jones Special Warrant is exercisable into one Jones Soda Share at a price of US$0.625 per Jones Soda Share for a period of 24 months from the date of issuance, conditional upon Jones Soda increasing its authorized capital to an amount to cover the Jones Shares issuable pursuant to all of the outstanding Jones Special Warrants as well as the other Jones Shares issuable pursuant to the then outstanding convertible/exercisable securities of Jones Soda. The increase of the Jones Soda authorized capital has not occurred as at the date of this Listing Statement and accordingly, the Jones Special Warrants are not exercisable as at the date of this Listing Statement.

The issuance of the Convertible Debenture was exempt from registration under the U.S. Securities Act pursuant to Section 4(a)(2) of the U.S. Securities Act and Rule 506(b) of Regulation D promulgated thereunder.

In connection with the issuance of the Convertible Debenture, Jones Soda also signed on July 14, 2021, a registration rights agreement with SOL Verano Blocker 1 LLC (the “Convertible Debenture Registration Rights Agreement”). Pursuant to the terms of the Convertible Debenture Registration Rights Agreement, the Company is required to file a registration statement with the SEC within 30 days from the conversion of the Convertible Debenture that registers for resale the Jones Soda Shares issued upon the conversion of the Convertible Debenture as well as the Jones Soda Shares issuable upon the exercise of the Jones Special Warrants issued in connection with the conversion of the Convertible Debenture. The failure on the part of Jones Soda to file the registration statement with the SEC within this timeframe may subject Jones Soda to payment of certain monetary penalties.

Subscription Receipt Financing

Pinestar conducted a non-brokered private placement of Subscription Receipts at a price of US$0.50 per Subscription Receipt, for gross proceeds of US$8,000,000. Each Subscription Receipt entitled the holder, upon the occurrence of the applicable escrow release conditions, to receive, without payment of additional consideration or taking of further action, one post-Consolidation Pinestar Share and one Pinestar Sub Receipt Warrant upon the satisfaction of certain escrow conditions related to the Acquisition, prior to the Effective Time.

Each such Pinestar Share was exchanged in accordance with the terms of the Arrangement Agreement at an exchange ratio of one Resulting Issuer Share for each post-Consolidation Pinestar Share. Each such Pinestar Sub Receipt Warrant was exchanged in accordance with the terms of the Arrangement Agreement based on the same exchange ratio into Jones Special Warrants.

Contingent Convertible Debenture Financing

On February 9, 2022, Jones Soda issued $3,000,000 in aggregate principal amount of Contingent Convertible Debentures. Each Contingent Convertible Debenture is convertible into units of Jones Soda at a US$0.50 price per unit (with each such unit consisting one Jones Soda Share and one Jones Special Warrant) only upon Jones Soda increasing its authorized capital to an amount to cover the Jones Soda Shares issuable pursuant to all of the outstanding Contingent Convertible Debentures as well as all of the other then outstanding convertible/exercisable securities of Jones Soda. The increase of the Jones Soda has not occurred as at the date of this Listing Statement and accordingly, the Contingent Convertible Debentures have not been converted.

The issuance of the Contingent Convertible Debentures was exempt from registration under the U.S. Securities Act pursuant to Section 4(a)(2) of the U.S. Securities Act and Rule 506(b) of Regulation D promulgated thereunder.

In connection with the issuance of the Contingent Convertible Debenture, Jones Soda also signed on February 9, 2022, a registration rights agreement with each of the purchasers of the Contingent Convertible Debentures (the “Contingent Convertible Debenture Registration Rights Agreement”). Pursuant to the terms of the Contingent Convertible Debenture Registration Rights Agreement, the Company is required to file a registration statement with the SEC within 30 days from the conversion of the Contingent Convertible Debentures that registers for resale the Jones Soda Shares issued upon the conversion of the Contingent Convertible Debentures as well as the Jones Soda Shares issuable upon the exercise of the Jones Special Warrants issued in connection with the conversion of the Contingent Convertible Debentures. The failure on the part of Jones Soda to file the registration statement with the SEC within this timeframe may subject Jones Soda to payment of certain monetary penalties.

Consolidation

Prior to Closing, Pinestar consolidated its issued and outstanding share capital at a ratio of 10.031 pre-Consolidation Pinestar Shares for one post-Consolidation Pinestar Share such that it had 4,000,048 post-Consolidation Pinestar Shares upon completion of the Consolidation. The Jones Soda Shares issued in connection with the Transaction were issued in exchange for post-Consolidation Pinestar Shares.

The Resulting Issuer

Following the completion of the Transaction, Pinestar became a wholly-owned subsidiary of the Resulting Issuer. The former Pinestar Shareholders own as of closing of the Transaction approximately 21.77% of the Resulting Issuer Shares, including the 17.42% of the Resulting Issuer Shares held by former holders of Subscription Receipts who received post-Consolidation Pinestar Shares upon the Conversion of Subscription Receipts, which were then exchanged for Resulting Issuer Shares upon completion of the Transaction, the former holder of the Convertible Debenture own approximately 18.74% of the Resulting Issuer Shares (including Resulting Issuer Shares held at the time of the conversion of the Convertible Debenture), and previous Jones Soda Shareholders hold approximately 73.85% of the Resulting Issuer Shares.

Following completion of the Transaction, 91,866,054 Resulting Issuer Shares are outstanding, without giving effect to the outstanding Pinestar Warrants that have been adjusted to be exercisable for an aggregate of 1,674,808 Resulting Issuer Shares (of which 700,000 Pinestar Warrants were transferred to Pinestar) and the 20,025,035 Jones Special Warrants exercisable for an aggregate of 20,025,035 Resulting Issuer Shares issued upon exchange for the Pinestar Sub Receipt Warrants. See Section 14.2 – “Convertible/Exchangeable Securities”.

The Resulting Issuer will be engaged in the business of Jones Soda as described in this Listing Statement. See “Narrative Description of the Business – Jones Soda”.

The board of directors of the Resulting Issuer is comprised of the following six members, being Jamie Colbourne, Mark Murray, Clive Sirkin, Paul Norman, Alex Spiro and Chad Bronstein.

The officers of the Resulting Issuer are as follows:

Name	Office
Mark Murray	President and Chief Executive Officer
Jamie Colbourne	Interim Chief Financial Officer
Eric Chastain	Chief Operational Officer
Joe Culp	Controller

3.2	Significant Acquisitions and Dispositions

Jones Soda

Jones Soda did not complete any significant acquisitions or dispositions during the current financial year.

Pinestar

Pinestar did not complete any significant acquisitions or dispositions during the current financial year.

3.3	Trends, Commitments, Events or Uncertainties

The most significant trends and uncertainties which management expects could impact its business and financial condition are (i) the changing legal and regulatory regime which regulates the production and sale of cannabis and cannabis related product; (ii) the ability of companies who may receive funds from the sale of cannabis and cannabis related products to adequately track and legally transfer such funds; and (iii) the ability of companies to raise adequate capital to carry out their business objectives. See Section 17 - Risk Factors.

Regulatory Overview

Jones Soda’s Current Business

The production and marketing of our proprietary beverages are subject to the rules and regulations of various federal, provincial, state and local health agencies, including in particular the AAFC in Canada and the FDA in the United States. The FDA and AAFC also regulate labeling of Jones Soda’s products. From time to time, Jones Soda may receive notifications of various technical labeling or ingredient reviews with respect to its products. Jones Soda believes that it has a compliance program in place to ensure compliance with production, marketing and labeling regulations.

Legal requirements have been enacted in several jurisdictions in the United States and Canada requiring that deposits or certain eco-taxes or fees be charged for the sale, marketing and use of certain non-refillable beverage containers. The precise requirements imposed by these measures vary. Other beverage container-related deposit, recycling, eco-tax and/or product stewardship proposals have been introduced in various jurisdictions in the United States and Canada. We anticipate that similar legislation or regulations may be proposed in the future at local, state and federal levels, both in the United States and Canada.

Cannabis Regulations

In accordance with the Canadian Securities Administrators Staff Notice 51-352 (Revised) – Issuers with U.S. Marijuana-Related Activities (“Staff Notice 51-352”), as published on October 16, 2017 and as revised on February 8, 2018, below is a table of concordance that is intended to assist readers in identifying those parts of this Listing Statement that address the disclosure expectations outlined in Staff Notice 51-352, followed by a discussion of the current federal and state-level U.S. regulatory regimes in those jurisdictions where Jones Soda has operations. In accordance with Staff Notice 51-352, Jones Soda will evaluate, monitor and reassess this disclosure, and any related risks, on an ongoing basis and the same will be supplemented, amended and communicated to investors in public filings, including in the event of government policy changes or the introduction of new or amended guidance, laws or regulations regarding cannabis regulation.

Table of Concordance

In accordance with Staff Notice 51-352, below is a table of concordance that is intended to assist readers in identifying those parts of this Listing Statement that address the disclosure expectations outlined in Staff Notice 51-352.

Industry Involvement	Specific Disclosure Necessary to Fairly Present all Material Facts, Risks and Uncertainties	Listing Statement Cross Reference
All Issuers with U.S. Marijuana-Related Activities

Describe the nature of the issuer’s involvement in the U.S. marijuana industry and include the disclosures indicated for at least one of the direct, indirect and ancillary industry involvement types noted in this table.

Section 3 – General Development of the Business on page 18

Section 4 – Narrative Description of the Business on page 39

Section 4 – Market Overview on page 42

Section 4 – Summary of the Resulting Issuer’s U.S. Cannabis Activity on page 45

	Prominently state that marijuana is illegal under U.S. federal law and that enforcement of relevant laws is a significant risk.	Cover Page (disclosure in bold typeface)

Discuss any statements and other available guidance made by federal authorities or prosecutors regarding the risk of enforcement action in any jurisdiction where the issuer conducts U.S. marijuana-related activities.

Section 3.3 - Regulatory Overview – U.S. Federal Law Overview on page 32

Section 3.3 – Regulatory Overview – Enforcement of Federal Laws on page 32

Section 17 – Risk Factors – Risks Specifically Related to the United States on pages 75, 78, 82, 93 to 97 and 100 to 104

Outline related risks including, among others, the risk that third party service providers could suspend or withdraw services and the risk that regulatory bodies could impose certain restrictions on the issuer’s ability to operate in the U.S.

Section 17 – Risk Factors – Ongoing Costs and Obligations on page 71

Section 17 – Risk Factors – Product Liability on page 98

Section 17 – Risk Factors – Product Recalls on pages 91, 98 and 99

Section 17 – Risk Factors – Financial Projections May Prove Materially Inaccurate or Incorrect on page 76

Section 17 – Risk Factors – Changes in Laws, Regulations and Guidelines on page 100

Section 17 – Risk Factors – Constraints on Marketing Products on page 101

Section 17 – Risk Factors – Reliance on Third-Party Suppliers, Manufacturers and Contractors on page 76

Section 17 – Risk Factors – Environmental Risk and Regulation on page 83

Section 17 – Risk Factors – Risks Specifically Related to the United States on page s 75, 78, 82, 93 to 97 and 100 to 104

Given the illegality of marijuana under U.S. federal law, discuss the issuer’s ability to access both public and private capital and indicate what financing options are / are not available in order to support continuing operations.

Section 4 – Narrative Description of the Business – Total Funds Available on page 43

Section 4 – Narrative Description of the Business – Ability to Access Public and Private Capital on page 44

Section 17 – Risk Factors – Negative Impact of Regulatory Scrutiny on Raising Capital on page 102 and 103

	Quantify the issuer’s balance sheet and operating statement exposure to U.S. marijuana-related activities.	Section 4 – Narrative Description of Business – Summary of Jones Soda’s U.S. Cannabis Activity on page 45

Disclose if legal advice has not been obtained, either in the form of a legal opinion or otherwise, regarding (a) compliance with applicable state regulatory frameworks and (b) potential exposure and implications arising from U.S. federal law.

[Legal advice has not been obtained.]
U.S. Marijuana Issuers with direct involvement in cultivation or distribution

Outline the regulations for U.S. states in which the issuer operates and confirm how the issuer complies with applicable licensing requirements and the regulatory framework enacted by the applicable U.S. state.

[N/A]

Discuss the issuer’s program for monitoring compliance with U.S. state law on an ongoing basis, outline internal compliance procedures and provide a positive statement indicating that the issuer is in compliance with U.S. state law and the related licensing framework. Promptly disclose any non-compliance, citations or notices of violation which may have an impact on the issuer’s license, business activities or operations.

[N/A]
U.S. Marijuana Issuers with indirect involvement in cultivation or distribution	Outline the regulations for U.S. states in which the issuer’s investee(s) operate.	[N/A]

Provide reasonable assurance, through either positive or negative statements, that the investee’s business is in compliance with applicable licensing requirements and the regulatory framework enacted by the applicable U.S. state. Promptly disclose any non compliance, citations or notices of violation, of which the issuer is aware, that may have an impact on the investee’s license, business activities or operations.

[N/A]
U.S. Marijuana Issuers with material ancillary involvement

Provide reasonable assurance, through either positive or negative statements, that the applicable customer’s or investee’s business is in compliance with applicable licensing requirements and the regulatory framework enacted by the applicable U.S. state.

Section 4 – Narrative Description of Business – Summary of the Jones Soda’s U.S. Cannabis Activity on page 45

United States Federal Overview

General

Although certain states have legalized either medical marijuana or medical and adult use cannabis, at the federal level, cannabis currently remains a Schedule I drug under the Controlled Substances Act of 1970 (21 U.S.C. §§ 811 et seq.). Under United States federal law, a Schedule I drug or substance has a high potential for abuse, no accepted medical use in the United States, and a lack of accepted safety for the use of the drug under medical supervision. As such, cannabis related practices or activities, including without limitation, the cultivation, manufacture, importation, possession, use, or distribution of cannabis, remain illegal under United States federal law.

Although federally illegal, the U.S. federal government’s approach to enforcement of such laws has trended toward non-enforcement. On August 29, 2013, the U.S. Department of Justice (“DOJ”) issued a memorandum known as the “Cole Memorandum” to all U.S. Attorneys’ offices (federal prosecutors). The Cole Memorandum generally directed U.S. Attorneys not to prioritize the enforcement of federal marijuana laws against individuals and businesses that rigorously comply with state regulatory provisions in states with strictly regulated medical or recreational cannabis programs. While not legally binding, and merely prosecutorial guidance, the Cole Memorandum laid a framework for managing the tension between state and federal laws concerning state regulated marijuana businesses.

However, on January 4, 2018 the Cole Memorandum was revoked by Attorney General Jeff Sessions, a long-time opponent of state-regulated medical and recreational cannabis. While this did not create a change in federal law, as the Cole Memorandum was not itself law, the revocation removed the DOJ’s guidance to U.S. Attorneys that state regulated cannabis industries substantively in compliance with the Cole Memorandum’s guidelines should not be a prosecutorial priority.

In addition to his revocation of the Cole Memorandum, Attorney General Sessions also issued a one-page memorandum known as the “Sessions Memorandum.” The Sessions Memorandum confirmed the rescission of the Cole Memorandum and explained the rationale of the DOJ in doing so: the Cole Memorandum, according to the Sessions Memorandum, was “unnecessary” due to existing general enforcement guidance adopted in the 1980s, as set forth in the U.S. Attorney’s Manual (the “USAM”). The USAM enforcement priorities, like those of the Cole Memorandum, are also based on the federal government’s limited resources, and include “law enforcement priorities set by the Attorney General,” the “seriousness” of the alleged crimes, the “deterrent effect of criminal prosecution,” and “the cumulative impact of particular crimes on the community.”

While the Sessions Memorandum emphasizes that marijuana is a Schedule I controlled substance, and reiterates the statutory view that cannabis is a “dangerous drug and that marijuana activity is a serious crime,” it does not otherwise indicate that the prosecution of marijuana-related offenses is now a DOJ priority. Furthermore, the Sessions Memorandum explicitly describes itself as a guide to prosecutorial discretion. Such discretion is firmly in the hands of U.S. Attorneys in deciding whether to prosecute marijuana-related offenses. Our outside U.S. counsel continuously monitors all U.S. Attorney comments related to regulated medical and adult-use cannabis laws to assess various risks and enforcement priorities within each jurisdiction. Dozens of U.S. Attorneys across the country have affirmed that their view of federal enforcement priorities has not changed, although a few have displayed greater ambivalence.

It is too soon to determine what prosecutorial effects will be created by the rescission of the Cole Memorandum. While initial fears of a nationwide “crackdown” have not yet materialized, considerable uncertainty remains.

Regardless, marijuana remains a Schedule I controlled substance at the federal level, and neither the Cole Memorandum nor its rescission has altered that fact. The federal government of the United States has always reserved the right to enforce federal law in regard to the sale and disbursement of medical or recreational marijuana, even if state law sanctioned such sale and disbursement. From a regulatory and enforcement perspective, the criminal risk today remains identical to the risk on January 3, 2018. It remains unclear whether the risk of enforcement has been altered.

Additionally, under U.S. federal law it may potentially be a violation of federal money laundering statutes for financial institutions to take any proceeds from marijuana sales or any other Schedule I substance. Canadian banks are also hesitant to deal with cannabis companies, due to the uncertain legal and regulatory framework of the industry. Banks and other financial institutions could be prosecuted and possibly convicted of money laundering for providing services to cannabis businesses. Under U.S. federal law, banks or other financial institutions that provide a cannabis business with a checking account, debit or credit card, small business loan, or any other service could be found guilty of money laundering or conspiracy. Despite these laws, the U.S. Department of the Treasury issued a memorandum in February of 2014 (the “FinCEN Memorandum”) outlining the pathways for financial institutions to bank state-sanctioned marijuana businesses. Under these guidelines, financial institutions must submit a “suspicious activity report” (“SAR”) as required by federal money laundering laws. These marijuana related SARs are divided into three categories: marijuana limited, marijuana priority, and marijuana terminated, based on the financial institution’s belief that the marijuana business follows state law, is operating out of compliance with state law, or where the banking relationship has been terminated.

On the same day the FinCEN Memorandum was published, the DOJ issued a memorandum (the “2014 Cole Memo”) directing prosecutors to apply the enforcement priorities of the Cole Memorandum in determining whether to charge individuals or institutions with crimes related to financial transactions involving the proceeds of marijuana-related conduct. The 2014 Cole Memo has been rescinded as of January 4, 2018, along with the Cole Memorandum, removing guidance that enforcement of applicable financial crimes was not a DOJ priority.

However, Attorney General Sessions’ revocation of the Cole Memorandum and the 2014 Cole Memo has not affected the status of the FinCEN Memorandum, nor has the Department of the Treasury given any indication that it intends to rescind the FinCEN Memorandum itself. Though it was originally intended for the 2014 Cole Memo and the FinCEN Memorandum to work in tandem, the FinCEN Memorandum can act as a standalone document which explicitly lists the eight enforcement priorities originally cited in the Cole Memorandum. As such, the FinCEN Memorandum remains intact.

Enforcement of Federal Laws

For the reasons set forth above, Jones Soda’s existing operations in the United States, and any future investments, may become the subject of heightened scrutiny by regulators, stock exchanges and other authorities in Canada. As a result, Jones Soda may be subject to significant direct and indirect interaction with public officials. There can be no assurance that this heightened scrutiny will not in turn lead to the imposition of certain restrictions on Jones Soda’s ability to operate in the United States or any other jurisdiction. See Section 17 - “Risk Factors”.

Government policy changes or public opinion may also result in a significant influence over the regulation of the cannabis industry in Canada, the United States or elsewhere. A negative shift in the public’s perception of medical cannabis in the United States or any other applicable jurisdiction could affect future legislation or regulation. Among other things, such a shift could cause state jurisdictions to abandon initiatives or proposals to legalize medical cannabis, thereby limiting the number of new state jurisdictions into which Jones Soda could expand. Any inability to fully implement Jones Soda’s expansion strategy may have a material adverse effect on Jones Soda ’s business, financial condition and results of operations. See Section 17 - “Risk Factors”.

Further, violations of any federal laws and regulations could result in significant fines, penalties, administrative sanctions, convictions or settlements arising from civil proceedings conducted by either the federal government or private citizens, or criminal charges, including, but not limited to, disgorgement of profits, cessation of business activities or divestiture. This could have a material adverse effect on Jones Soda, including its reputation and ability to conduct business, its holding (directly or indirectly) of medical cannabis licenses in the United States, the listing of its securities on various stock exchanges, its financial position, operating results, profitability or liquidity or the market price of its publicly traded shares. In addition, it is difficult for Jones Soda to estimate the time or resources that would be needed for the investigation of any such matters or its final resolution because, in part, the time and resources that may be needed are dependent on the nature and extent of any information requested by the applicable authorities involved, and such time or resources could be substantial. See Section 17 - “Risk Factors”.

Enforcement Proceedings

Although the Cole Memorandum and 2014 Cole Memo have been rescinded, the United States Congress has repeatedly enacted legislation to protect the medical marijuana industry from prosecution. The United States Congress has passed appropriations bills each of the last three years that included the Rohrabacher Amendment Title: H.R.2578 — Commerce, Justice, Science, and Related Agencies Appropriations Act, 2016, which by its terms does not appropriate any federal funds to the U.S. DOJ for the prosecution of medical cannabis offenses of individuals who are in compliance with State medical cannabis laws. Subsequent to the issuance of the Sessions Memorandum on January 4, 2018, the United States Congress passed its omnibus appropriations bill, SJ 1662, which for the fourth consecutive year contained the Rohrabacher-Blumenauer Amendment language (the “Leahy Amendment”) and continued the protections for the medical cannabis marketplace and its lawful participants from interference by the DOJ up and through the 2018 appropriations deadline of September 30, 2018. The deadline has passed, but the Leahy Amendment has remained in effect by virtue of a series of short-term spending bills signed on September 28, 2018, December 7, 2018, January 25, 2019 and February 8, 2019. On February 15 the amendment was renewed through the signing of the fiscal year 2019 omnibus spending bill, effective through September 30, 2019.  On May 16, 2019, a House subcommittee released a base appropriations bill with the amendment included. On September 26, 2019 the Senate Appropriations Committee approved a base appropriations bill with the amendment included. On September 27, 2019 the amendment was renewed through a stopgap spending bill, and again on November 21, 2019.  On December 20, 2019 the amendment was renewed through the signing of the fiscal year 2020 omnibus spending bill, effective through September 30, 2020.  In July 2020, a House subcommittee introduced a base appropriations bill with the amendment included.  The amendment was then renewed through a series of stopgap spending bills on October 1, 2020 December 11, 2020 December 18, 2020 December 20, 2020 and December 22, 2020. On December 27, 2020, the amendment was renewed through the signing of the fiscal year 2021 omnibus spending bill, effective through September 30, 2021, at which time the United States Congress must either pass an omnibus appropriations bill for fiscal year 2022 or pass another short-term spending bill, or it will face another shutdown of the federal government, at which time the Leahy Amendment would no longer be in effect. However, it may or may not be included in the final appropriations package, and its inclusion or non-inclusion, as applicable, is subject to political changes.

4.	NARRATIVE DESCRIPTION OF THE BUSINESS

4.1	Narrative Description of the Business

Jones Soda

Overview of Business

Jones Soda develops, produces, markets and distributes beverages that it sells and distributes primarily in all of the states in the United States, except for Connecticut and Hawaii and all of the Provinces of Canada through its network of independent distributors and directly to its national and regional retail accounts. Jones Soda also sells products in the following select international markets: Belgium, the Czech Republic, Denmark, France, Germany, Hungary, Ireland, Italy, Jersey, Netherlands, Norway, Poland, Spain, Sweden, Switzerland, United Kingdom and Australia. Jones Soda’s products are sold in grocery stores, convenience and gas stores, on fountain in restaurants, “up and down the street” in independent accounts such as delicatessens, sandwich shops and burger restaurants, as well as through larger retailers such as Walmart, Kroger, 7-Eleven (Canada and United States), Albertsons/Safeway, Meijer, Cost Plus, Cub Foods, Webstaurant/Clarke Foods, and Costco. Jones Soda refers to its network of independent distributors as Jones Soda’s DSD channel, and to its national and regional accounts who receive shipments directly from Jones Soda as its DTR channel. Jones Soda doe not directly manufacture our products, but instead outsource the manufacturing process to third-party contract manufacturers including Delta Beverages and Alliance Labeling in Ontario, Canada, Excel Bottling in Breese, Illinois, Noel Canning in Yakima Washington, and Lion Brewery in Pennsylvania. Jones Soda also sells various products online, including soda with customized labels, wearables, candy and other items, and it licenses its trademarks for use on products sold by other manufacturers.

Utilizing the funds received from the Convertible Debenture financing as well as from the planned Subscription Receipt Financing and Contingent Convertible Debenture Offering, Jones Soda intends to develop, market and distribute cannabis-infused beverages, edibles and related products. Jones’ management is currently exploring potential licensing agreements with potential manufacturers and distributors of Jones’ planned cannabis products and is also considering pursuing possible strategic acquisitions of manufacturing and bottling companies that have the ability to manufacture cannabis infused products.

Offices

Jones Soda’s principal executive and administrative office is located at: 66 S Hanford St #150, Seattle, WA 98134.

Principal Products or Services

Jones Soda’s current product line-up currently consists of the following:

Jones Soda

Jones Soda is a carbonated soft drink. Jones Soda Co. sells Jones Soda in glass bottles and cans, with every label featuring a photo sent to Jones Soda Co. by its consumers. Jones Soda Co. also sell Jones Soda on fountain, utilizing consumer photos on the fountain equipment and cups. Additionally, Jones Soda has released various label campaigns that are intended to celebrate Jones Soda’s consumers; for example in June 2020, Jones Soda released its “Messages of Hope” labels that attempts to convey the spirit of resilience that has emerged during the COVID-19 pandemic, featuring photographs such as a rainbow mural thanking essential workers and chalk art proclaiming that “We’re All In This Together.” Equally differentiating are the distinctive names of Jones Soda’s products such as FuFu Berry, and the fact that its products are made from pure cane sugar and natural colors and flavors when possible. Jones Soda Co. also sells Jones Soda in more traditional flavors such as Cream Soda, Root Beer and Orange & Cream.

Fountain

Drawing inspiration from our traditional bottles, Jones Soda’s fountain equipment and cups are branded with an engaging collage of consumer-submitted photos that are inspired by the business themes of our retail partners and the regions in which they are located. These regions include: Washington, Oregon, California, Nevada, Illinois, Iowa, New York, New Jersey, Pennsylvania, Texas, Florida, Georgia, North Carolina, South Carolina, and each of the Provinces of Canada. Jones Soda’s fountain offerings include traditional flavors such as Cane Sugar Cola, Sugar Free Cola, as well as cane sugar sweetened Ginger Ale, Orange & Cream, Root Beer and Lemon Lime. Rounding out the lineup are two of its most popular cane sugar flavors, Berry Lemonade and Green Apple. Jones Soda has developed other products in select markets that include teas, lemonade, vitamin enhanced waters, hydration beverages, as well as naturally flavored sparkling waters.

Jones Soda continues to see growing interest from larger quick service restaurants, corporate accounts, retailers, celebrity chefs and a variety of other outlets looking for differentiated offerings in their fountain soda. In May 2019, Jones Soda secured a 17 location pizzeria chain called Zeeks Pizza in Western Washington, which it believes reflects its ability to appeal to larger sized quick service restaurant chains.

Lemoncocco

Jones Soda officially launched Lemoncocco® in May 2015. Lemoncocco represents an entirely new beverage category that was inspired by the distinctive refreshment stands found along the streets of Rome, Italy. Lemoncocco is a non-carbonated, naturally flavored beverage with the extracts of Sicilian lemons and a splash of coconut cream. Lemoncocco is lightly sweetened with a touch of cane sugar and only 90 calories per 12-ounce serving. Lemoncocco was designed to be on trend, beautifully bold in design and yield a higher gross profit margin than Jones Soda’s current bottle product offerings upon achieving a certain threshold of sales.

Co-Brand and Private Label Products

From time to time, when opportunities meet Jones Soda’s required financial and operational metrics, it utilizes its industry expertise to provide private label products for customers.

Intellectual Property

In the United States, Jones Soda owns a number of trademark registrations (designated by the ® symbol) and pending trademark applications (designated by the ™ symbol) for use in connection with its products, including “JONES®,” “JONES SODA CO.® and “LEMONCOCCO ®”.

In general, trademark registrations expire 10 years from the filing date or registration date, with the exception in Canada, where trademark registrations expire 15 years from the registration date. All trademark registrations may be renewed for a nominal fee.

Although Jones Soda’s flavor concentrate suppliers generally own the proprietary rights to the flavors, Jones Soda has the exclusive rights to our flavor concentrates developed with its current flavor concentrate suppliers, which it protects as trade secrets. Jones Soda will continue to take appropriate measures to maintain the secrecy and proprietary nature of its flavor concentrates.

Branding and Marketing

Please see Section 3 - General Development of the Business – General Business – Jones Soda - Jones Soda Brand.

Market Overview

Please see Section 3 - General Development of the Business – General Business – Jones Soda - Competition.

Pinestar

Pinestar does not currently operate any business.

The Resulting Issuer

The Resulting Issuer’s business is the same as the business of Jones Soda prior to completion of the Transaction. See “Narrative Description of the Business – Jones Soda”.

(a)         Business Objectives

The Resulting Issuer expects to accomplish the following business objectives over the 12 month period following the completion of the Transaction:

●	Develop and launch up to six different flavors of cannabis infused beverages, edibles, vapes and pre-rolls;

●	Develop and launch a new psychedelic beverage;

●	Develop and launch soft gummies and hard candy product lines; and

●	Develop and launch a new “after dark” beverage.

The Resulting Issuer’s main sources of revenue are expected to be from:

●	Jones Soda’s current soft drink business; and

●	Jones Soda’s new Cannabis operations

(b)          Significant Events Milestones

While there is no particular significant event or milestone that must occur for the Issuer’s business objectives to be accomplished, the Resulting Issuer will aim to achieve the following significant milestones in connection with the development of the Resulting Issuer’s business:

Milestone	Anticipated Cost	Timeline from date of Listing Statement
Development and Launch Cannabis Products including six flavors of beverages, edibles, vapes and flavored pre-rolls.	US$3,800,000	Between January 1 and March 31, 2022
Development and Launch Jones After Dark Soda	US$800,000	Between January 1 and March 31, 2022.
Development and Launch of Jones flavored Psychedelic Beverage	US$1,500,000	Between January 1 and March 31, 2022.
Development and Launch of Jones Soft Gummies	US$700,000	Between January 1 and March 31, 2022.
Development and Launch of Jones Hard Candy	US$200,000	Between January 1 and March 31, 2022.

Other than as described in this Listing Statement, there are no other significant events or milestones that must occur for the Resulting Issuer’s business objectives to be accomplished. However, there is no guarantee that the Resulting Issuer will meet its business objectives or milestones described above within the specific time periods, within the estimated costs or at all. The Resulting Issuer may, for sound business reasons, reallocate its time or capital resources, or both, differently than as described above.

(c)         Total Funds Available

As of September 30, 2021, Jones Soda had positive working capital of approximately US$7,284,000 and Pinestar had positive working capital of C$50,639. The following table represents the available funds (in United States dollars) of the Resulting Issuer and the principal purpose of those funds over a 12-month period:

Source	Funds Available
Working Capitals of Jones Soda and Pinestar as of September 30, 2021	US$7,323,958(1)
Proceeds from Subscription Receipt Financing	US$8,000,000
Proceeds from Contingent Convertible Debenture Financing	US$3,000,000
Available Funds of the Resulting Issuer(1)	US$18,363,916
Expenses related to the completion of the Transaction	US$800,000
Business Development and Marketing	US$4,000,000
Investor Relations, Conference, Tradeshows and Travel	US$100,000
Acquisitions	US$5,000,000
General and administrative costs estimated for operating 12 months	US$2,838,864(2)
Total Unallocated	US$5,625,052

Note:

(1)         Calculated by converting Pinestar’s working capital of C$50,639 into United States dollars at an exchange rate of C$1 = US$0.78907914.

(2)         This includes insurance ($299,171.04), legal and accounting ($306,877.46), miscellaneous ($712,206.95), rent and utilities ($215,751.00) and wages, taxes and benefits ($1,304,857.55).

There may be circumstances where, for sound business reasons, a reallocation of the net proceeds may be necessary. The actual amount that the Resulting Issuer spends in connection with each of the intended uses of proceeds may vary significantly from the amounts specified below, and will depend on a number of factors, including those referred to under Section 17 - Risk Factors. However, it is anticipated that the available funds will be sufficient to satisfy the Resulting Issuer’s objectives over the next 12 months.

Ability to Access Public and Private Capital

Jones Soda has historically, and we believe will continue to have, adequate access to equity from prospectus exempt (private placement) markets in Canada. While the Resulting Issuer may not able to obtain bank financing in the U.S. or financing from other U.S. federally regulated entities, it plans to (i) continue to access equity financing through private markets, and (ii) access equity financing through public markets in Canada. Further, the Resulting Issuer’s executive team and board also have extensive relationships with sources of private capital (such as high net worth individuals), that could be investigated at a higher cost of capital. Current proceeds from the Resulting Issuer’s financings will be used to finance the continued growth of the Resulting Issuer’s business. In addition, from time to time, the Resulting Issuer may enter into transactions to acquire assets or the shares of other organizations. These transactions may be financed wholly or partially with debt, which may increase the Resulting Issuer’s debt levels above industry standards, or through the issuance of shares which will be dilutive to the current shareholders.

Commercial banks, private equity firms and venture capital firms have approached the cannabis industry cautiously to date. However, there are increasing numbers of high net worth individuals and family offices that have made meaningful investments in companies and projects similar to the Resulting Issuer’s projects. Although there has been an increase in the amount of private financing available over the last several years, there is neither a broad nor deep pool of institutional capital that is available to cannabis license holders and license applicants. There can be no assurance that additional financing, if raised privately, will be available to the Resulting Issuer when needed or on terms which are acceptable. The Resulting Issuer’s inability to raise financing to fund capital expenditures or acquisitions could limit its growth and may have a material adverse effect upon future profitability. See Section 17 – “Risk Factors”.

(d)         Employees

The Resulting Issuer’s staff consists of approximately 23 people including full and part time employees and consultants.

The Resulting Issuer’s business requires specialized skills and knowledge of the premium beverage market and cannabis industry. Management of the Resulting Issuer is composed of certain individuals who have extensive expertise in these industries and are complemented by the board of directors of the Resulting Issuer (see Section 13.11 – Management). The Resulting Issuer’s future success will depend, in part, on its ability to continue to attract, retain and motivate highly qualified technical and management personnel, for whom competition is intense.

(e)         Competitive Conditions and Position

General

Premium Beverage Industry

The beverage industry is highly competitive. Principal methods of competition in the beverage industry include:

●	brand name and image;

●	distribution;

●	shelf-management;

●	licensing;

●	price;

●	labeling and packaging;

●	advertising;

●	product quality and taste;

●	trade and consumer promotions; and

●	development of new brands, products and product extensions.

The Resulting Issuer will compete with other beverage companies not only for consumer acceptance but also for shelf space in retail accounts and for marketing focus by its distributors, all of whom also distribute other beverage brands. The Resulting Issuer’s products will compete with all non-alcoholic beverages, most of which will be marketed by companies with substantially greater financial resources than the Resulting Issuer. The Resulting Issuer will also compete with regional beverage producers and “private label” soft drink suppliers. The Resulting Issuer’s direct competitors in the sparkling beverage industry will include traditional large soft drink manufacturers and distributors and regional premium soft drink companies.

In order to compete effectively in the beverage industry, the Resulting Issuer may develop from time to time new products and product extensions, and when warranted, new brands. Lemoncocco, its premium non-carbonated beverage, is an example of a new product the Resulting Issuer introduced recently.

Pricing of the products is also important. The Resulting Issuer will attempt to price its products in the same price range or higher than competitive brands and products, and compete on quality as the Resulting Issuers products are premium product offerings.

Cannabis Industry

In addition, there is potential that the Resulting Issuer will face intense competition from other companies, some of which can be expected to have longer operating histories and more financial resources and longer history of the production and marketing of cannabis than the Resulting Issuer.

Competitors are primarily branded and private label cannabis companies who are operating in multiple states. The Resulting Issuer considers itself in direct competition with Keef Brands, Cann Social Tonics, and Tonik Beverages, none of which are national consumer packaged goods brands in the United States. The Resulting Issuer is confident that its cannabis products will be highly competitive. The Resulting Issuer intends to seek a competitive advantage by applying its brand name recognition to its planned cannabis products and by offering quality cannabis products to its loyal customer base.

Because of the early stage of the industry in which the Resulting Issuer operates, the Resulting Issuer also expects to face additional competition from new entrants. If the number of users of medical and recreational cannabis increases, the demand for products will increase and the Resulting Issuer expects that competition will become more intense, as current and future competitors begin to offer an increasing number of diversified products and pricing strategies.

To remain competitive, the Resulting Issuer will require a continued high level of investment in its licenses, branding, products and technologies, distribution, research and development, marketing, sales and client support. The Resulting Issuer may not have sufficient resources to maintain its marketing, sales and client support efforts on a competitive basis which could materially and adversely affect the business, financial condition, and results of operations of the Resulting Issuer.

See also Section 177 – “Risk Factors – Competition”.

(f)         Lending and Investment Policies and Restrictions

None. Jones Soda does not have any lending operations.

(g)         Bankruptcy and Receivership

Not applicable.

(h)         Material Restructuring

See Section 3.1 General Business – Resulting Issuer – the Transaction.

(i)         Social or Environmental Policies

None. Jones Soda has not implemented any social or environmental policies that are fundamental to Jones Soda’s operations.

4.2	Asset Backed Securities

The Resulting Issuer does not have asset backed securities.

4.3	Companies with Mineral Projects

The Resulting Issuer will not have any mineral projects.

4.4	Companies with Oil and Gas Operations

The Resulting Issuer does not have any oil and gas operations.

5.	SELECTED CONSOLIDATED FINANCIAL INFORMATION

5.1	Annual Information

Jones Soda

The following table summarizes financial information of Jones Soda for the last two completed financial years ended December 31, 2020 and 2019 and the nine-month period ended September 30, 2021, which have been prepared in accordance with United States Generally Accepted Accounting Principles (“GAAP”) as issued by the Financial Accounting Standards Board. All amounts are expressed in United States dollars, unless otherwise stated. This summary financial information should only be read in conjunction with the Jones Soda Annual Financial Statements and the Jones Soda Interim Financial Statements, including the notes thereto. See Section 25 – Financial Statements.

	For the nine-month period ended	For the Year Ended December 31,
Operating Data:	September 30, 2021	2020	2019
Total revenues	11,880,000	11,895,000	11,508,000
Cost of Good Sold	8,255,000	9,216,000	9,125,000
Operating Expenses	3,625,000	5,507,000	4,735,000
Total income (loss) from operations	(626,000)	(2,828,000)	(2,352,000)
Net income (loss)	(469,000)	(2,997,000)	(2,749,000)
Net income (loss) per share - basic	(0.01)	(0.05)	(0.05)
Net income (loss) per share - diluted	(0.01)	(0.05)	(0.05)
Balance Sheet Data:
Total assets	11,052,000	9,053,000	9,852,000
Total long-term liabilities	2,056,000	2,188,000	1,480,000
Cash dividends declared per share	-	-	-

Note:

(1)         Basic and diluted loss per share has been calculated using the weighted average number of shares outstanding.

Copies of the Jones Soda Annual Financial Statements are attached to this Listing Statement as Schedule “D”.

Pinestar

The following table summarizes financial information of Pinestar for the completed financial year ended March 31, 2021, 2020 and 2019 and the six-month period ended September 30, 2021. This summary financial information should only be read in conjunction with the Pinestar Financial Statements, which have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board. All amounts are expressed in Canadian dollars, unless otherwise stated. See Section 25 – Financial Statements.

	For the six month period ended	For the Year Ended March 31,
Operating Data:	September 30, 2021	2021	2020	2019
Total revenues	-	-	-	-
Total income from continuing operations	-	-	-	-
Income from continuing operations per share	-	-	-	-
Total expenses	86,019	55,642	8,500	-
Net loss from operations	86,019	55,642	8,500	-
Basic and diluted loss per share(1)	0.02	0.02	0.00	0.00
Balance Sheet Data:
Total assets	102,654	80,239	-	-
Total long-term liabilities	131,583	131,583	131,583	131,583
Cash dividends declared per share	-	-	-	-

Note:

(1)         Basic and diluted loss per share has been calculated using the weighted average number of shares outstanding.

5.2	Quarterly Information

The summary of quarterly results for each of the eight most recently completed quarters preceding the date of this Listing Statement:

Jones Soda

Summary of quarterly results	Q3 2021 US$	Q2 2021 US$	Q1 2021 US $	Q4 2020 US $	Q3 2020 US $	Q2 2020 US $	Q1 2020 US $	Q4 2019 US $
Total revenues	4,565	4,458,000	2,857,000	2,464,000	3,541,000	3,098,000	2,792,000	2,163,000
Income (loss) from operations	14,000	9,000	(649,000)	(858,000)	(394,000)	(697,000)	(879,000)	(873,000)
Basic and diluted income (loss) per share (1)	0.00	0.00	(0.01)	(0.01)	(0.01)	(0.01)	(0.01)	(0.02)

Note:

(1) Basic and diluted loss per share has been calculated using the weighted average number of shares outstanding.

Copies of the respective unaudited interim financial statements for the periods listed above for Jones Soda are attached to this Listing Statement as Schedule “E”.

Pinestar

Summary of quarterly results	Q2 2021 C$	Q1 2021 C$	Q4 2020 C$	Q3 2020 C$	Q2 2020 C$	Q1 2020 C$	Q4 2019 C$	Q3 2019 C$
Total revenues	-	-	-	-	-	-	-	-
Net loss from operations	43,390	42,629	8,500	12,838	2,250	2,250	-	-
Basic and diluted loss per share (1)	0.01	0.00	0.01	0.00	0.00	0.00	0.00	-

Note:

(1) Basic and diluted loss per share has been calculated using the weighted average number of shares outstanding.

Copies of the respective unaudited interim financial statements for the periods listed above for Pinestar are attached to this Listing Statement as Schedule “B”.

5.3	Dividends

Jones Soda

Other than the terms of the note purchase agreement dated March 23, 2018 between Jones and certain purchasers of Jones Soda’s convertible subordinated promissory notes (the “Subordinated Notes”) which requires the prior written consent of the holders of not less than a majority-in-interest of the principal amount of the Subordinated Notes in order for Jones to be able to pay any cash dividend, Jones Soda does not have any restrictions that could prevent it from paying dividends.

Jones Soda does not intend to pay dividends on any shares of its common stock in the near future.

5.4	Foreign GAAP

The Jones Soda Annual Financial Statements and the Jones Soda Interim Financial Statements have been prepared in accordance with GAAP as issued by the Financial Accounting Standards Board. All amounts are expressed in United States dollars, unless otherwise stated.

6.	MANAGEMENT’S DISCUSSION AND ANALYSIS

Jones Soda

A copy of the Jones Soda Annual MD&A related to the Jones Soda Annual Financial Statements and a copy of the Jones Soda Interim MD&A related to the Jones Soda Interim Financial Statements are attached to this Listing Statement as Schedule “F”.

The Jones Soda Annual MD&A should be read in conjunction with the audited financial statements and the notes thereto for the years ended December 31, 2020. The Jones Soda Annual Financial Statements set out in Schedule “D” have been prepared in accordance with GAAP. All amounts are expressed in United States dollars, unless otherwise stated.

The Jones Soda Interim MD&A should be read in conjunction with the unaudited interim financial statements and the notes thereto for the three-month and nine-month periods ended September 30, 2021. The Jones Soda Interim Financial Statements set out in Schedule “E” have been prepared in accordance with GAAP applicable to the preparation of interim financial statements. The significant accounting policies are the same as those applied in Jones Soda’s annual financial statements as at and for the year ended December 31, 2020 and 2019. All amounts are expressed in United States dollars, unless otherwise stated.

Pinestar

A copy of the Pinestar’s MD&A for the years ended March 31, 2020 and 2019 (the “Pinestar Annual MD&A”) and for the three-month and six-month periods ended September 30, 2021 (the “Pinestar Interim MD&A”) are attached to this Listing Statement as Schedule “C”.

The Pinestar Annual MD&A should be read in conjunction with the audited financial statements and the notes thereto for the year ended March 31, 2020. The Pinestar Annual Financial Statements set out in Schedule “A” have been prepared in accordance with IFRS as issued by the International Accounting Standards Board. All amounts are expressed in Canadian dollars, unless otherwise stated.

The Pinestar Interim MD&A should be read in conjunction with the unaudited interim financial statements and the notes thereto for the three-month and six-month periods ended September 30, 2021. The Pinestar Interim Financial Statements set out in Schedule “B” have been prepared in accordance with IFRS applicable to the preparation of interim financial statements. The significant accounting policies are the same as those applied in Pinestar’s annual financial statements as at and for the year ended March 31, 2021. All amounts are expressed in Canadian dollars, unless otherwise stated.

7.	MARKET FOR SECURITIES

The Resulting Issuer is a reporting issuer in British Columbia and Alberta upon closing of the Acquisition on February 15, 2022. The Resulting Issuer Shares are listed and posted for trading on the CSE under the trading name “JSDA” and are currently quoted for trading on the OTCQB Venture Marketplace operated by the OTC Markets Group.

8.	CONSOLIDATED CAPITALIZATION

8.1	Consolidated Capitalization

Consolidated Capitalization

The following table summarizes the Resulting Issuer’s consolidated common shares after giving effect to the Transaction.

Designation of Security	Amount Authorized	Anticipated Shares Outstanding (as of the effective date of the Transaction)
Common Shares	100,000,000	91,866,054

There has been no material change in the share or loan capital of Jones Soda since the date of Jones Soda’s financial statements for its most recently completed financial period other than the completion of the Transaction and on February 15, 2022, Jones Soda completed a non-brokered private placement and issued US$3,000,000 in aggregate principal amount of Contingent Convertible Debentures.

Fully Diluted Share Capital

In addition to the information set out in the capitalization table above, the following table sets out the diluted share capital of the Resulting Issuer after giving effect to the Transaction:

Anticipated Shares Outstanding (as of the effective date of the Transaction)
Jones Soda Shares issued and outstanding	67,840,971
Resulting Issuer Shares issued to Pinestar Shareholders pursuant to the Acquisition	20,000,048
Resulting Issuer Shares issued upon conversion of the Convertible Debenture	4,025,035(1)
Total Resulting Issuer Shares	91,866,054
Reserved for issuance pursuant to Pinestar Warrants	1,674,808
Resulting Issuer Shares issuable pursuant to outstanding Subordinated Notes	424,138
Resulting Issuer Shares issuable pursuant to outstanding Options	3,906,159
Total Resulting Issuer Shares Reserved for Issuance	6,005,105(2)
Total Number of Fully Diluted Securities (Currently Exercisable)	97,871,159(3)
Resulting Issuer Shares issuable pursuant to outstanding Jones Special Warrants	20,025,035
Resulting Issuer Shares issuable pursuant to outstanding Contingent Convertible Debentures	6,000,000
Resulting Issuer Shares issuable pursuant to Jones Special Warrants issuable pursuant to Contingent Convertible Debentures(3)	6,000,000
Total Number of Fully Diluted Securities (Including Contingent Securities)	129,896,194

Note:

(1)

The Convertible Debenture was converted into an aggregate of 4,025,035 Jones Soda Shares and 4,025,035 Jones Special Warrants exercisable into an additional 4,025,035 Jones Soda Shares at an exercise price of US$0.625 per Jones Soda Share for a period of 24 months from the date of issuance, conditional upon Jones Soda increasing its authorized capital to an amount to cover the Jones Soda Shares issuable pursuant to all of the outstanding Jones Special Warrants as well as the other Shares issuable pursuant to the then outstanding convertible/exercisable securities of Jones Soda.

(2)

Excluding Resulting Issuer Shares issuable pursuant to both the Contingent Convertible Debentures as well as the Jones Special Warrants which are both not convertible/exercisable until, and conditional upon, Jones Soda increasing its authorized capital to an amount to cover the Jones Shares issuable pursuant to all of the outstanding Contingent Convertible Debentures and Jones Special Warrants as well as the other Jones Shares issuable pursuant to the then outstanding convertible/exercisable securities of Jones Soda.

(3)

The Contingent Convertible Debentures and the Jones Special Warrants are both not convertible/exercisable until, and conditional upon, Jones Soda increasing its authorized capital to an amount to cover the Jones Shares issuable pursuant to all of the outstanding Contingent Convertible Debentures and Jones Special Warrants as well as the other Jones Shares issuable pursuant to the then outstanding convertible/exercisable securities of Jones Soda. The increase of the Jones Soda authorized capital has not occurred as at the date of this Listing Statement and accordingly, the Contingent Convertible Debentures have not been converted and the Jones Special Warrants are not exercisable as at the date of this Listing Statement.

9.	OPTIONS TO PURCHASE SECURITIES

9.1	Description of the Stock Option Plan

Jones Soda

Jones Soda has the ability to grant stock options to acquire Jones Soda Shares (the “Jones Soda Options”) pursuant to the terms of the Jones Soda Co. 2011 Equity Incentive Plan (the “2011 Plan”), a copy of which is included with this Listing Statement as Schedule “G” – Stock Option Plan.

Jones Soda Options entitle the holder to purchase a specified number of Jones Soda Shares at a specified price, which is called the exercise price, subject to the terms and conditions of the stock option grant. Jones Soda’s Compensation and Governance Committee (the “Committee”) may grant either incentive stock options, which must comply with Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or nonqualified stock options. The Committee sets exercise prices and terms, except that stock options must be granted with an exercise price not less than 100% of the fair market value of the Jones Soda Shares on the date of grant (excluding stock options granted in connection with assuming or substituting stock options in acquisition transactions). Unless the Committee determines otherwise, fair market value means, as of a given date, the closing price of the Jones Soda Shares. At the time of grant, the Committee determines when Jones Soda Options are exercisable and what the term of the Jones Soda Options will be, except that the term cannot exceed ten years. If the agreement governing a Jones Soda Option agreement does not provide otherwise, Jones Soda Options will vest according to the schedule set forth in the 2011 Plan.

In the event of termination of service with Jones Soda or a related company, a participant will be able to exercise his or her Jones Soda Option for the period of time and on the terms and conditions determined by the Committee and stated in the agreement governing the Jones Soda Option. If the agreement governing the Jones Soda Option does not provide otherwise, Jones Soda Options may be exercised in accordance with following:

●	Any portion of a Jones Soda option that is not vested and exercisable on the date of termination of service will expire on the date of termination of service.

●	Any portion of a Jones Soda option that is vested and exercisable on the date of termination of service will expire on the earlier of:

o	the date that is three months after termination of service, if termination of service is for reasons other than cause, retirement, disability or death;

o	the one-year anniversary of termination of service, if termination of service occurs by reason of retirement, disability or death; or

o	the expiration date of the Jones Soda Option.

If a participant dies after his or her termination of service but while the Jones Soda Option is otherwise exercisable, the portion of the Jones Soda Option that is vested and exercisable on the date of termination of services will generally expire upon the earlier of the expiration date of the Jones Soda Option and the one-year anniversary of the date of death. If a participant is terminated for cause, all Jones Soda Options will generally automatically expire upon notification to the participant of the termination.

The following table summarizes information about the Jones Soda Options outstanding and exercisable under Jones Soda’s stock incentive plans at December 31, 2020:

On September 30, 2021, the Board of Directors, upon the recommendation of the Committee, approved an amendment to the 2011 Plan to decrease the number of Jones Soda Shares available for issuance pursuant to future awards under the 2011 Plan from 4,785,597 Jones Soda Shares to 2,500,000 Jones Soda Shares. As of such date, there were outstanding awards exercisable into an aggregate of 3,194,573 Jones Soda Shares previous granted under the 2011 Plan; after such amendment, there is an aggregate of 5,694,573 Jones Soda Shares reserved for issuance under the 2011 Plan. In addition, the Board of Directors approved an amendment to the outstanding awards previously granted under the 2011 Plan to provide that upon the closing of the Transaction, the vesting of such awards shall be accelerated, and such awards shall thereafter become immediately vested in full and the restrictions thereon shall lapse. If the Transaction is not consummated, there shall be no accelerated vesting and the awards shall continue to vest in accordance with their original terms.

As of the date hereof, Jones Soda has 3,906,159 issued and outstanding Jones Soda Options exercisable into 3,906,159 Jones Soda Shares at exercise prices ranging from $0.15 to $2.99.

Upon completion of the Transaction, the terms of the 2011 Plan will be amended (and or replaced with an alternative plan) to provide that the aggregate number of Resulting Issuer Shares issuable upon the exercise of Jones Soda Options granted under the 2011 Plan (or alternative plan) at any time may not exceed 10% of the total number of issued and outstanding Resulting Issuer Shares from time to time, subject to adjustment as set forth in the 2011 Plan (or alternative plan), and further subject to the applicable rules and regulations of all regulatory authorities to which the Resulting Issuer may be subject from time to time.

10.	DESCRIPTION OF THE SECURITIES

10.1	General

Common Stock

Jones Soda’s authorized capital stock consists of 100,000,000 Jones Soda Shares, without par value. As of the date hereof, Jones Soda had 91,866,054 Jones Soda Shares issued and outstanding.

All outstanding Jones Soda Shares are of the same class and have equal rights and attributes. The holders of Jones Soda Shares are entitled to one vote per share on all matters submitted to a vote of shareholders of Jones Soda. All shareholders are entitled to share equally in all dividends, if any, as may be declared from time to time by Jones Soda’s Board of Directors out of funds legally available. In the event of liquidation, the holders of Jones Soda Shares are entitled to share ratably in all assets remaining after payment of all liabilities. The shareholders do not have cumulative voting or pre-emptive rights.

All Resulting Issuer Shares outstanding after completion of the Transaction will be fully paid and non-assessable and not subject to any pre-emptive rights, conversion or exchange rights, redemption, retraction or surrender provisions, sinking or purchase fund provisions, provisions permitting or restricting the issuance of additional securities or provisions requiring a shareholder to contribute additional capital.

Debt Securities

Subordinated Notes

During the first half of 2018, Jones Soda issued an aggregate principal amount of $2,920,000 of Subordinated Notes, pursuant to the terms of a note purchase agreement. The Subordinated Notes have a four-year term from the date of issuance and bear interest at 6% per annum until maturity. The holders can convert the Subordinated Notes at any time during the term into a number of Jones Soda Shares equal to the quotient obtained by dividing (i) the amount of the unpaid principal and interest on the Subordinated Notes by (ii) $0.32 (the “Note Conversion Price”). The Note Conversion Price is subject to broad based, weighted average antidilution protection in the event that Jones Soda issues Jones Soda Shares or equity equivalents at a price that is less than $0.32 per share prior to the conversion of the Subordinated Notes. No payments of principal or interest are due until the maturity.

The Subordinated Notes are subordinated in right of payment to the prior payment in full of all of Jones Soda’s Senior Indebtedness, which is defined as amounts due in connection with the company’s indebtedness for borrowed money to banks, commercial finance lenders, or other lending institutions regularly engaged in the business of lending money, with certain restrictions.

As of the date hereof, Jones Soda has $110,000 in aggregate principal amount of Subordinated Notes outstanding, that are currently convertible into an aggregate of 424,138 Jones Soda Shares. The holders of the Subordinated Notes have the right to convert such notes at any time during the term of the notes into a number of Jones Soda Shares equal to the quotient obtained by dividing (i) the amount of the unpaid principal and interest on the Subordinated Notes by (ii) US$0.32.

Contingent Convertible Debentures

On February 9, 2022, Jones Soda issued $3,000,000 in aggregate principal amount of Contingent Convertible Debentures. Each Contingent Convertible Debenture is convertible into units of Jones Soda at a US$0.50 price per unit (with each unit consisting one Jones Soda Share and one Jones Special Warrant) only upon Jones Soda increasing its authorized capital to an amount to cover the Jones Soda Shares issuable pursuant to all of the outstanding Contingent Convertible Debentures as well as all of the other then outstanding convertible/exercisable securities of Jones Soda.

10.2	Other Securities

Not applicable.

10.3	Modification of Terms

Not applicable.

10.4	Other Attributes

Not applicable.

10.5	Prior Sales

Jones Soda

For the 12-month period prior to the date of this document, the following securities of Jones Soda were sold by Jones Soda or any Related Person of Jones Soda:

Date	Type of Transaction	Number and Type of Securities	Issue Price or Exercise Price (US$)	Proceeds (US$)
11/3/2020	Grant	500,000 options	US$0.17
12/2/2020	Grant	11,870 options	US$0.18
1/4/2021	Grant	523,450 options	US$0.24
2/10/2021	Conversion of Subordinated Notes	550,042 Jones Soda Shares	US$0.32
2/16/2021	Conversion of Subordinated Notes	1,835,016 Jones Soda Shares	US$0.32
3/16/2021	Exercise	25,000 Jones Soda Shares	US$0.34	US$11,200
3/23/2021	Grant	475,000 options	US$0.49
4/23/2021	Exercise	49,744 Jones Soda Shares	US$0.43	US$29,846
4/26/2021	Exercise	19,527 Jones Soda Shares	US$0.43	US$11,597
5/11/2021	Exercise	20,000 Jones Soda Shares	US$0.49	US$11,200
5/13/2021	Exercise	20,000 Jones Soda Shares	US$0.49	US$11,000
5/17/2021	Exercise	20,000 Jones Soda Shares	US$0.49	US$12,000
6/14/2021	Conversion of Subordinated Notes	462,600 Jones Soda Shares	US$0.32
7/15/2021	Exercise	40,000 Jones Soda Shares	US$0.49	US$28,000
7/22/2021	Exercise	45,000 Jones Soda Shares	US$0.25	US$32,000
7/23/2021	Conversion of Subordinated Notes	352,564 Jones Soda Shares	US$0.32
7/24/2021	Conversion of Subordinated Notes	96,875 Jones Soda Shares	US$0.32
7/30/2021	Conversion of Subordinated Notes	374,092 Jones Soda Shares	US$0.32
8/3/2021	Conversion of Subordinated Notes	18,714 Jones Soda Shares	US$0.32
8/9/2021	Conversion of Subordinated Notes	18,730 Jones Soda Shares	US$0.32
8/10/2021	Conversion of Subordinated Notes	375,993 Jones Soda Shares	US$0.32
8/12/2021	Exercise	9,063 Jones Soda Shares	US$0.27	US$10,103
8/13/2021	Exercise	117,797 Jones Soda Shares	US$0.39	US$127,282
8/16/2021	Exercise	162,000 Jones Soda Shares	US$0.36	US$153,900
8/18/2021	Exercise	66,972 Jones Soda Shares	US$0.43	US$71,704
8/18/2021	Conversion of Subordinated Notes	700,111 Jones Soda Shares	US$0.32
8/23/2021	Exercise	10,000 Jones Soda Shares	US$0.18	US$9,000
8/23/2021	Conversion of Subordinated Notes	279,400 Jones Soda Shares	US$0.32
8/24/2021	Exercise	17,000 Jones Soda Shares	US$0.18	US$18,190
8/26/2021	Exercise	95,000 Jones Soda Shares	US$0.34	US$105,943
8/31/2021	Exercise	10,203 Jones Soda Shares	US$0.18	US$12,244
9/2/2021	Exercise	20,000 Jones Soda Shares	US$0.45	US$22,000
9/3/2021	Exercise	50,000 Jones Soda Shares	US$0.32	US$52,500
10/13/2021	Exercise	3,750 Jones Soda Shares	US$0.18	US$3,675
1/3/2022	Grant	148,148 options	US$0.675
2/3/2022	Grant	452,500 options	US$0.50

In addition to the above issuances:

●

On July 14, 2021, Jones Soda completed a non-brokered private placement and issued the US$2,000,000 unsecured Convertible Debenture. On February 15, 2022, the Convertible Debenture was automatically converted into 4,025,035 units of Jones Soda (with each unit consisting of one Jones Soda Share and one Jones Special Warrant) at the Debenture Conversion Price upon the completion of the Acquisition.

●

On February 9, 2022, Jones Soda completed a non-brokered private placement and issued approximately US$3,000,000 in aggregate principal amount of Contingent Convertible Debentures. The Contingent Convertible Debentures are convertible into units of Jones Soda (with each such unit consisting one Jones Soda Share and one Jones Special Warrant) at a price of US$0.50 per unit only upon Jones Soda increasing its authorized capital to an amount to cover the Jones Soda Shares issuable pursuant to all of the outstanding Contingent Convertible Debentures as well as all of the other then outstanding convertible/exercisable securities of Jones Soda.

●	On February 15, 2022, Jones Soda completed the Acquisition. Pursuant to the Acquisition, Jones Soda issued 20,000,048 Jones Soda Shares and 16,000,000 Jones Soda Warrants.

Pinestar

For the 12-month period prior to the date of this Listing Statement, the following securities of Pinestar were sold:

●

On February 8, 2022, Pinestar completed a non-brokered private placement of 16,000,000 Subscription Receipts at a price of US$0.50 per Subscription Receipt for gross proceeds of $8,000,000. Each Subscription Receipt was automatically exchanged to acquire one Pinestar Share (on a post-Consolidation basis) and one Pinestar Sub Receipt Warrant upon the satisfaction of certain escrow conditions related to the Acquisition, prior to the Effective Time.

●

On March 31, 2021 Pinestar completed a non-brokered private placement of 16,800,000 units at a price of C$0.006 per unit (on a pre-Consolidation basis, equivalent to 1,680,000 units at a price of C$0.06 on a post-Consolidation basis) for gross proceeds of C$100,800. Each unit consisted of one Pinestar Share and one Pinestar Warrant.

●

On January 27, 2021, Pinestar completed a non-brokered private placement of 20,000,000 Pinestar Shares at a price of C$0.005 per Pinestar Share (on a pre-Consolidation basis, equivalent to 2,000,000 Pinestar Shares units at a price of C$0.05 on a post-Consolidation basis) for gross proceeds of C$100,000.

10.6	Stock Exchange Price

The following table sets out the price ranges and volume traded or quoted on the OTCQB for the Jones Soda Shares for the period prior to the date of this Listing Application:

OTC Markets Group	High	Low	Volume
February 1 to February 14, 2022	$0.55	$0.48	946,400
January 2022	$0.73	$0.47	1,089,400
December 2021	$0.95	$0.60	1,886,800
November 2021	$1.10	$0.82	2,282,200
October 2021	$1.01	$0.821	1,511,700
Quarter ended September 30, 2021	$1.44	$0.45	27,890,200
Quarter ended June 30, 2021
Quarter ended March 30, 2021	$0.70	$0.232	17,860,500
Quarter ended December 31, 2020	$0.239	$0.13	12,723,500
Quarter ended September 30, 2020	$0.20	$0.161	4,233,800
Quarter ended June 30, 2020	$0.25	$0.17	10,053,500
Quarter ended March 31, 2020	$0.31	$0.18	10,262,700

Jones Soda has applied to the CSE for the listing of the Resulting Issuer Shares. Listing will be subject to the Resulting Issuer fulfilling all the listing requirements of the CSE. The Resulting Issuer Shares would be listed under the trading symbol “JSDA”.

11.	ESCROWED SECURITIES

11.1	Escrowed Securities

To the knowledge of directors and officers of each of Jones Soda, no securities of Jones Soda are held in escrow or subject to a pooling agreement.

12.	PRINCIPAL SHAREHOLDERS

To the knowledge of directors and officers of Jones Soda, the following person beneficially and of record, directly or indirectly, owns or exercises control or direction over voting securities carrying more than 10% of the voting rights attached to any class of voting securities of the Resulting Issuer:

Name	Number of Issuer Shares Held	Percentage of class(1)
SOL Global Investments Corp.	17,222,195(2)	18.74%

Notes:

(1)	The total issued and outstanding Resulting Issuer Shares is 91,866,054 on an undiluted basis.
(2)

This number includes 281,345 Resulting Issuer Shares held directly by SOL Global Investments Corp. (“SOL Global”), 8,085,815 Resulting Issuer Shares held by SOL Verano Blacker 1 LLC (“SOL Blocker”), a wholly-owned subsidiary of SOL Global, 4,025,035 Resulting Issuer Shares issued by the Resulting Issuer to SOL Blocker at the closing of the Transaction upon the conversion of the Convertible Debenture, and 4,830,000 Resulting Issuer Shares issued by the Resulting Issuer in connection with the conversion of Subscription Receipts held by SOL Blocker on the date of the Acquisition. This does not include the Resulting Issuer Shares issuable upon the exercise of the 4,830,000 Special Warrants issued in connection with the conversion of the Subscription Receipts held by SOL Blocker or the Resulting Issuer Shares issuable upon the exercise of 4,025,035 Special Warrants issued in connection with the conversion of the of the Convertible Debenture held by SOL Blocker.

To the knowledge of Jones Soda, other than as set out herein, there is no voting trust or similar agreement, subject to which more than 10 per cent of any class of voting securities of the Resulting Issuer is held, or is to be held.

To the knowledge of Jones Soda, the principal shareholders is not an Associate or Affiliate of any other principal shareholder.

Investor Rights Agreement

On July 11, 2019, Jones Soda entered into a securities purchase agreement (the “SPA”) with Heavenly Rx Ltd. (the “Investor”) pursuant to which the Jones Soda sold to the Investor in a private placement: (a) 15,000,000 Jones Soda Shares and (b) a warrant to purchase up to an additional 15,000,000 Shares at a price of US$0.60 per Jones Soda Share (the “Heavenly Warrant”). The aggregate purchase price for the Shares and the Heavenly Warrant was US$9,000,000 in cash, which was paid to Jones Soda at the closing of the purchase and sale on July 11, 2019.

In connection with the SPA, Jones Soda, the Investor, Jennifer Cue, Eric Chastain and Michael Fleming (the “SPA Shareholders”) entered into an Investor Rights Agreement on July 11, 2019 (the “IRA”). Pursuant to the IRA, Jones Soda and the SPA Shareholders agreed to cause the Board to be set at seven (7) directors, and, if the investor holders 25% or more of the voting securities of the Corporation (including voting securities held by its Affiliates (which includes SOL Global Investment Corp.)), the Investor will have the right to designate two members of the Board (the “Investor Designees”), and the SPA Shareholders have agreed to vote their Shares in favor of the election of the Investor Designees. For so long as any Investor Designees serve on the Board, Jones Soda must obtain the approval of the Board, including all of the Investor Designees, before taking certain actions, such as amending Jones Soda’s charter documents, offering to sell any new securities, creating any debt security, approving a change of control, changing the strategy or principal lines of business of Jones Soda, liquidating or dissolving Jones Soda or agreeing to make expenditures in excess of $1,000,000. The Investor also has the right to appoint a non-voting observer to attend all meetings of the Board. In addition, in the event that Jones Soda proposes to offer any new securities (subject to certain standard exceptions), the Investor has a right of first offer to purchase such securities. Jones Soda also agreed to maintain director and officer insurance so long as any Investor Designee serves on the Board. As of the date hereof, the Investor does not hold such 25% of the voting securities of the Corporation.

13.	DIRECTORS AND OFFICERS

13.1	General

The board of directors of the Resulting Issuer is composed of six members, as set out below.

The name, municipality of residence, position or office held with Jones Soda and principal occupation of each director and executive officer of Jones Soda, as well as the number of voting securities beneficially owned, directly or indirectly, or over which each exercises control or direction, excluding the Jones Soda Shares issued on the exercise of convertible securities, are as follows:

Name, place of the residence and position with the Resulting Issuer	Principal occupation during the last five years	Date of appointment as director or officer	Resulting Issuer Shares Beneficially Owned, Directly or Indirectly, or Controlled or Directed upon completion of the Transaction(1)(5)
Mark Murray(4) President, Chief Executive Officer, and Director Dallas, TX	President of JGC Food Company (“JGC from 2017 to May 2019, and Vice President of Sales and Marketing of JGC from 2013 to 2017.	September 1, 2020	450,000 (0.05%)
Jamie Colbourne(2) Chair of the Board of Directors, Interim Chief Financial Officer and Director Bainbridge Island, WA	Interim Chief Executive Officer of Jones Soda from April 6, 2020 until December 1, 2020; Chief Executive Officer and director of Harry’s Fresh Foods from July 2012 until March 2019.	September 1, 2020	400,000 (0.49%)
Paul Norman(2)(3)(4) Director Miami Beach, FL

Director on board of directors of Hearthside Food Solutions; Chairman of Heavenly RX Ltd. from June 2019 to April 2020; President of the Kellogg Company’s North American operations from April 2015 to April 2018. President of CHW Acquisition Corporation since August 30, 2021.

		August, 6, 2019	1,665,152 (1.81%)
Clive Sirkin(2)(3) Director Chicago, IL	Chief Growth Officer for the Kellogg Company from January 2016 through February 2019; Chief Marketing Officer of Kimberly-Clark from March 2012 to November 2015	August 6, 2019	1,919,036 (2.09%)
Alex Spiro(3)(4) Director New York, NY

Partner at Quinn Emanuel Urquhart & Sullivan LLP. Graduate of Harvard Law School, where he continues to teach. Serves as a strategic advisor and board member to both public and private companies and helps growth stage ventures with a variety of legal and operational matters. Served as a board member of Glassbridge Enterprises, Imedia Brands, and Arrive, a private equity venture with Glassbridge Enterprises in partnership with Primary Venture Partners and Roc Nation.

		February 15, 2022	883,000 (0.96%)
Eric Chastain Chief Operating Officer and Corporate Secretary Seattle, WA	Chief Operating Officer of Jones Soda	June 27, 2014	10,500 (0.01%)
Joe Culp Controller Seattle, WA	Various financial roles at Jones Soda from January 2019 to March 2021; Senior accountant in the audit department of Moss Adams LLP from 2014 to November 2018	March 8, 2021	N/A
Chad Bronstein(2) Director Oak Brook, IL

Chief Executive Officer and Founder of Fyllo, a company providing compliance-first SaaS solutions for highly regulated industries. Previously, Chief Revenue Officer of Amobee Inc. after it was acquired by Adconian Media Group, where he served as Senior Vice President of North American Sales and Partnerships.

		February 15, 2022	200,000 (0.22%)

Notes:

(1)

The information as to principal occupation, business or employment and Resulting Issuer Shares beneficially owned or controlled is not within the knowledge of the management of Jones Soda and has been furnished by the respective nominees.

(2)	Member of Audit Committee.

(3)	Member of the Compensation and Governance Committee.

(4)	Member of the Nominating Committee.

(5)	The total issued and outstanding Resulting Issuer Shares is 91,866,054 on an undiluted basis.

13.2	Period of Service of Directors

Clive Sirkin and Paul Norman have been directors of Jones Soda since August 6, 2019, Jamie Colbourne has been a director of Jones Soda since September 1, 2020, Mark Murray has been a director of Jones Soda since May 19, 2021. Each of Alex Spiro and Chad Bronstein became a director upon completion of the Transaction.

13.3	Directors and Executive Officers Common Share Ownership

The directors and executive officers of the Resulting Issuer as a group, directly or indirectly, will beneficially own or exercise control or direction over 5,527,688 Resulting Issuer Shares, representing approximately 6.02% of the issued and outstanding common shares of the Resulting Issuer.

13.4	Board of Directors Committees

The Resulting Issuer has three committees: the Audit Committee, the Compensation and Governance Committee and the Nominating Committee.

The Audit Committee of the Resulting Issuer will consist of the following members:

●	Jamie Colbourne (Chair)

●	Paul NormanIndependent Member

●	Clive SirkinIndependent Member

●	Chad BronsteinIndependent Member

The Reporting Issuer is a “venture issuer” as defined in NI 52-110 and is relying upon the exemption in section 6.1 of NI 52-110 in respect of the composition of its Audit Committee and in respect of its reporting obligations under NI 52-110.

The board of Jones Soda has adopted a charter for the Audit Committee which sets out the Audit Committee’s mandate, organization, powers and responsibilities (the “Audit Committee Charter”. The Audit Committee Charter is attached as Schedule “I” to this Listing Statement.

The Compensation and Governance Committee of the Resulting Issuer will consist of the following members:

●	Clive SirkinIndependent Member

●	Alex SpiroIndependent Member

●	Paul NormanIndependent Member

The Nominating Committee of the Resulting Issuer will consist of the following members:

●	Mark Murray

●	Paul NormanIndependent Member

●	Alex SpiroIndependent Member

13.5	Principal Occupation of Directors and Executive Officers

Information on directors and executive officers’ principal occupation is set out in section 13.1 – Directors and Officers - General.

13.6	Cease Trade Orders or Bankruptcies

Other than described below, no director or officer of the Resulting Issuer, or a security holder anticipated to hold sufficient securities of the Resulting Issuer to affect materially the control of the Resulting Issuer, nor any personal holding company of any such person is, or has, within the 10 years prior to the date of this document: (a) been the subject of a cease trade or similar order or an order that denied the relevant company access to any exemption under securities legislation for a period of more than 30 consecutive days; (b) been subject to an event that resulted, after the director or officer ceased to be a director or executive officer of such company, in the company being the subject of a cease trade or similar order or an order that denied the relevant company access to any exemption under securities legislation, for a period of more than 30 consecutive days; (c) become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or been subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets or (d) within a year of the director or officer ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or been subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets.

On August 7, 2013, the BCSC issued a cease trade order to Pinestar for failure to file audited financial statements and trading of the Pinestar Shares was suspended as a result. On September 30, 2013, Pinestar was reinstated for trading. On August 6, 2014 and November 5, 2014, the BCSC and the ASC, respectively, issued cease trade orders to Pinestar for failure to file audited financial statements and annual management discussion and analysis and trading of the Pinestar Shares was suspended. On March 22, 2021, the BCSC and ASC issued orders revoking their cease trade orders.

13.7	Penalties or Sanctions

No director, officer or promoter of the Resulting Issuer, or a security holder anticipated to hold sufficient securities of the Resulting Issuer to affect materially the control of the Resulting Issuer, has:

(a)

been subject to any penalties or sanctions imposed by a court relating to Canadian securities legislation or by a Canadian securities regulatory authority or has entered into a settlement agreement with a Canadian securities regulatory authority; or

(b)	been subject to any other penalties or sanctions imposed by a court or regulatory body that would be likely to be considered important to a reasonable investor making an investment decision.

13.8	Settlement Agreements

Not applicable.

13.9	Personal Bankruptcies

Other than described below, no director or officer of the Resulting Issuer, or a security holder anticipated to hold sufficient securities of the Resulting Issuer to affect materially the control of the Resulting Issuer, nor any personal holding company of any such person is, or has, within the 10 years prior to the date of this document, been declared bankrupt or made a voluntary assignment in bankruptcy, made a proposal under any legislation relating to bankruptcy or insolvency or been subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of that individual.

13.10	Conflicts of Interest

The directors of the Resulting Issuer are bound by the provisions of the WBCA to act honestly and in good faith with a view to the best interests of the Resulting Issuer and to disclose any interests, which they may have in any project or opportunity of the Resulting Issuer. If a conflict of interest arises at a meeting of the board of directors, any director in a conflict will disclose his interest and abstain from voting on such matter.

The Board of Directors, upon the recommendation of Jones Soda’s Audit Committee, has adopted a written policy for the review and approval or ratification of related person transactions. Under this policy, the Resulting Issuer’s directors and executive officers are expected to disclose to the Resulting Issuer’s principal financial officer (or, if the transaction involves the principal financial officer, to the CEO) (either, as applicable, the “Designated Officer”) the material facts of any transaction that could be considered a related person transaction promptly upon gaining knowledge of the transaction. For purposes of this policy, a related person transaction is generally defined as any transaction involving a related person as defined under Item 404(a) of Regulation S-K, the SEC's related person transaction disclosure rule, without regard to a dollar threshold for such transaction.

If the Designated Officer determines that the transaction is a related person transaction under Jones Soda’s policy, the Designated Officer will notify the Chair of Jones Soda’s Audit Committee and submit the transaction to the Audit Committee, which will review and determine whether to approve or ratify the transaction.

When determining whether to approve or ratify a related person transaction, Jones Soda’s Audit Committee will review relevant facts regarding the related person transaction, including:

●	the extent of the related person's interest in the transaction;

●	whether the terms are comparable to those generally available in arm's-length transactions; and

●	whether the related person transaction is consistent with the best interests of Jones Soda.

The related person involved in the related person transaction may participate in the approval/ratification process only to provide additional information as needed for Jones Soda’s Audit Committee's review. If any related person transaction is not approved or ratified by the Jones Soda’s Audit Committee, the Audit Committee may take such action in respect of the transaction as it may deem necessary or desirable in the best interests of Jones Soda and its shareholders. If any related person transaction is ongoing or is part of a series of transactions, Jones Soda’s Audit Committee may establish guidelines as necessary to appropriately review the ongoing related person transaction. After initial approval/ratification of the transaction, Jones Soda’s Audit Committee will review the related person transaction on a regular basis (at least annually).

Jones Soda’s Audit Committee is authorized to administer our related person transactions policy, and may amend, modify and interpret the policy as it deems necessary or desirable. Any material amendments or modifications to the policy will be reported to the full Board of Directors at its next regularly scheduled meeting. In addition, Jones Soda’s Audit Committee will conduct an annual review and assessment of the policy.

To the best of Jones Soda’s knowledge, and other than disclosed herein, there are no known existing or potential conflicts of interest among the Resulting Issuer, its promoters, directors and officers or other members of management of the Resulting Issuer or of any proposed promoter, director, officer or other member of management except that certain of the directors and officers serve as directors and officers of other companies, and therefore it is possible that a conflict may arise between their duties to the Issuer and their duties as a director or officer of such other companies.

13.11	Management

The following sets out details of the directors and management of the Resulting Issuer:

Mark Murray, Age 61, President, Chief Executive Officer and Director

Prior to becoming the President and Chief Executive Officer of Jones Soda in September 2020, Mr. Murray was most recently the President of JGC Food Company (“JGC”), a position he held from 2017 to May 2019, and was previously the Vice President of Sales and Marketing of JGC from 2013 to 2017. He was the Vice President of Sales of Harry’s Fresh Foods from 2011 and 2013 and Vice President of National Accounts of Solo Cup Company from 2008 to 2011. Previous to 2008, Mr. Murray held numerous other roles in sales and marketing, including a 22-year career with Kraft Foods. Mr. Murray received a Bachelor of Arts degree in Marketing, from Michigan State University in 1982. Mr. Murray intends to commit 100% of his time to the Resulting Issuer.

Eric Chastain, Age 50, Chief Operating Officer and Corporate Secretary

Mr. Chastain was appointed as Jones Soda’s Chief Operating Officer effective June 2014. He has been with Jones Soda for nearly 19 years, and previously served as Vice President of Operations of Jones Soda from May 2002 to June 2014. As Chief Operating Officer, Mr. Chastain is responsible for directing the operational aspects of Jones Soda’s contract manufacturing, as well as purchasing, logistics, and product development. Additionally, Mr. Chastain leads the international business development for Jones Soda. Prior to joining Jones Soda, Mr. Chastain had several years of beverage manufacturing experience as Director of Operations. Mr. Chastain attended Washington State University and Central Washington University where he earned a Bachelor of Arts degree in Business Administration in June 1993. Mr. Chastain intends to commit 100% of his time to the Resulting Issuer.

Joe Culp, Age 30, Controller

Mr. Culp was appointed as Jones Soda’s Controller, Principal Financial Officer and Principal Accounting Officer effective March 8, 2021. He has served in various financial roles since joining Jones Soda in January 2019. Previously, Mr. Culp served as a senior accountant in the audit department of Moss Adams LLP from 2014 to November 2018, performing audits for both public and private companies across various industries including manufacturing, public utilities, financial institutions, health care, and contractors. Mr. Culp received a Bachelor of Arts degree in Accounting and Master's in Accounting, both from Washington State University, and is a Certified Public Accountant. Mr. Culp intends to commit 100% of his time to the Resulting Issuer.

Jamie Colbourne, Age 63, Chairman of Board of Directors and Interim Chief Financial Officer

Mr. Colbourne served as Jones Soda’s Interim Chief Executive Officer from April 6, 2020 until December 1, 2020 and has served as the Chairman of Jones Soda’s Board of Directors since January 1, 2021. Prior to that, he was the Chief Executive Officer of Harry’s Fresh Foods, a position he held from July 2012 until it was sold in March 2019, and also served on its Board of Directors. Mr. Colbourne currently serves on the Board of Directors of Ellenos Real Greek Yogurt, Harbor Wholesale, and Bargreen Ellingson. He was the Chief Operating Officer of Charlie’s Produce from 2008 to 2012. From 2002 to 2008, Mr. Colbourne served as Chief Executive Officer and President of Litehouse Inc., and prior to that, he held positions at Tully’s Coffee, Specialty Frozen Foods, Haagen-Dazs, Pepsico/Seven-up Canada. Mr. Colbourne received a Bachelor of Commerce, Marketing and Finance from St. Mary’s University in Canada and received a Canadian Chartered Accounting designation in 1982. Mr. Colbourne intends to commit 80% of his time to the Resulting Issuer while he performs the duties of Interim Chief Financial Office and 10% of his time as a Chairman of the Board.

Paul Norman, Age 56, Director

Mr. Norman has been a director of Jones Soda since August 2016. Mr. Norman is a seasoned global operating executive that currently serves on the Board of Directors of Hearthside Food Solutions. Previously, from June 2019 through April 2020, Mr. Norman was chairman and CEO of Heavenly Rx Ltd., where he is focused on developing a long-term strategic direction and growing the company’s brand portfolio. Preceding his role at Heavenly Rx Ltd., Mr. Norman spent over 30 years at the Kellogg Company, a multinational food manufacturing company, and most recently served as President of the company’s North American operations from April 2015 to April 2018. During his multi-decade career at Kellogg, Norman led various transformation efforts through strategic portfolio innovation and management that resulted in long-term, profitable growth. Mr. Norman earned a bachelor’s degree in French studies from the University of Portsmouth in June 1987, and previously was a Board member for the Grocery Manufacturers Association, where he served on the executive committee. Mr. Norman intends to commit 10% of his time to the Resulting Issuer.

Clive Sirkin, Age 57, Director

Mr. Sirkin has been a director of Jones Soda since August 2016. Mr. Sirkin is a seasoned marketing executive who has held various executive roles in large multinational consumer packaged goods (CPG) companies. He was most recently the Chief Growth Officer for the Kellogg Company from January 2016 through February 2019. In this capacity he was a member of the company's Executive Committee and was responsible for R&D, innovation, sales, marketing, research and analytics and setting the category strategy for the company. Prior to Kellogg, Clive served as the Chief Marketing Officer of Kimberly-Clark from March 2012 to November 2015, overseeing all marketing across their B2B and B2C divisions. This followed a 16+ year career in advertising at Leo Burnett, where he served in various leadership capacities across multiple geographies culminating in being named Group Managing Director with responsibility for setting the global business strategy for the group. He served on the Global Executive Committee and the Board of the company. Mr. Sirkin currently serves on the Boards of Screendragon ltd., Fyllo tech, UCAN and 70 Faces Media. He earned a B. Comm. degree from the University of Witwatersrand in South Africa in 1985. Mr. Sirkin intends to commit 10% of his time to the Resulting Issuer.

Alex Spiro, Age 39, Director

Mr. Spiro has been a director of Jones Soda since December 2021. Mr. Spiro is a former prosecutor and a well-known litigator who has represented an array of disrupting companies across the globe. Mr. Spiro has been a partner at Quinn Emanuel Urquhart & Sullivan LLP since October 2017, where he currently serves as Co-Chair of the Investigations, Government Enforcement & White-Collar Defense practice. Prior to that, Mr. Spiro had been an attorney at Brafman and Associates in New York City since July 2013. In that position, Mr. Spiro has handled an array of complex litigation and investigations. Prior to his joining Brafman and Associates, from September 2008 to July 2013, Mr. Spiro worked as a Manhattan prosecutor. Mr. Spiro formerly was the director of an autism children’s program at McLean Hospital, Harvard’s psychiatric hospital. Mr. Spiro graduated with a B.A. in Psychology from Tufts University in 2005 and a J.D. from Harvard Law School in 2008, and he is currently a member of the adjunct faculty at Harvard. Mr. Spiro became admitted to the State Bar of New York in 2008. He has lectured and written on a variety of subjects related to psychology and the law. Mr. Spiro serves as a strategic advisor and board member to both public and private companies and helps growth-stage ventures with a variety of legal and operational matters. Mr. Spiro serves on the board the board of Glassbridge Enterprises and Imedia Brands, and ARRIVE, a private equity venture with Glassbridge Enterprises in partnership with Primary Venture Partners and Roc Nation. Mr. Spiro intends to commit 10% of his time to the Resulting Issuer.

Chad Bronstein, Age 34, Director

Currently, Mr. Bronstein serves as Chief Executive Officer and Founder of Fyllo, a company providing compliance-first SaaS solutions for highly regulated industries. He also serves as Co-Founder and Chairman of the Board for Tyson 2.0, boxer Mike Tyson’s cannabis company, and Wesana Health, a life science company on a journey to treat traumatic brain injury and mental illness through psychedelics. In addition, he is an investor and partner in Kenan Thompson’s new talent management and production company, Artists for Artists. Previously, Mr. Bronstein served as the Chief Revenue Officer of Amobee Inc. after it was acquired by Adconian Media Group, where he served as Senior Vice President of North American Sales and Partnerships. Mr. Bronstein is also a strategic advisor at OpenWeb. He graduated from Miami University in 2009. Mr. Bronstein intends to commit 10% of his time to the Resulting Issuer.

14.	CAPITALIZATION

14.1	Issued Capital

	Number of Securities (non-diluted)	Number of Securities (fully-diluted)	% of Issued (non-diluted)	% of Issued (fully diluted)
Public Float
Total outstanding (A)	91,866,054	129,896,194	100%	100%
Held by Related Persons or employees of the Resulting Issuer or Related Person of the Resulting Issuer, or by persons or companies who beneficially own or control, directly or indirectly, more than a 5% voting position in the Resulting Issuer (or who would beneficially own or control, directly or indirectly, more than a 5% voting position in the Resulting Issuer upon exercise or conversion of other securities held) (B)	31,749,883	43,604,918	34.6%	33.6%
Total Public Float (A-B)	60,166,171	86,291,276	65.4%	66.4%
Freely-Tradeable Float

Number of outstanding securities subject to resale restrictions, including restrictions imposed by pooling or other arrangements or in a shareholder agreement and securities held by control block holders (C)	0	0	0%	0%
Total Tradable Float (A-C)	91,866,054	129,896,194	100%	100%

Public Security holders (Registered)

For the purposes of the following table, “public securityholders” are persons other than persons enumerated in section (B) of the Issued Capital table and only registered holders are listed.

Class of Security: Common Shares

Size of Holding	Number of holders	Total number of securities
1 - 99 securities	103	2,864
100 – 499 securities	69	12,408
500 – 999 securities	17	12,285
1,000 – 1,999 securities	8	8,000
2,000 – 2,999 securities	3	6,100
3,000 – 3,999 securities	1	3,000
4,000 – 4,999 securities	1	4,655
5,000 or more securities	21	13,670,898
Total	223	13,720,210

Public Securityholders (Beneficial)

For the purposes of the following table, “public securityholders (beneficial)” include (i) beneficial holders holding securities in their own name as registered shareholders; and (ii) beneficial holders holding securities through an intermediary; but does not include “non-public securityholders” being those persons enumerated in section (B) of the above Issued Capital table. Beneficial holders below are based partially on a share range report of Jones Soda as of January 21, 2022.

Class of Security: Common Shares

Size of Holding	Number of holders	Total number of securities
1 - 99 securities	3,396	106,662
100 – 499 securities	3,845	767,252
500 – 999 securities	1,109	686,098
1,000 – 1,999 securities	1,149	1,363,961
2,000 – 2,999 securities	468	1,034,909
3,000 – 3,999 securities	237	760,199
4,000 – 4,999 securities	156	655,484
5,000 or more securities	1,004	55,520,862
Total	11,334	60,895,429

Non-Public Securityholders (Registered)

For the purposes of this table, “non-public securityholders” are persons enumerated in section

(B) of the above Issued Capital table.

Class of Security: Common Shares

Size of Holding	Number of holders	Total number of securities
1 - 99 securities	0	0
100 – 499 securities	0	0
500 – 999 securities	0	0
1,000 – 1,999 securities	0	0
2,000 – 2,999 securities	0	0
3,000 – 3,999 securities	0	0
4,000 – 4,999 securities	0	0
5,000 or more securities	9	21,462,613
Total	9	21,462,613

14.2	Convertible/Exchangeable Securities

As at the date of this Listing Statement, Jones Soda had 3,906,159 Jones Soda Options outstanding convertible into 3,906,159 Jones Soda Shares, and outstanding Subordinated Notes that are convertible into an aggregate of 424,138 Jones Soda Shares. In addition, as at the date of this Listing Statement, Jones Soda had (a) US$3,000,000 in aggregate principal amount of Contingent Convertible Debentures that are convertible into 6,000,000 Jones Soda Shares and 6,000,000 Jones Special Warrants (only upon Jones Soda increasing its authorized capital to an amount to cover the Jones Soda Shares issuable pursuant to all of the outstanding Contingent Convertible Debentures as well as all of the other then outstanding convertible/exercisable securities of Jones Soda; and (b) 20,025,035 Jones Special Warrants outstanding that are exercisable into an aggregate of 20,025,035 Jones Soda Shares conditional upon Jones Soda increasing its authorized capital to an amount to cover the Jones Soda Shares issuable pursuant to all of the outstanding Jones Special Warrants as well as the other Jones Soda Shares issuable pursuant to the then outstanding convertible/exercisable securities of Jones Soda. The increase of the Jones Soda authorized capital has not occurred as at the date of this Listing Statement and accordingly, the Contingent Convertible Debentures have not been converted and the Jones Special Warrants are not exercisable as at the date of this Listing Statement.

14.3	Other Listed Securities

There are no listed securities reserved for issuance that are not included in Section 14.2 – “Convertible/Exchangeable Securities”.

15.	EXECUTIVE COMPENSATION

15.1	Statement of Executive Compensation

Details related to the executive compensation paid by Jones Soda, prepared in accordance with Form 51-102F6V of National Instrument 51-102 – Continuous Disclosure Obligations, are attached as Schedule “H” to this Listing Statement.

16.	INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS

No director or officer of Jones Soda or person who acted in such capacity in the last financial year of Jones Soda, or director or officer of the Resulting Issuer, or any Associate of any such director or officer is, or has been, at any time since the beginning of the most recently completed financial year of Jones Soda, indebted to Jones Soda nor is any indebtedness of any such person to another entity the subject of a guarantee, support agreement, letter of credit or other similar arrangement or understanding provided by Jones Soda.

17.	RISK FACTORS

The business of the Resulting Issuer is subject to certain risks and uncertainties inherent in the premium beverage and cannabis industries. Prior to making any investment decision regarding the Resulting Issuer as the case may be, investors should carefully consider, among other things, the risk factors set forth below.

While this Listing Statement has described the risks and uncertainties that management of Jones Soda believe to be material to the Resulting Issuer’s business, it is possible that other risks and uncertainties affecting the Resulting Issuer’s business will arise or become material in the future.

If the Resulting Issuer is unable to address these and other potential risks and uncertainties, its business, financial condition or results of operations could be materially and adversely affected. In this event, the value of the Resulting Issuer Shares could decline and an investor could lose all or part of their investment.

The following is a description of the principal risk factors that affect the Resulting Issuer:

17.1	Business and Operational Risks

Risks Related Financial Condition and Capital Requirements

Jones Soda has experienced recurring losses from operations and negative cash flows from operating activities

Jones Soda has experienced recurring losses from operations and negative cash flows from operating activities and expects to continue to incur significant expenses related to its ongoing operations and generate operating losses for the foreseeable future. Jones Soda incurred a net loss of $3.0 million for the year ended December 31, 2020. Jones Soda’s accumulated deficit increased to $70.0 million as of December 31, 2020 compared to the prior year’s deficit of $67.0 million.

Jones Soda may encounter unforeseen expenses, difficulties, complications, delays, and other unknown factors that may adversely affect its financial condition. Jones Soda’s prior losses and expected future losses have had an adverse effect on its financial condition. If Jones Soda’s products do not achieve sufficient market acceptance and its revenues do not increase significantly, Jones Soda may continue to generate operating losses for the foreseeable future. If Jones Soda achieves profitability in the future, Jones Soda may not be able to sustain profitability in subsequent periods. Jones Soda’s failure to become and remain profitable would decrease its value and could impair its ability to raise capital, expand its business, diversify its product offerings or continue its operations.

If Jones Soda is not able to successfully execute on its future operating plans, its financial condition and results of operation may be materially adversely affected, and it may not be able to continue as a going concern.

It is critical that Jones Soda meets its sales goals and increases sales going forward as its operating plan already reflects prior significant cost containment measures and may make it difficult to achieve top-line growth if further significant reductions become necessary. If Jones Soda does not meet its sales goals, its available cash and working capital will decrease and its financial condition will be negatively impacted.

If Jones Soda does not effectively utilize the proceeds from its financing from Heavenly Rx Ltd., its financial condition and results of operations may be materially adversely affected.

On July 11, 2019, Jones Soda entered into a securities purchase agreement with Heavenly Rx Ltd. pursuant to which it sold certain securities to Heavenly Rx Ltd. for an aggregate purchase price of US$9,000,000 in cash. Joes Soda intends to continue to use the proceeds from this offering for general working capital and other purposes, including sales and marketing, product development and capital expenditures for its legacy business and new business initiatives. However, if Jones Soda is unable to effectively utilize the proceeds of this financing, its financial condition and results of operations may suffer.

Jones Soda may need additional financing in the future, which may not be available when needed or may be costly and dilutive.

Jones Soda may require additional financing to support our working capital needs in the future. The amount of additional capital we may require, the timing of our capital needs and the availability of financing to fund those needs will depend on a number of factors, including Jones Soda’s strategic initiatives and operating plans, the performance of its business and the market conditions for debt or equity financing. Additionally, the amount of capital required will depend on Jones Soda’s ability to meet its sales goals and otherwise successfully execute its operating plan. Jones Soda believes it is imperative that it meet these sales objectives in order to lessen its reliance on external financing in the future. Jones Soda intends to continually monitor and adjust its operating plan as necessary to respond to developments in its business, its markets and the broader economy. In addition, the continuation of the COVID-19 pandemic and uncertain market conditions may limit Jones Soda’s ability to access capital, may reduce demand for certain products, and may negatively impact its supply chain. Although Jones Soda believes various debt and equity financing alternatives will be available to it to support its working capital needs, financing arrangements on acceptable terms may not be available to Jones Soda when needed. Moreover, these alternatives may require significant cash payments for interest and other costs or could be highly dilutive to Jones Soda’s existing shareholders. Any such financing alternatives may not provide Jones Soda with sufficient funds to meet its long-term capital requirements. If necessary, Jones Soda may explore strategic transactions that it considers to be in the best interest of the company and its shareholders, which may include, without limitation, public or private offerings of debt or equity securities, a rights offering, and other strategic alternatives; however, these options may not ultimately be available or feasible when needed.

If we Jones Soda is unable to continue as a going concern, its securities will have little or no value.

Although Jones Soda’s audited financial statements for the year ended December 31, 2020 were prepared under the assumption that Jones Soda would continue its operations as a going concern, as disclosed in Note 1 to the Jones Soda Annual Financial Statements, Jones Soda has concluded that substantial doubt exists as to its ability to continue as a going concern.  Further, the report of Jones Soda’s independent registered public accounting firm that accompanies the Jones Soda Annual Financial Statements contains a going concern qualification in which such firm expressed substantial doubt about Jones Soda’s ability to continue as a going concern, based on the financial statements at that time. Specifically, as noted above, Jones Soda has experienced recurring losses from operations and negative cash flows from its operating activities and expects to continue to incur significant expenses related to its ongoing operations and generate operating losses for the foreseeable future. These prior losses and possible future losses have had, and may continue to have, an adverse effect on Jones Soda’s financial condition. In addition, continued operations and Jones Soda’s ability to continue as a going concern may be dependent on its ability to obtain additional financing in the near future and thereafter. Jones Soda’s financial statements do not include any adjustments that may result from the outcome of this uncertainty. If Jones Soda is unable to generate additional funds in the future through sales of its products, financings or from other sources or transactions, Jones Soda will exhaust its resources and will be unable to continue operations. If Jones Soda cannot continue as a going concern, its shareholders would likely lose most or all of their investment in Jones Soda.

Risk Factors Relating to Jones Soda’s Brand and Its Industry

Jones Soda competes in an industry that is brand-conscious, so brand name recognition and acceptance of its products is critical to its success.

Jones Soda’s business is substantially dependent upon awareness and market acceptance of its products and brands by its target market, trendy, young consumers looking for a distinctive tonality in their beverage choices. In addition, Jones Soda’s business depends on acceptance by its independent distributors and retailers of its brands as beverage brands that have the potential to provide incremental sales growth. If Jones Soda is not successful in the revitalization and growth of its brand and product offerings, Jones Soda may not achieve and maintain satisfactory levels of acceptance by independent distributors and retail consumers. In addition, Jones Soda may not be able to effectively execute its marketing strategies in light of the various closures and event cancellations caused by the COVID-19 pandemic. Any failure of the Jones Soda brand to maintain or increase acceptance or market penetration would likely have a material adverse effect on the company’s revenues and financial results.

Jones Soda’s brand and image are keys to its business and any inability to maintain a positive brand image could have a material adverse effect on its results of operations.

Jones Soda’s success depends on its ability to maintain brand image for its existing products and effectively build up brand image for new products and brand extensions. Jones Soda cannot predict whether its advertising, marketing and promotional programs will have the desired impact on its products’ branding and on consumer preferences. In addition, negative public relations and product quality issues, whether real or imagined, could tarnish its reputation and image of the affected brands and could cause consumers to choose other products. Jones Soda’s brand image can also be adversely affected by unfavorable reports, studies and articles, litigation, or regulatory or other governmental action, whether involving Jones Soda’s products or those of its competitors.

Competition from traditional and large, well-financed non-alcoholic beverage manufacturers may adversely affect Jones Soda’s distribution relationships and may hinder development of its existing markets, as well as prevent Jones Soda from expanding its markets.

The beverage industry is highly competitive. Jones Soda competes with other beverage companies not only for consumer acceptance but also for shelf space in retail outlets and for marketing focus by its distributors, all of whom also distribute other beverage brands. Jones Soda’s products compete with all non-alcoholic beverages, most of which are marketed by companies with substantially greater financial resources than Jones Soda. Some of these competitors are placing severe pressure on independent distributors not to carry competitive sparkling brands such as Jones Soda. Jones Soda also competes with regional beverage producers and “private label” soft drink suppliers.

Jones Soda’s direct competitors in the sparkling beverage category include traditional large beverage companies and distributors, and regional premium soft drink companies. These national and international competitors have advantages such as lower production costs, larger marketing budgets, greater financial and other resources and more developed and extensive distribution networks than Jones Soda. Jones Soda may not be able to grow its volumes or maintain its selling prices, whether in existing markets or as it enters new markets.

Increased competitor consolidations, market-place competition, particularly among branded beverage products, and competitive product and pricing pressures could impact Jones Soda’s earnings, market share and volume growth. If, due to such pressure or other competitive threats, Jones Soda is unable to sufficiently maintain or develop its distribution channels, Jones Soda may be unable to achieve its current revenue and financial targets. As a means of maintaining and expanding its distribution network, Jones Soda intends to introduce product extensions and additional brands. Lemoncocco, Jones Soda’s new premium non-carbonated beverage, is an example of a new product Jones Soda has introduced recently. Jones Soda may not be successful in doing this, or it may take Jones Soda longer than anticipated to achieve market acceptance of these new products and brands, if at all. Other companies may be more successful in this regard over the long term. Competition, particularly from companies with greater financial and marketing resources than Jones soda, could have a material adverse effect on Jones Soda’s existing markets, as well as on its ability to expand the market for its products.

Jones Soda competes in an industry characterized by rapid changes in consumer preferences and public perception, so its ability to continue developing new products to satisfy the changing preferences of consumers will determine its long-term success.

Failure to introduce new brands, products or product extensions into the marketplace as current ones mature and to meet the changing preferences of consumers could prevent Jones Soda from gaining market share and achieving long-term profitability. Product lifecycles can vary and consumer preferences and loyalties change over time. Although Jones Soda tries to anticipate these shifts and innovate new products to introduce to our consumers, Jones Soda may not succeed. Consumer preferences also are affected by factors other than taste, such as health and nutrition considerations and obesity concerns, shifting consumer needs, changes in consumer lifestyles, increased consumer information and competitive product and pricing pressures. Sales of Jones Soda’s products may be adversely affected by the negative publicity associated with these issues. In addition, there may be a decreased demand for certain products as a result of the COVID-19 pandemic. If Jones Soda does not adequately anticipate or adjust to respond to these and other changes in consumer preferences, the company may not be able to maintain and grow its brand image and its sales may be adversely affected.

Jones Soda may experience a reduced demand for some of its products due to health concerns (including obesity) and legislative initiatives against sweetened beverages.

Consumers are concerned about health and wellness; public health officials and government officials are increasingly vocal about obesity and its consequences. There has been a trend among some public health advocates and dietary guidelines to recommend a reduction in sweetened beverages, as well as increased public scrutiny, new taxes on sugar-sweetened beverages (as described below), and additional governmental regulations concerning the marketing and labeling/packing of the beverage industry. Additional or revised regulatory requirements, whether labeling, tax or otherwise, could have a material adverse effect on Jones Soda’s financial condition and results of operations. Further, increasing public concern with respect to sweetened beverages could reduce demand for Jones Soda’s beverages and increase desire for more low-calorie soft drinks, water, enhanced water, coffee-flavored beverages, tea, and beverages with natural sweeteners. Jones Soda is continuously working to reduce calories and sugar in our Jones Cane Sugar products while launching new products like Lemoncocco, to pair with existing brand extensions such as Jones Sugar Free that round out our diversified portfolio.

Legislative or regulatory changes that affect our products, including new taxes, could reduce demand for products or increase our costs.

Taxes imposed on the sale of certain of Jones Soda’s products by federal, state and local governments in the United States, or other countries in which the company operates could cause consumers to shift away from purchasing Jones Soda’s beverages. Several municipalities in the United States have implemented or are considering implementing taxes on the sale of certain “sugared” beverages, including non-diet soft drinks, fruit drinks, teas and flavored waters to help fund various initiatives. These taxes could materially affect Jones Soda’s business and financial results.

Jones Soda’s ability to develop and commercialize CBD-infused beverages and comply with laws and regulations governing cannabis, hemp or related products.

As of December 31, 2020, approximately forty states authorized industrial hemp programs pursuant to the Farm Bill. Continued development of the industrial hemp and cannabis industries will be dependent upon new legislative authorization of industrial hemp and cannabis at the state level, and further amendment or supplementation of legislation at the federal level. Any number of events or occurrences could slow or halt progress all together in this space. While progress within the industrial hemp and cannabis industries is currently encouraging, growth is not assured. While there appears to be ample public support for favorable legislative action, numerous factors may impact or negatively affect the legislative process(es) within the various states where Jones Soda has business interests. Any one of these factors could slow or halt use of industrial hemp and cannabis, which could negatively impact Jones Soda’s business and financial results.  In addition, the manufacture, labeling and distribution of Jones Soda’s products is regulated by various federal, state and local agencies. These governmental authorities may commence regulatory or legal proceedings, which could restrict the permissible scope of Jones Soda’s product claims or the ability to sell products in the future. The FDA regulates Jones Soda’s products to ensure that the products are not adulterated or misbranded. In particular, Jones Soda would be subject to regulation by the federal government and other state and local agencies as a result of the development and commercialization of cannabidiol (CBD) products. The shifting compliance environment and the need to build and maintain robust systems to comply with different compliance in multiple jurisdictions increases the possibility that Jones Soda may violate one or more of the requirements. If Jones Soda’s operations are found to be in violation of any of such laws or any other governmental regulations that apply to its business, Jones Soda may be subject to penalties, including, without limitation, civil and criminal penalties, damages, fines, the curtailment or restructuring of our operations, any of which could adversely affect the ability of Jones Soda to operate its business or negatively effect Jones Soda’s financial results.

Risk Factors Relating to Jones Soda’s Business Operations and Financial Results

Jones Soda’s reliance on distributors, retailers and brokers could affect its ability to efficiently and profitably distribute and market its products, maintain its existing markets and expand its business into other geographic markets.

Jones Soda’s ability to maintain and expand its existing markets for its products, and to establish markets in new geographic distribution areas, is dependent on its ability to establish and maintain successful relationships with reliable distributors, retailers and brokers strategically positioned to serve those areas. Most of Jones Soda’s distributors, retailers and brokers sell and distribute competing products, including non-alcoholic and alcoholic beverages, and its products may represent a small portion of their businesses. The success of this network will depend on the performance of the distributors, retailers and brokers of this network. There is a risk that the mentioned entities may not adequately perform their functions within the network by, without limitation, failing to distribute to sufficient retailers or positioning Jones Soda’s products in localities that may not be receptive to such products. Jones Soda’s ability to incentivize and motivate distributors to manage and sell its products is affected by competition from other beverage companies who have greater resources than Jones Soda does. To the extent that Jones Soda’s distributors, retailers and brokers are distracted from selling its products or do not employ sufficient efforts in managing and selling its products, including re-stocking the retail shelves with its products, Jones Soda’s sales and results of operations could be adversely affected. Furthermore, such third-parties’ financial position or market share may deteriorate, which could adversely affect Jones Soda’s distribution, marketing and sales activities.

Jones Soda’s ability to maintain and expand its distribution network and attract additional distributors, retailers and brokers will depend on a number of factors, some of which are outside of Jones Soda’s control. Some of these factors include:

●	the level of demand for Jones Soda’s brands and products in a particular distribution area;

●	Jones Soda’s ability to price its products at levels competitive with those of competing products; and

●	Jones Soda’s ability to deliver products in the quantity and at the time ordered by distributors, retailers and brokers.

Jones Soda may not be able to successfully manage all or any of these factors in any of its current or prospective geographic areas of distribution. Jones Soda’s inability to achieve success with regards to any of these factors in a geographic distribution area will have a material adverse effect on its relationships in that particular geographic area, thus limiting Jones Soda’s ability to maintain or expand its market, which will likely adversely affect its revenues and financial results.

Jones Soda incurs significant time and expense in attracting and maintaining key distributors.

Jones Soda’s marketing and sales strategy depends in large part on the availability and performance of its independent distributors. Jones Soda currently does not have, nor does it anticipate in the future that it will be able to establish, long-term contractual commitments from some of its current distributors. Jones Soda may not be able to maintain its current distribution relationships or establish and maintain successful relationships with distributors in new geographic distribution areas. Moreover, there is the additional possibility that Jones Soda may have to incur additional expenditures to attract and maintain key distributors in one or more of its geographic distribution areas in order to profitably exploit our geographic markets.

If Jones Soda loses any of its key distributors or national retail accounts, its financial condition and results of operations could be adversely affected.

For the year ended December 31, 2020, A. Lassonde Inc. (“Lassonde”), one of Jones Soda’s independent distributors and its top account by revenue represented approximately 24% of revenue. Jones Soda continually seeks to expand and upgrade its distributor network, DTR accounts and national retail relationships. However, Jones Soda may not be able to maintain its key distributor base. The loss of any of Jones Soda’s key distributors (such as Lassonde) or national accounts would have a material adverse effect on Jones Soda’s revenues, liquidity and financial results, could negatively impact its ability to retain its relationships with its other distributors and its ability to expand its market, and would place increased dependence on its other independent distributors and national accounts.

It is difficult to predict the timing and amount of our sales because our distributors are not required to place minimum orders with us.

Jones Soda’s independent distributors and national accounts are not required to place minimum monthly or annual orders for Jones Soda’s products. In order to reduce their inventory costs, independent distributors typically order products from Jones Soda on a “just in time” basis in quantities and at such times based on the demand for the products in a particular distribution area. Accordingly, Jones Soda cannot predict the timing or quantity of purchases by any of its independent distributors or whether any of its distributors will continue to purchase products from Jones Soda in the same frequencies and volumes as they may have done in the past. Additionally, Jones Soda’s larger distributors and national partners, may make orders that are larger than Jones Soda historically has been required to fill. Shortages in inventory levels, supply of raw materials or other key supplies could negatively affect Jones Soda.

If Jones Soda does not adequately manage its inventory levels, its operating results could be adversely affected.

Jones Soda needs to maintain adequate inventory levels to be able to deliver products to distributors on a timely basis. Jones Soda’s inventory supply depends on its ability to correctly estimate demand for its products. Jones Soda’s ability to estimate demand for its products is imprecise, particularly for new products, seasonal promotions and new markets. If Jones Soda materially underestimates demand for its products or are unable to maintain sufficient inventory of raw materials, Jones Soda might not be able to satisfy demand on a short-term basis. If Jones Soda overestimates distributor or retailer demand for its products, Jones Soda may end up with too much inventory, resulting in higher storage costs, increased trade spend and the risk of inventory spoilage. If Jones Soda fails to manage its inventory to meet demand, Jones Soda could damage its relationships with its distributors and retailers and could delay or lose sales opportunities, which would unfavorably impact Jones Soda’s future sales and adversely affect its operating results. In addition, if the inventory of Jones Soda’s products held by its distributors and retailers is too high, they will not place orders for additional products, which would also unfavorably impact Jones Soda’s sales and adversely affect its operating results.

If Jones Soda fails to maintain relationships with its independent contract manufacturers, its business could be harmed.

Jones Soda does not manufacture its products but instead outsources the manufacturing process to third-party bottlers and independent contract manufacturers (co-packers). Jones Soda does not own the plants or the majority of the equipment required to manufacture and package its beverage products, and Jones Soda does not anticipate bringing the manufacturing process in-house in the future. Jones Soda’s ability to maintain effective relationships with contract manufacturers and other third parties for the production and delivery of its beverage products in a particular geographic distribution area is important to the success of its operations within each distribution area. Competition for contract manufacturers’ business is intense, especially in the western United States, and this could make it more difficult for Jones Soda to obtain new or replacement manufacturers, or to locate back-up manufacturers, in our various distribution areas, and could also affect the economic terms of Jones Soda’s agreements with its existing manufacturers. Jones Soda may not be able to maintain its relationships with current contract manufacturers or establish satisfactory relationships with new or replacement contract manufacturers, whether in existing or new geographic distribution areas. The failure to establish and maintain effective relationships with contract manufacturers for a distribution area could increase Jones Soda’s manufacturing costs and thereby materially reduce gross profits from the sale of Jones Soda’s products in that area. Poor relations with any of Jones Soda’s contract manufacturers could adversely affect the amount and timing of product delivered to Jones Soda’s distributors for resale, which would in turn adversely affect Jones Soda’s revenues and financial condition. In addition, Jones Soda’s agreements with our contract manufacturers are terminable at any time, and any such termination could disrupt Jones Soda’s ability to deliver products to our customers.

Jones Soda’s dependence on independent contract manufacturers could make management of its manufacturing and distribution efforts inefficient or unprofitable.

Jones Soda is expected to arrange for its contract manufacturing needs sufficiently in advance of anticipated requirements, which is customary in the contract manufacturing industry for comparably sized companies. Based on the cost structure and forecasted demand for the particular geographic area where Jones Soda’s contract manufacturers are located, Jones Soda continually evaluates which of its contract manufacturers to use. To the extent demand for Jones Soda’s products exceeds available inventory or the production capacity of its contract manufacturing arrangements, or orders are not submitted on a timely basis, Jones Soda will be unable to fulfill distributor orders on demand. Conversely, Jones Soda may produce more product inventory than warranted by the actual demand for it, resulting in higher storage costs and the potential risk of inventory spoilage. Jones Soda’s failure to accurately predict and manage its contract manufacturing requirements and its inventory levels may impair relationships with its independent distributors and key accounts, which, in turn, would likely have a material adverse effect on Jones Soda’s ability to maintain effective relationships with those distributors and key accounts.

Increases in costs or shortages of raw materials could harm Jones Soda’s business and financial results.

The principal raw materials Jones Soda uses include glass bottles, aluminum cans, labels and cardboard cartons, aluminum closures, flavorings, sucrose/inverted pure cane sugar and sucralose. In addition, certain of Jones Soda’s contract manufacturing arrangements allow such contract manufacturers to increase their charges to Jones Soda based on their own cost increases. These manufacturing and ingredient costs are subject to fluctuation. Substantial increases in the prices of our ingredients, raw materials and packaging materials, to the extent that they cannot be recouped through increases in the prices of finished beverage products, would increase Jones Soda’s operating costs and could reduce the company’s profitability. If Jones Soda’s supply of these raw materials is impaired or if prices increase significantly, it could affect the affordability of Jones Soda’s products and reduce sales.

The beverage industry has experienced increased prices for glass bottles over the last several years and the availability of glass supply diminished for companies not under contract. Jones Soda’s fixed-price purchase commitment for glass, which helps mitigate the risk of unexpected price increases, expires at the end of 2022. The prices of any of the above or any other raw materials or ingredients may continue to rise in the future. Due to the price sensitivity of our products, Jones Soda may not be able to pass such increases on to our customers, which could have a material adverse effect on its business and financial results.

If Jones Soda is unable to secure sufficient ingredients or raw materials including glass, sugar, and other key supplies, Jones Soda might not be able to satisfy demand on a short-term basis. Moreover, in the past there have been industry-wide shortages of certain concentrates, supplements and sweeteners and these shortages could occur again from time to time in the future, which could interfere with and delay production of Jones Soda’s products and could have a material adverse effect on Jones Soda’s business and financial results.

In addition, suppliers could fail to provide ingredients or raw materials on a timely basis, or fail to meet Jones Soda’s performance expectations, for a number of reasons, including, for example, disruption to the global supply chain as a result of the COVID-19 pandemic, which could cause a serious disruption to Jones Soda’s business, increase its costs, decrease its operating efficiencies and have a material adverse effect on Jones Soda’s business, results of operations and financial condition.

Increases in costs of energy and increased regulations may have an adverse impact on Jones Soda’s gross margin.

Over the past few years, volatility in the global oil markets has resulted in high fuel prices, which many shipping companies have passed on to their customers by way of higher base pricing and increased fuel surcharges. If fuel prices increase, Jones Soda expects to experience higher shipping rates and fuel surcharges, as well as energy surcharges on our raw materials. It is hard to predict what will happen in the fuel markets in 2021 and beyond. Due to the price sensitivity of Jones Soda’s products, the company may not be able to pass such increases on to its customers.

Disruption within Jones Soda’s supply chain, contract manufacturing or distribution channels could have an adverse effect on its business, financial condition and results of operations.

Jones Soda’s ability, through its suppliers, business partners, contract manufacturers, independent distributors and retailers, to make, move and sell products is critical to the company’s success. Damage or disruption to Jones Soda’s suppliers or to manufacturing or distribution capabilities due to weather, natural disaster, fire or explosion, terrorism, pandemics such as influenza and the COVID-19 pandemic, labor strikes or other reasons, could impair the manufacture, distribution and sale of Jones Soda’s products. Many of these events are outside of Jones Soda’s control. Failure to take adequate steps to protect against or mitigate the likelihood or potential impact of such events, or to effectively manage such events if they occur, could adversely affect Joes Soda’s business, financial condition and results of operations.

Jones Soda relies upon our ongoing relationships with its key flavor suppliers. If Jones Soda is unable to source its flavors on acceptable terms from its key suppliers, Jones Soda could suffer disruptions in its business.

Jones Soda currently purchases its flavor concentrate from various flavor concentrate suppliers, and continually develop other sources of flavor concentrate for each of its products. Generally, flavor suppliers hold the proprietary rights to their flavors. Although Jones Soda has the exclusive rights to flavor concentrates developed with its current flavor concentrate suppliers, Jones Soda does not have the list of ingredients or formulas for its flavors and concentrates. Consequently, Jones Soda may be unable to obtain these same flavors or concentrates from alternative suppliers on short notice. If Jones Soda has to replace a flavor supplier, the company could experience disruptions in its ability to deliver products to its customers, which could have a material adverse effect on its results of operations.

If Jones Soda is unable to attract and retain key personnel, its efficiency and operations would be adversely affected; in addition, management turnover causes uncertainties and could harm Jones Soda’s business.

Jones Soda’s success depends on its ability to attract and retain highly qualified employees in such areas as finance, sales, marketing and product development. Jones Soda competes to hire new employees, and, in some cases, must train them and develop their skills and competencies. Jones Soda may not be able to provide its employees with competitive salaries, and its operating results could be adversely affected by increased costs due to increased competition for employees, higher employee turnover or increased employee benefit costs.

Recently, Jones Soda has experienced significant changes in its key personnel, especially on its executive team, and more could occur in the future. Changes to operations, policies and procedures, which can often occur with the appointment of new personnel, can create uncertainty, may negatively impact our ability to execute quickly and effectively, and may ultimately be unsuccessful. In addition, management transition periods are often difficult as the new employees gain detailed knowledge of Jones Soda’s operations, and friction can result from changes in strategy and management style. Management turnover inherently causes some loss of institutional knowledge, which can negatively affect strategy and execution. Until Jones Soda integrates new personnel, and unless they are able to succeed in their positions, Jones Soda may be unable to successfully manage and grow its business, and its financial condition and profitability may suffer.

Further, to the extent Jones Soda experiences additional management turnover, its operations, financial condition and employee morale could be negatively impacted. In addition, competition for top management is high and it may take months to find a candidate that meets Jones Soda’s requirements. If Jones Soda is unable to attract and retain qualified management personnel, its business could suffer. Moreover, Jones Soda’s operations could be negatively affected if employees are quarantined as the result of exposure to a contagious illness such as COVID-19.

If Jones Soda loses the services of its Chief Executive Officer or its Chief Operating Operator, its operations could be disrupted and its business could be harmed.

Jones Soda’s business plan relies significantly on the continued services of Mark Murray, who we hired as the company’s Chief Executive Officer in December 2020, and on the continued services of Eric Chastain, Jones Soda’s Chief Operating Officer, who was appointed as the Company’s Chief Operating Officer effective June 2014 and has been with the company for nearly 20 years. If Jones Soda were to lose the services of Mr. Murray or Mr. Chastain, the company’s ability to execute its business plan could be materially impaired. Jones Soda is not aware of any facts or circumstances that suggest they might leave the Company.

If we fail to protect our trademarks and trade secrets, we may be unable to successfully market our products and compete effectively.

Jones Soda relies on a combination of trademark and trade secrecy laws, confidentiality procedures and contractual provisions to protect its intellectual property rights. The failure if Jones Soda to protect its intellectual property could harm its brand and its reputation, and adversely affect the company’s ability to compete effectively. Further, enforcing or defending Jones Soda’s intellectual property rights, including its trademarks, copyrights, licenses and trade secrets, could result in the expenditure of significant financial and managerial resources. Jones Soda regards its intellectual property, particularly its trademarks and trade secrets to be of considerable value and importance to its business and its success, and Jones Soda actively pursues the registration of its trademarks in the United States, Canada and internationally. However, the steps taken by Jones Soda to protect these proprietary rights may not be adequate and may not prevent third parties from infringing or misappropriating its trademarks, trade secrets or similar proprietary rights. In addition, other parties may seek to assert infringement claims against Jones Soda, and it may have to pursue litigation against other parties to assert its rights. Any such claim or litigation could be costly. In addition, any event that would jeopardize Jones Soda’s proprietary rights or any claims of infringement by third parties could have a material adverse effect on Jones Soda’s ability to market or sell its brands, profitably exploit its products or recoup its associated research and development costs.

As part of the licensing strategy of its brands, Jones Soda enters into licensing agreements under which it grants its licensing partners certain rights to use its trademarks and other designs. Although its agreements require that the use of its trademarks and designs is subject to its control and approval, any breach of these provisions, or any other action by any of our licensing partners that is harmful to its brands, goodwill and overall image, could have a material adverse impact on Jones Soda’s business.

If Jones Soda encounters product recalls or other product quality issues, its business may suffer.

Product quality issues, real or imagined, or allegations of product contamination, even when false or unfounded, could tarnish Jones Soda’s image and could cause consumers to choose other products. In addition, because of changing government regulations or implementation thereof, or allegations of product contamination, Jones Soda may be required from time to time to recall products entirely or from specific markets. Product recalls could affect the company’s profitability and could negatively affect brand image.

Jones Soda could be exposed to product liability claims.

Although Jones Soda has product liability and basic recall insurance, insurance coverage may not be sufficient to cover all product liability claims that may arise. To the extent its product liability coverage is insufficient, a product liability claim would likely have a material adverse effect upon Jones Soda’s financial condition. In addition, any product liability claim brought against Jones Soda may materially damage the reputation and brand image of its products and business.

Jones Soda’s business is subject to many regulations and noncompliance is costly.

The production, marketing and sale of Jones Soda’s beverages, including contents, labels, caps and containers, are subject to the rules and regulations of various federal, provincial, state and local health agencies. If a regulatory authority finds that a current or future product or production batch or “run” is not in compliance with any of these regulations, Jones Soda may be fined, or production may be stopped, which would adversely affect its financial condition and results of operations. Similarly, any adverse publicity associated with any noncompliance may damage Jones Soda’s reputation and its ability to successfully market our products. Furthermore, the rules and regulations are subject to change from time to time and while we closely monitor developments in this area, we cannot anticipate whether changes in these rules and regulations will impact our business adversely. Additional or revised regulatory requirements, whether labeling, environmental, tax or otherwise, could have a material adverse effect on our financial condition and results of operations.

Significant additional labeling or warning requirements may inhibit sales of affected products.

Various jurisdictions may seek to adopt significant additional product labeling or warning requirements relating to the chemical content or perceived adverse health consequences of certain of Jones Soda’s products. These types of requirements, if they become applicable to one or more of Jones Soda’s products under current or future environmental or health laws or regulations, may inhibit sales of such products. In California, a law requires that a specific warning appear on any product that contains a component listed by the state as having been found to cause cancer or birth defects. This law recognizes no generally applicable quantitative thresholds below which a warning is not required. If a component found in one of our products is added to the list, or if the increasing sensitivity of detection methodology that may become available under this law and related regulations as they currently exist, or as they may be amended, results in the detection of an infinitesimal quantity of a listed substance in one of the company’s beverages produced for sale in California, the resulting warning requirements or adverse publicity could affect Jones Soda’s sales.

Litigation or legal proceedings could expose us to significant liabilities and damage Jones Soda’s reputation.

Jones Soda may become party to litigation claims and legal proceedings. Litigation involves significant risks, uncertainties and costs, including distraction of management attention away from Jones Soda’s business operations. Jones Soda evaluates litigation claims and legal proceedings to assess the likelihood of unfavorable outcomes and to estimate, if possible, the amount of potential losses. Based on these assessments and estimates, we establish reserves and disclose the relevant litigation claims or legal proceedings, as appropriate. These assessments and estimates are based on the information available to management at the time and involve a significant amount of management judgment. Actual outcomes or losses may differ materially from those envisioned by Jones Soda’s current assessments and estimates. Jones Soda’s policies and procedures require strict compliance by the company’s employees and agents with all U.S. and local laws and regulations applicable to Jones Soda’s business operations, including those prohibiting improper payments to government officials. Nonetheless, Jones Soda’s policies and procedures may not ensure full compliance by its employees and agents with all applicable legal requirements. Improper conduct by Jones Soda’s employees or agents could damage its reputation or lead to litigation or legal proceedings that could result in civil or criminal penalties, including substantial monetary fines, as well as disgorgement of profits.

Jones Soda is subject to risks inherent in sales of products in international markets.

Jones Soda’s operations outside of the United States, contribute to the company’s revenue and profitability, and Jones Soda believes that developing new markets could present future growth opportunities for us. However, there can be no assurance that existing or new products that Jones Soda manufactures, distributes or sells will be accepted or be successful in any particular foreign market, due to local or global competition, product price, cultural differences, consumer preferences or otherwise. There are many factors that could adversely affect demand for Jones Soda’s products in foreign markets, including the company’s inability to attract and maintain key distributors in these markets; volatility in the economic growth of certain of these markets; changes in economic, political or social conditions, the status and renegotiations of the North American Free Trade Agreement, imposition of new or increased labeling, product or production requirements, or other legal restrictions; restrictions on the import or export of Jones Soda’s products or ingredients or substances used in our products; inflationary currency, devaluation or fluctuation; increased costs of doing business due to compliance with complex foreign and U.S. laws and regulations. If Jones Soda is unable to effectively operate or manage the risks associated with operating in international markets, its business, financial condition or results of operations could be adversely affected.

Climate change may negatively affect Jones Soda’s business.

There is growing concern that a gradual increase in global average temperatures may cause an adverse change in weather patterns around the globe resulting in an increase in the frequency and severity of natural disasters. While warmer weather has historically been associated with increased sales of Jones Soda’s products, changing weather patterns could have a negative impact on agricultural productivity, which may limit availability or increase the cost of certain key ingredients such as sugar cane, natural flavors and supplements used in the company’s products. Also, increased frequency or duration of extreme weather conditions may disrupt the operation of Jones Soda’s supply chain or impact demand for its products. In addition, the increasing concern over climate change may result in more regional, federal and global legal and regulatory requirements and could result in increased production, transportation and raw material costs. As a result, the effects of climate change could have a long-term adverse impact on Jones Soda’s business and results of operations.

Jones Soda’s business and operations would be adversely impacted in the event of a failure or interruption of its information technology infrastructure or as a result of a cybersecurity attack.

The proper functioning of Jones Soda’s own information technology (IT) infrastructure is critical to the efficient operation and management of its business. Jones Soda may not have the necessary financial resources to update and maintain its IT infrastructure, and any failure or interruption of its IT system could adversely impact its operations. In addition, Jones Soda’s IT is vulnerable to cyberattacks, computer viruses, worms and other malicious software programs, physical and electronic break-ins, sabotage and similar disruptions from unauthorized tampering with its computer systems. Jones Soda believes that it has adopted appropriate measures to mitigate potential risks to its technology infrastructure and its operations from these IT-related and other potential disruptions. However, given the unpredictability of the timing, nature and scope of any such IT failures or disruptions, Jones Soda could potentially be subject to downtimes, transactional errors, processing inefficiencies, operational delays, other detrimental impacts on its operations or ability to provide products to its customers, the compromising of confidential or personal information, destruction or corruption of data, security breaches, other manipulation or improper use of its systems and networks, financial losses from remedial actions, loss of business or potential liability, and/or damage to our reputation, any of which could have a material adverse effect on its cash flows, competitive position, financial condition or results of operations.

Jones Soda’s results of operations may fluctuate from quarter to quarter for many reasons, including seasonality.

Jones Soda’s sales are seasonal and we experience fluctuations in quarterly results as a result of many factors. Jones Soda historically has generated a greater percentage of its revenues during the warm weather months of April through September. Timing of customer purchases will vary each year and sales can be expected to shift from one quarter to another. As a result, management believes that period-to-period comparisons of results of operations are not necessarily meaningful and should not be relied upon as any indication of future performance or results expected for the fiscal year.

In addition, Jones Soda’s operating results may fluctuate due to a number of other factors including, but not limited to:

●

Jones Soda’s ability to maintain, develop and expand distribution channels for current and new products, develop favorable arrangements with third party distributors of its products and minimize or reduce issues associated with engaging new distributors and retailers, including, but not limited to, transition costs and expenses and down time resulting from the initial deployment of our products in each new distributor’s network;

●

Unilateral decisions by distributors, grocery store chains, specialty chain stores, club stores, mass merchandisers and other customers to discontinue carrying all or any of the company’s products that they are carrying at any time;

●	Jones Soda’s ability to maintain, develop and expand our direct-to-retail sales channels and national retail accounts, as well as our “myJones” business;

●

Jones Soda’s ability to manage its resources to sufficiently support general operating activities, promotion allowances and slotting fees, promotion and selling activities, and capital expansion, and its ability to sustain profitability;

●

Jones Soda’s ability to meet the competitive response by much larger, well-funded and established companies currently operating in the beverage industry, as Jones Soda introduces new competitive products, such as Lemoncocco and its fountain products; and

●	Competitive products and pricing pressures and our ability to gain or maintain share of sales in the marketplace as a result of actions by competitors.

Due to these and other factors, our results of operations have fluctuated from period to period and may continue to do so in the future, which could cause our operating results in a particular quarter to fail to meet market expectations.

Jones Soda’s business and periodic financial results can be affected by currency rate fluctuations, because a significant percentage of its business is in Canada.

A significant percentage of Jones Soda’s sales are conducted through its Canadian subsidiary, for which Jones Soda receives revenues in Canadian dollars. In addition, a significant percentage of Jones Soda’s costs of goods are denominated in Canadian dollars, due to its co-packing facility in Canada. Because of this Jones Soda is affected by changes in U.S. exchange rates with the Canadian dollar.

In preparing Jones Soda’s consolidated financial statements, certain financial information is required to be translated from Canadian dollars to U.S. dollars. The translation of Jones Soda’s Canadian revenues, cash and other assets is adversely affected when the United States dollar strengthens against the Canadian dollar and is positively affected when the U.S. dollar weakens. Similarly, translation of Jones Soda’s Canadian expenses and liabilities is positively affected when the U.S. dollar strengthens against the Canadian dollar and adversely affected when the U.S. dollar weakens. This exposure to foreign currency risk could significantly affect Jones Soda’s revenues and profitability from its Canadian operations and could result in significant fluctuations to its periodic income statements and consolidated balance sheets.

Jones Soda cannot predict future changes in these exchange rates. Jones Soda does not engage in foreign currency hedging transactions.

Changes in Jones Soda’s effective tax rate may impact its results of operations.

Jones Soda are subject to taxes in the U.S. and other jurisdictions. Tax rates in these jurisdictions may be subject to significant change due to economic and/or political conditions. A number of other factors may also impact our future effective tax rate including:

●	the jurisdictions in which profits are determined to be earned and taxed;

●	the resolution of issues arising from tax audits with various tax authorities;

●	changes in valuation of our deferred tax assets and liabilities;

●	increases in expenses not deductible for tax purposes, including write-offs of acquired

●	intangibles and impairment of goodwill in connection with acquisitions;

●	changes in availability of tax credits, tax holidays, and tax deductions;

●	changes in share-based compensation; and

●	changes in tax laws or the interpretation of such tax laws and changes in generally accepted accounting principles.

In December 2017, President Trump signed into law legislation that significantly revised the Internal Revenue Code. In addition, on March 27, 2020 the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) was signed into law.  The December 2017 law, as modified by the CARES Act, among other things, contained significant changes to corporate taxation, including reduction of the corporate tax rate from a top marginal rate of 35% to a flat rate of 21% beginning in 2018, limitation of the tax deduction for interest expense to 30% of adjusted earnings, limitation of the deduction for net operating losses to 80% of current year taxable income and elimination of net operating loss carrybacks for tax years beginning in 2021, one time taxation of offshore earnings at reduced rates regardless of whether they are repatriated, immediate deductions for certain new investments instead of deductions for depreciation expense over time, and modifying or repealing many business deductions and credits (including reducing the business tax credit for certain clinical testing expenses incurred in the testing of certain drugs for rare diseases or conditions). Notwithstanding the reduction in the corporate income tax rate, the overall impact of the new federal tax laws remain uncertain and Jones Soda’s business and financial condition could be adversely affected. In addition, it is uncertain if and to what extent various states will conform to the newly enacted federal tax laws. The impact of this tax reform on holders of Jones Soda Shares is also uncertain and could be adverse. Jones Soda urges shareholders to consult with their legal and tax advisors with respect to this legislation and the potential tax consequences of investing in or holding Jones Soda Shares.

Global economic, political, social and other conditions, including the COVID-19 pandemic, may continue to adversely impact Jones Soda’s business and results of operations.

The beverage industry, and particularly those companies selling premium beverages like Jones Soda, can be affected by macro-economic factors, including changes in national, regional, and local economic conditions, unemployment levels and consumer spending patterns, which together may impact the willingness of consumers to purchase Jones Soda’s products as they adjust their discretionary spending. Adverse economic conditions may adversely affect the ability of Jones Soda’s distributors to obtain the credit necessary to fund their working capital needs, which could negatively impact their ability or desire to continue to purchase products from Jones Soda in the same frequencies and volumes as they have done in the past. If Jones Soda experiences similar adverse economic conditions in the future, sales of Jones Soda’s products could be adversely affected, collectability of accounts receivable may be compromised and Jones Soda face obsolescence issues with its inventory, any of which could have a material adverse impact on its operating results and financial condition.

Additionally, while the extent of the impact on our business and financial condition is unknown at this time, Jones Soda may be negatively affected by the COVID-19 pandemic and actions taken to address and limit the spread of COVID-19, such as travel restrictions, event cancellations, and limitations affecting the supply of labor and the movement of raw materials and finished products. If available manufacturing capacity is reduced as a result of the COVID-19 pandemic, it could negatively affect the timely supply, pricing and availability of finished products. Moreover, Jones Soda will also be negatively impacted by current and future closures of restaurants, independent accounts, convenience chains, and retail store chains resulting from the COVID-19 pandemic. The current closures of restaurants and independent accounts will negatively affect Jones Soda’s revenues and cash flows with respect to its fountain business, which comprised approximately 5% and 9% of our revenues in 2020 and 2019, respectively. Although retail locations and restaurants have begun to reopen following the closures imposed as a result of the COVID-19 pandemic, such establishments are required to comply with certain COVID-19 protocols and their future prospects remain unknown at this time; any decrease in business at these types of locations would adversely impact Jones Soda’s business and financial condition.

Changes in accounting standards and subjective assumptions, estimates and judgments by management related to complex accounting matters could significantly affect Jones Soda’s financial results.

The United States generally accepted accounting principles and related pronouncements, implementation guidelines and interpretations with regard to a wide variety of matters that are relevant to Jones Soda’s business, such as, but not limited to, stock-based compensation, trade spend and promotions, and income taxes are highly complex and involve many subjective assumptions, estimates and judgments by our management. Changes to these rules or their interpretation or changes in underlying assumptions, estimates or judgments by Jones Soda’s management could significantly change the company’s reported results.

If Jones Soda is unable to maintain effective disclosure controls and procedures and internal control over financial reporting, its stock price and investor confidence could be materially and adversely affected.

Jones Soda is required to maintain both disclosure controls and procedures and internal control over financial reporting that are effective. Because of their inherent limitations, internal control over financial reporting, however well designed and operated, can only provide reasonable, and not absolute, assurance that the controls will prevent or detect misstatements. Because of these and other inherent limitations of control systems, there is only the reasonable assurance that Jones Soda’s controls will succeed in achieving their goals under all potential future conditions. The failure of controls by design deficiencies or absence of adequate controls could result in a material adverse effect on Jones Soda’s business and financial results, which could also negatively impact its stock price and investor confidence.

The terms of the note purchase agreement entered into by Jones Soda in 2018 may limit the company’s ability to approve certain actions.

During the first half of 2018, Jones Soda issued an aggregate principal amount of $2,920,000 of Subordinated Notes, pursuant to the terms of a note purchase agreement. In accordance with such note purchase agreement, Jones Soda agreed not to take certain actions without the approval of holders of not less than a majority-in-interest of the principal amount of the Subordinated Notes (the “Required Holders”) while such Subordinated Notes remain outstanding. Such actions include (a) liquidating, dissolving or winding up the affairs of the company; (b) purchasing or redeeming or paying any cash dividend on any of our capital stock; (c) effecting a material acquisition by us, unless otherwise approved by Jones Soda’s Board of Directors and each of the MHP Directors (as defined in the note purchase agreement); (d) increasing the size of Jones Soda’s Board of Directors; (e) increasing Jones Soda’s equity incentive plan by more than 10% of the amount reserved for the prior fiscal year without the approval of the Board of Directors and each of the MHP Directors (as defined in the note purchase agreement); (f) entering into any transaction with any affiliate, officer, director, employee or holder of more than five percent (5%) of our capital stock, calculated on a fully diluted basis; or (g) terminating, or allowing to be terminated or suspended, the listing of the shares of common stock issuable upon the conversion of the Subordinated Notes on the trading market. If requested by us, the Required Holders may elect not to allow us to take these actions. In the event that we are unable to take these actions, the interests of the company and our shareholders may be materially and adversely affected.

The terms of the investor rights agreement entered into by Jones Soda in 2019 may limit the company’s ability to approve certain actions.

On July 11, 2019 in connection with our financing with Heavenly Rx Ltd., Jones Soda entered into an investor rights agreement (previously defined as the “IRA”). Pursuant to the IRA, Jones Soda and the SPA Shareholders agreed to cause the Board to be set at seven (7) directors, and, if the investor holders 25% or more of the voting securities of the Corporation (including voting securities held by its Affiliates (which includes SOL Global Investment Corp.)), the Investor will have the right to designate two members of the Board (previously defined as the “Investor Designees”). Under the IRA, the Corporation agreed not to take the actions without the approval of the members of Jones Soda’s Board of Directors designated by Heavenly Rx Ltd., if any, for so long as any Investor Designee serves on the Jones Soda Board of Directors. Such actions include (a) amending, altering, repealing or waiving any provision of or articles of incorporation or bylaws or similar governance documents of our subsidiaries; (b) offering or selling any securities (with certain exceptions); (c) creating, or authorizing the creation of, or issuing, authorizing the issuance of or changing the terms of any debt security, creating any lien or security interest or incurring debt, or permitting any subsidiary to do the same (with certain exceptions); (d) effecting, authorizing or consenting to any change of control transaction; (e) changing our strategy or principal lines of business or any of our subsidiaries; (f) liquidating or dissolving or acquiescing in the filing of a petition in bankruptcy or similar proceeding; (g) committing to or making any expenditures in excess of $1,000,000 in one or a series of transactions; or (h) committing to do any of the foregoing. If requested by us, the Investor Designees may elect not to allow Jones Soda to take these actions. In the event that Jones Soda is unable to take these actions, the company’s interests and those of its shareholders may be materially and adversely affected. As of the date hereof, the Investor does not hold such 25% of the voting securities of the Corporation.

The recent resignation of Jones Soda’s independent accounting firm could delay the company’s future SEC filings and adversely affect the company’s business.

On September 9, 2021, BDO USA, LLP resigned as Jones Soda’s independent registered public accounting firm, and on September 30, 2021, through and with the approval of Jones Soda’s audit committee, the company appointed Armanino LLP as its new independent registered public accounting firm.  The process of engaging and onboarding a new accounting firm can be costly and time consuming for management.  While Jones Soda does not expect the change in auditors to delay our future filings with the SEC, such a delay is possible if the company is unable to timely engage and onboard the new accounting firm. These events could adversely affect Jones Soda’s financial condition and results of operations or impact our ability to obtain financing.

The terms of the Convertible Debenture limit Jones Soda’s ability to take certain actions.

Under the terms of the Convertible Debenture, Jones Soda is subject to certain affirmative covenants, including the requirement that the company makes payments in a timely manner, performs the other covenants under the Convertible Debenture, maintains its corporate existence, conducts its business in material compliance with applicable laws, use the proceeds for the costs and expenses related to the transactions outlined in the Arrangement Agreement and to pursue the production of cannabis-containing beverages and related products, maintain the company’s books and records, pay our taxes, maintain our insurance, provide notice of any event of default, and reserve and keep available sufficient shares for issuance upon the conversion of the Convertible Debenture.  In addition, Jones Soda agreed not to take certain actions without the approval of the debentureholder. Such actions include (a) amending the company’s articles of incorporation or bylaws; (b) except for certain shares authorized under the Convertible Debenture, offering or selling any equity or debt securities, including options, warrants or convertible securities; (c) except for a potential secured credit facility in an amount not to exceed US$2 million, incurring indebtedness; (d) changing the strategy or principal lines of our business; (e) liquidating, dissolving or winding up our affairs; (f) entering into any transaction with any affiliate, officer, director, employee or holder of more than five percent (5%) of the company’s capital stock, calculated on a fully diluted basis; (g) making any single expenditure or series of related expenditure using the proceeds from the Convertible Debenture that exceeds $25,000, individually or in the aggregate; (h) selling, transferring or otherwise disposing of any property other than certain exceptions set forth in the Convertible Debentures; or (i) making any investment in any other person. If requested by Jones Soda, the debentureholder may elect not to allow the company to take these actions. In the event that the company is unable to take these actions, the company’s interests and those of the company’s shareholders may be materially and adversely affected.

Jones Soda may default on its obligations under the Convertible Debenture, which may accelerate its repayment obligations or otherwise limit its access to future financing.

If Jones Soda fails to make any payments under the Convertible Debenture when due, fail to perform any of the company’s covenants or obligations under the Convertible Debenture, file for bankruptcy or become insolvent, fail to convert the Convertible Debenture in accordance with its terms, default under any of its other indebtedness or extend any loan to any officer, director, employee or holder of more than ten percent (10%) of its common stock, Jones Soda will be in default of such obligations. Any such default will increase the applicable interest rate under the Convertible Debenture from five percent (5%) to eighteen percent (18%) and could result in acceleration of the debt outstanding under the Convertible Debenture and entitle the debentureholder to bring suit for the enforcement thereof or exercise other remedies provided thereunder. If that should occur, Jones Soda may not be able to pay all such debt or to borrow sufficient funds to refinance it. Even if new financing were then available, it may not be on terms that are acceptable to the company.  Any such default would have a material adverse effect on Jones Soda’s cash flows, competitive position, financial condition or results of operations and the company may not be able to continue operations.  If Jones Soda cannot continue operations, its shareholders would likely lose most or all of their investment in the company.

Jones Soda’s repayment obligations under the Convertible Debenture would be accelerated if the transaction contemplated in the Arrangement Agreement are not completed.

If for whatever reason the Arrangement Agreement is terminated, or either Jones Soda or Pinestar gives notice to the debentureholder that the transactions outlined in the Arrangement Agreement are unlikely to occur within seven months from the date of the Convertible Debenture, all outstanding principal and accrued and unpaid interest under the Convertible Debenture becomes due and payable within 60 days of such termination/notification date.  Since completion of the transactions outlined in the Arrangement Agreement will be subject to several conditions, many of which are outside Jones Soda’s control, there is a significant risk that such transactions will not be consummated, which would require the company to repay the entire principal amount of the Convertible Debenture on an accelerated basis. Jones Soda may not have sufficient cash reserves or have access to sufficient liquid funds to be able to cover such an obligation within such accelerated timeline, which would materially adversely affect the company’s business and impact its ability to continue our operations. Even if sufficient funds were then available, making such a large payment could materially adversely affect the company’s financial condition or results of operations and the company may not be able to continue operations.  If the company cannot continue operations, the company’s shareholders would likely lose most or all of their investment in Jones Soda.

Risk Factors Related to Jones Soda’s Common Stock

The price of the Jones Soda Shares may be volatile, and a shareholder’s investment in the Jones Soda Shares could suffer a decline in value.

There has been significant volatility in the volume and market price of the Jones Soda Shares, and this volatility may continue in the future. In addition, factors such as quarterly variations in Jones Soda’s operating results, litigation involving the company, general trends relating to the beverage industry, actions by governmental agencies, national economic and stock market considerations as well as other events and circumstances beyond the company’s control, including the effects of the COVID-19 pandemic, could have a significant impact on the future market price of the Jones Soda Shares and the relative volatility of such market price.

A prolonged decline in the price of the Jones Soda Shares could result in a reduction in the liquidity of the Jones Soda Shares and a reduction in Jones Soda’s ability to raise capital. If Jones Soda were unable to raise the funds required for all of its planned operations and key initiatives, the company may be forced to allocate funds from other planned uses, which may negatively impact Jones Soda’s business and operations, including the company’s ability to develop new products and continue its current operations.

Any future equity or debt issuances by us may have dilutive or adverse effects on Jones Soda’s existing shareholders.

From time to time, Jones Soda may issue additional shares of common stock or convertible securities. The issuance of these securities could dilute Jones Soda’s shareholders’ ownership in the company and may include terms that give new investors rights that are superior to those of Jones Soda’s current shareholders. Moreover, any issuances by us of equity securities may be at or below the prevailing market price of the Jones Soda Shares and in any event may have a dilutive impact on the company’s shareholders’ ownership interest, which could cause the market price of the Jones Soda Shares to decline.

The Jones Soda Shares are traded on the OTCQB Venture Marketplace, which may have an unfavorable impact on its stock price and liquidity.

The Jones Soda Shares are traded on the OTCQB Venture Marketplace. The OTCQB is a significantly more limited market than the national securities exchanges such as the New York Stock Exchange, the American Stock Exchange or Nasdaq system, and there are lower financial or qualitative standards that a company must meet to be listed on the OTCQB. The OTCQB market is an inter-dealer market much less regulated than the major exchanges and trading in the Jones Soda Shares may be subject to abuses, volatility and shorting, which may have little to do with the Company’s operations or business prospects. This volatility could depress the market price of the Jones Soda Shares for reasons unrelated to operating performance. The Financial Industry Regulatory Authority (“FINRA”) has adopted rules that require a broker-dealer to have reasonable grounds for believing an investment is suitable for that customer when recommending an investment to a customer. FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for some customers and may make it more difficult for broker-dealers to recommend that their customers buy the Jones Soda Shares, which may result in a limited ability to buy and sell the Jones Soda Shares. Jones Soda currently do not meet applicable listing standards of a market senior to the OTC and the company may never apply or qualify for future listing on Nasdaq or the New York Stock Exchange.

Jones Soda does not intend to pay any cash dividends on the Jones Soda Shares in the near future, so the Company’s shareholders will not be able to receive a return on their shares unless they sell their shares.

Jones Soda intends to retain any future earnings to finance the development and expansion of the company’s business. Jones Soda does not anticipate paying any cash dividends on the Jones Soda Shares in the foreseeable future. There is no assurance that future dividends will be paid, and if dividends are paid, there is no assurance with respect to the amount of any such dividend. Unless Jones Soda pays dividends, the company’s shareholders will not be able to receive a return on their shares unless they sell such shares.

Anti-takeover provisions in Jones Soda’s charter documents and under Washington law could make an acquisition of Jones Soda, which may be beneficial to the company’s shareholders, difficult and prevent attempts by the company’s shareholders to replace or remove our current management.

Provisions in Jones Soda’s articles of incorporation and bylaws and under Washington law may delay or prevent an acquisition of the company or a change in the company’s management. These provisions include a prohibition on shareholder actions by less than unanimous written consent, limitations on the ability of shareholders to call a special meeting of shareholders and advance notice procedures with respect to the nomination of candidates for election as directors. In addition, because Jones Soda is incorporated in Washington, the company is governed by the provisions of Chapter 23B.19 of the Washington Business Corporation Act, which, among other things, restricts the ability of shareholders owning 10% or more of Jones Soda’s outstanding voting stock from merging or combining with the company. Although Jones Soda believes these provisions collectively provide for an opportunity to receive higher bids by requiring potential acquirers to negotiate with the Jones Soda Board of Directors, they would apply even if an offer may be considered beneficial by some shareholders. In addition, these provisions may frustrate or prevent any attempts by Jones Soda’s shareholders to replace or remove the company’s current management by making it difficult for shareholders to replace members of the Jones Soda Board of Directors, which is responsible for appointing the members of the company’s management.

Anti-takeover provisions in Jones Soda’s charter documents and under Washington law could make an acquisition of Jones Soda, which may be beneficial to the company’s shareholders, difficult and prevent attempts by the company’s shareholders to replace or remove our current management.

Provisions in Jones Soda’s articles of incorporation and bylaws and under Washington law may delay or prevent an acquisition of the company or a change in the company’s management. These provisions include a prohibition on shareholder actions by less than unanimous written consent, limitations on the ability of shareholders to call a special meeting of shareholders and advance notice procedures with respect to the nomination of candidates for election as directors. In addition, because Jones Soda is incorporated in Washington, the company is governed by the provisions of Chapter 23B.19 of the Washington Business Corporation Act, which, among other things, restricts the ability of shareholders owning 10% or more of Jones Soda’s outstanding voting stock from merging or combining with the company. Although Jones Soda believes these provisions collectively provide for an opportunity to receive higher bids by requiring potential acquirers to negotiate with the Jones Soda Board of Directors, they would apply even if an offer may be considered beneficial by some shareholders. In addition, these provisions may frustrate or prevent any attempts by Jones Soda’s shareholders to replace or remove the company’s current management by making it difficult for shareholders to replace members of the Jones Soda Board of Directors, which is responsible for appointing the members of the company’s management.

Risk Factors Related to Entrance into the Cannabis Industry

Companies that operate in the cannabis industry face unique and evolving risks

If Jones Soda expands is business to the production or sale of cannabis containing beverages, edibles and related products as currently planned, the company and its operations may be adversely effected by the risks faced by companies operating in the cannabis industry, including but not limited to, the following:

Marijuana remains illegal under United States federal law

Marijuana is a Schedule-I controlled substance under the Controlled Substances Act, or CSA, and is illegal under federal law. It remains illegal under United States federal law to grow, cultivate, manufacture, sell or possess marijuana for any purpose or to assist or conspire with those who do so. Additionally, 21 U.S.C. 856 a.1. states that it shall be unlawful to “knowingly open, lease, rent, use, or maintain any place, whether permanently or temporarily, for the purpose of manufacturing, distributing, or using any controlled substance.” Even in those states in which the use of marijuana has been authorized, its use remains a violation of federal law. Since federal law criminalizing the use of marijuana is not preempted by state laws that legalize its use, strict enforcement of federal law regarding marijuana would likely adversely affect demands for any cannabis products Jones Soda develops.

Additionally, United States federal law provides that cannabis and cannabis products may not be transported across state lines in the United States. As a result, all cannabis consumed in a state must be grown and produced in that same state. This dynamic could make it more difficult, in the short term, to maintain a balance between supply and demand. If excess cultivation and production capacity is created in any given state and this is not matched by increased demand in that state, then this could exert downward pressure on the retail price for products. A substantial increase in retail licenses offered by state authorities in any given state could result in increased competition and exert downward pressure on the retail pricing. If cultivation and production in a state fails to match demand, there could be insufficient supply of product in a state to meet demand, causing retail revenue in that state to fall or stagnate, including due to retail locations closing while supply is increased.

Uncertainty of federal enforcement

On January 4, 2018, former Attorney General Sessions rescinded the previously issued memoranda (known as the “Cole Memorandum”) from the U.S. Department of Justice (“DOJ”) that had de-prioritized the enforcement of federal law against marijuana users and businesses that comply with state marijuana laws, adding uncertainty to the question of how the federal government will choose to enforce federal laws regarding marijuana. Former Attorney General Sessions issued a memorandum to all United States Attorneys in which the DOJ affirmatively rescinded the previous guidance as to marijuana enforcement, calling such guidance “unnecessary.” This one-page memorandum was vague in nature, stating that federal prosecutors should use established principles in setting their law enforcement priorities. Under previous administrations, the DOJ indicated that those users and suppliers of medical marijuana who complied with state laws, which required compliance with certain criteria, would not be prosecuted. On November 7, 2018, Jeff Sessions resigned from his position as Attorney General. The current Attorney General, Merrick Garland, has not indicated any change in enforcement priority for state-compliant marijuana businesses, however, substantial uncertainty regarding federal enforcement remains. Regardless, the federal government has always reserved the right to enforce federal law regarding the sale and disbursement of medical or recreational marijuana, even if state law sanctioned such sale and disbursement. Although the rescission of the Cole Memorandum does not necessarily indicate that marijuana industry prosecutions are now affirmatively a priority for the DOJ, there can be no assurance that the federal government will not enforce such laws in the future. As a result, it is now unclear if the DOJ will seek to enforce the CSA against those users and suppliers who comply with state marijuana laws.

In 2014, Congress passed a spending bill (the “2015 Appropriations Bill”), containing a provision, the Leahy Amendment, blocking federal funds and resources allocated under the 2015 Appropriations Bill from being used to “prevent such States from implementing their own State medical marijuana law.” The Leahy Amendment provided a budgetary constraint on the federal government from interfering with the ability of states to administer their medical marijuana laws, although it did not codify federal protections for medical marijuana patients and producers. Moreover, despite the Leahy Amendment, the DOJ maintains that it can still prosecute violations of the federal marijuana ban and continue cases already in the courts. However, the Ninth Circuit Court of Appeals and other courts have interpreted the language to mean that the DOJ cannot prosecute medical marijuana operators complying strictly with state medical marijuana laws. Additionally, the Leahy Amendment must be re-enacted every year. The Leahy Amendment was renewed on December 27, 2020 through the signing of the fiscal year 2021 omnibus spending bill, effective through September 30, 2021, continued re-authorization of the Leahy Amendment cannot be guaranteed.  If the Leahy Amendment is not extended in the future, the risk of federal enforcement and override of state medical marijuana laws would increase.

Despite the rescission of the Cole Memorandum, the Department of the Treasury, Financial Crimes Enforcement Network, has not rescinded the “FinCEN Memo” dated February 14, 2014, which de-prioritizes enforcement of the Bank Secrecy Act against financial institutions and marijuana-related businesses which utilize them. This memo appears to be a standalone document and is presumptively still in effect. At any time, however, the Department of the Treasury, Financial Crimes Enforcement Network, could elect to rescind the FinCEN Memo. This would make it more difficult for us and our clients and potential clients to access the U.S. banking systems and conduct financial transactions, which would adversely affect our operations.

Jones Soda could become subject to racketeering laws

The Racketeer Influenced Corrupt Organizations Act (“RICO”) is a federal statute providing criminal penalties in addition to a civil cause of action for acts performed as part of an ongoing criminal organization. Under RICO, it is unlawful for any person who has received income derived from a pattern of racketeering activity (which includes most felonious violations of the CSA), to use or invest any of that income in the acquisition of any interest, or the establishment or operation of, any enterprise which is engaged in interstate commerce. RICO also authorizes private parties whose properties or businesses are harmed by such patterns of racketeering activity to initiate a civil action against the individuals involved. Although RICO suits against the cannabis industry are rare, a few cannabis businesses have been subject to a civil RICO action. Any violation of RICO could result in significant fines, penalties, administrative sanctions, convictions or settlements arising from civil proceedings conducted by either the federal government or private citizens or criminal charges, including but not limited to, seizure of assets, disgorgement of profits, cessation of Jones Soda’s business activities or divestiture.

Banking regulations could limit access to banking services and expose Jones Soda to risk

In February 2014, the FinCEN of the U.S. Department of the Treasury issued the FinCEN Memo. The FinCEN Memo states that in some circumstances, it may not be appropriate to prosecute banks that provide services to marijuana-related businesses for violations of federal money laundering laws. It refers to supplementary guidance that Deputy Attorney General Cole issued to federal prosecutors relating to the prosecution of money laundering offenses predicated on cannabis-related violations of the CSA. It is unclear at this time whether the current administration will follow the guidelines of the FinCEN Memo. Under U.S. federal law, banks or other financial institutions that provide a cannabis-related business with a checking account, debit or credit card, small business loan, or any other service could be found guilty of money laundering, aiding and abetting, or conspiracy. As a result, any cannabis operations we develop may have the effect of  limiting our access to banking or other financial services in the United States. The inability or limitation on our ability to open or maintain bank accounts in the United States, to obtain other banking services and/or accept credit card and debit card payments may make it difficult to operate and conduct our business. Although multiple legislative reforms related to cannabis and cannabis-related banking are currently being considered by the federal government in the United States, such as the Strengthening the Tenth Amendment Through Entrusting States Act, the Marijuana Opportunity, Reinvestment and Expungement Act and the Secure and Fair Enforcement Banking Act, there can be no assurance that any of these pieces of legislation will become law in the United States.

Further legislative development beneficial to Jones Soda’s operations is not guaranteed

The success of Jones Soda’s planned business expansion into cannabis products will depend on the continued development of the cannabis industry and the activity of commercial business and government regulatory agencies within the industry. The continued development of the cannabis industry is dependent upon continued legislative and regulatory authorization of cannabis at the state level and a continued laissez-faire approach by federal enforcement agencies. Any number of factors could slow or halt progress in this area. Further regulatory progress beneficial to the industry cannot be assured. While there may be ample public support for legislative action, numerous factors impact the legislative and regulatory process, including election results, scientific findings or general public events. Any one of these factors could slow or halt progressive legislation relating to cannabis and the current tolerance for the use of cannabis by consumers, which could adversely affect the demand for Jones Soda’s products and operations.

Changing legislation and evolving interpretations of the law

Laws and regulations affecting the medical and adult-use marijuana industry are constantly changing, which could detrimentally affect Jones Soda’s planned cannabis operations. Local, state, and federal marijuana laws and regulations are broad in scope and subject to evolving interpretations, which could require Jones Soda to incur substantial costs associated with modification of operations to ensure compliance. In addition, violations of these laws, or allegations of such violations, could disrupt Jones Soda’s planned cannabis business and result in a material adverse effect on the company’s operations. Jones Soda cannot predict the nature of any future laws, regulations, interpretations, or applications, nor can it determine what effect additional governmental regulations or administrative policies and procedures, when and if promulgated, could have on the company’s operations.

Dependence on client licensing

Jones Soda’s planned cannabis business will be dependent on the company obtaining various licenses from various municipalities and state licensing agencies. There can be no assurance that any or all licenses necessary for Jones Soda to operate its planned cannabis businesses will be obtained, retained or renewed. If a licensing body were to determine that the company had violated applicable rules and regulations, there is a risk the license granted to the company could be revoked, which could adversely affect Jones Soda’s operations.

Insurance risks

In the United States, many marijuana-related businesses are subject to a lack of adequate insurance coverage. In addition, many insurance companies may deny claims for any loss relating to marijuana or marijuana-related operations based on their illegality under federal law, noting that a contract for an illegal transaction is unenforceable.

The cannabis industry is an evolving industry and Jones Soda must anticipate and respond to changes.

The cannabis industry is not yet well-developed, and many aspects of this industry’s development and evolution cannot be accurately predicted. While Jones Soda has attempted to identify any risks specific to the cannabis industry that would be applicable to the company’s planned cannabis operations, investors should carefully consider that there are other risks that cannot be foreseen or are not described in this Listing Statement, which could materially and adversely affect the development of Jones Soda’s cannabis business and its future financial performance. Jones Soda expects that the cannabis market and its business will evolve in ways that are difficult to predict. Jones Soda’s long-term success will depend on its ability to successfully adjust the company’s strategy to meet the changing market dynamics. If we Jones Soda is unable to successfully adapt to changes in the cannabis industry, the company’s operations could be adversely affected.

Additional Risk Factors Related to the Operations Resulting Issuer

Any future acquisitions or dispositions could negatively impact the operations of the Resulting Issuer.

Material acquisitions, dispositions and other strategic transactions involve a number of risks, including: (i) potential disruption of the Resulting Issuer’s ongoing business; (ii) distraction of management; (iii) the Resulting Issuer may become more financially leveraged; (iv) the anticipated benefits and cost savings of those transactions may not be realized fully or at all or may take longer to realize than expected; (v) increasing the scope and complexity of the Resulting Issuer’s operations; and (vi) loss or reduction of control over certain of the Resulting Issuer’s assets.

The presence of one or more material liabilities of an acquired company that are unknown to the Resulting Issuer at the time of acquisition could have a material adverse effect on the business, results of operations, prospects and financial condition of the Resulting Issuer. A strategic transaction may result in a significant change in the nature of the Resulting Issuer’s business, operations and strategy. In addition, the Resulting Issuer may encounter unforeseen obstacles or costs in implementing a strategic transaction or integrating any acquired business into the Resulting Issuer’s operations.

Unfavorable publicity or consumer perception could negatively impact the Resulting Issuers sales and Financial Results

The Resulting Issuer believes the cannabis industry is highly dependent upon consumer perception regarding the safety, efficacy and quality of the cannabis produced. Consumer perception can be significantly influenced by scientific research or findings, regulatory investigations, litigation, media attention and other publicity regarding the consumption of cannabis products. There can be no assurance that future scientific research or findings, regulatory investigations, litigation, media attention or other publicity will be favorable to the cannabis market or any particular product, or consistent with earlier publicity. Future research reports, findings, regulatory investigations, litigation, media attention or other publicity that are perceived as less favorable than, or that question, earlier research reports, findings or other publicity could have a material adverse effect on the demand for medical cannabis and on the business, results of operations, financial condition, cash flows or prospects of the Resulting Issuer. Further, adverse publicity reports or other media attention regarding the safety, efficacy and quality of cannabis in general, or associating the consumption of medical cannabis with illness or other negative effects or events, could have such a material adverse effect. There is no assurance that such adverse publicity reports or other media attention will not arise.

The Resulting Issuer may become subject to product liability claims against its cannabis products.

The Resulting Issuer may be subject to various product liability claims, including, among others, that the cannabis product caused injury or illness, included inadequate instructions for use or included inadequate warnings concerning possible side effects or interactions with other substances. A product liability claim or regulatory action against the Resulting Issuer could result in increased costs, could adversely affect the Resulting Issuer’s reputation with its clients and consumers generally, and could have a material adverse effect on the business, results of operations, financial condition or prospects of the Resulting Issuer. There can be no assurances that the Resulting Issuer will be able to maintain product liability insurance on acceptable terms or with adequate coverage against potential liabilities. Such insurance is expensive and may not be available in the future on acceptable terms, or at all. The inability to maintain sufficient insurance coverage on reasonable terms or to otherwise protect against potential product liability claims could prevent or inhibit the commercialization of the Resulting Issuer’s potential products or otherwise have a material adverse effect on the business, results of operations, financial condition or prospects of the Resulting Issuer.

Any recalls of the Resulting Issuer’s future cannabis products could negatively impact the Resulting Issuer’s business and operations.

Manufacturers and distributors of cannabis products are sometimes subject to the recall or return of their products for a variety of reasons, including product defects, such as contamination, unintended harmful side effects or interactions with other substances, packaging safety and inadequate or inaccurate labeling disclosure. Such recalls cause unexpected expenses of the recall and any legal proceedings that might arise in connection with the recall. This can cause loss of a significant amount of sales. In addition, a product recall may require significant management attention. Although the Resulting Issuer will have detailed procedures in place for testing its products, there can be no assurance that any quality, potency or contamination problems will be detected in time to avoid unforeseen product recalls, regulatory action or lawsuits. Additionally, if one of the Resulting Issuer’s future cannabis brands were subject to recall, the image of that brand and the Resulting Issuer could be harmed. Additionally, product recalls can lead to increased scrutiny of operations by applicable regulatory agencies, requiring further management attention and potential legal fees and other expenses.

The Resulting Issuer may have difficulty in developing cannabis products.

If the Resulting Issuer cannot successfully develop, manufacture and distribute its cannabis products, or if the Resulting Issuer experiences difficulties in the development process, such as capacity constraints, quality control problems or other disruptions, the Resulting Issuer may not be able to develop market-ready commercial cannabis products at acceptable costs, which would adversely affect the Resulting Issuer’s ability to effectively enter the market. A failure by the Resulting Issuer to achieve a low-cost structure through economies of scale would have a material adverse effect on the Resulting Issuer’s commercialization plans and the Resulting Issuer’s business, prospects, results of operations and financial condition.

The success of new cannabis products cannot be assured.

The Resulting Issuer has committed, and expects to continue to commit, significant resources and capital to develop and market new cannabis products. These products are relatively untested, and the Resulting Issuer cannot guarantee that it will achieve market acceptance for any new cannabis products that the Resulting Issuer may offer in the future. Moreover, these and other new cannabis products may be subject to significant competition with offerings by new and existing competitors. In addition, new cannabis products may pose a variety of technical challenges and require the Resulting Issuer to attract additional qualified employees. The failure to successfully develop and market these new cannabis products, or to hire qualified employees could seriously harm the Resulting Issuer’s business, financial condition and results of operations.

Results of future clinical research could question the benefits, viability, safety, efficacy, dosing or social acceptance of cannabis

Research in Canada, the U.S. and internationally regarding the medical benefits, viability, safety, efficacy, dosing and social acceptance of cannabis or isolated cannabinoids (such as CBD and THC) remains in early stages. There have been relatively few clinical trials on the benefits of cannabis or isolated cannabinoids (such as CBD and THC). Although the Jones Soda believes that the articles, reports and studies support their respective beliefs regarding the medical benefits, viability, safety, efficacy, dosing and social acceptance of cannabis, future research and clinical trials may prove such statements to be incorrect, or could raise concerns regarding, and perceptions relating to, cannabis. Given these risks, uncertainties and assumptions, prospective purchasers of the Resulting Issuer Shares should not place undue reliance on such articles and reports. Future research studies and clinical trials may draw opposing conclusions or reach negative conclusions regarding the medical benefits, viability, safety, efficacy, dosing, social acceptance or other facts and perceptions related to cannabis, which could have a material adverse effect on the demand for the Resulting Issuer’s products with the potential to lead to a material adverse effect on the Resulting Issuer’s business, financial condition, results of operations or prospects.

Intellectual Property risks associated with cannabis products

As long as cannabis remains illegal under U.S. federal law as a Schedule I controlled substance pursuant to the Controlled Substances Act, the benefit of certain federal laws and protections which may be available to most businesses, such as federal trademark and patent protection regarding the intellectual property of a business, may not be available to the Resulting Issuer. As a result, the Resulting Issuer’s intellectual property may never be adequately or sufficiently protected against the use or misappropriation by third-parties. In addition, since the regulatory framework of the cannabis industry is in a constant state of flux, the Resulting Issuer can provide no assurance that it will ever obtain any protection of its intellectual property, whether on a federal, state, provincial and/ or local level.

Changes in laws, regulations and guidelines could negatively impact the Resulting Issuer’s business and operations.

The Resulting Issuer’s operations will be subject to various laws, regulations, guidelines and licensing requirements both in Canada, the United States and abroad. While, with the exception of United States federal laws and regulations which continue to classify cannabis as a Schedule I controlled substance, the Resulting Issuer is expected to be in compliance with all such laws, any changes to such laws, regulations, guidelines and policies due to matters beyond the control of the Resulting Issuer could have a material adverse effect on the Resulting Issuer’s business, results of operations and financial condition. In particular, any amendment to or replacement of the Cannabis Act, may cause adverse effects to the Resulting Issuer’s operations. Additionally, as noted above, cannabis remains a Schedule I controlled substance under United States federal law, and the Resulting Issuer’s activities in the states of the United States in which the Resulting Issuer operates may constitute a violation of United States federal criminal laws applicable to such conduct, including, but not limited to, the Controlled Substances Act, anti-money laundering laws, and the Racketeer Influenced and Corrupt Organizations Act.

On April 13, 2017, the Canadian Federal Government put forward proposed legislation, the Cannabis Act, outlining the framework for the legalization of adult use cannabis, as well as laws to address drug-impaired driving, protect public health and safety and prevent youth access to cannabis. The provincial and municipal governments have been given explicit authority by the Federal Government to provide regulations regarding retail and distribution, as well as the ability to alter some of the existing baselines, such as increasing the minimum age for purchase and consumption. On June 21, 2018, the Cannabis Act received Royal Assent and came into force on October 17, 2018. The ACMPR will continue to operate in tandem with the recreational regime, and will be re-evaluated within five years of the Cannabis Act coming into force. Although the impact of such changes is uncertain and highly dependent on which specific laws or regulations are changed, the impact on the Resulting Issuer should be comparable to other companies in the same business as the Resulting Issuer.

The Resulting Issuer may face constraints on marketing its cannabis products

The development of the Resulting Issuer’s cannabis business and operating results may be hindered by applicable restrictions on sales and marketing activities imposed by government regulatory bodies. The regulatory environment in Canada and the United States, and the legal environment in the United States—particularly the existence of federal criminal laws that may prohibit certain marketing of cannabis or cannabis products limits companies’ abilities to compete for market share in a manner similar to other industries. If the Resulting Issuer is unable to effectively market its cannabis products and compete for market share, or if the costs of compliance with government legislation and regulation cannot be absorbed through increased selling prices for its cannabis products, the Resulting Issuer’s sales of cannabis products and results of operations could be adversely affected.

Changes public opinion and perception regarding cannabis could negatively impact the Resulting Issuer’s planned cannabis operations.

Government policy changes or public opinion may also result in a significant influence over the regulation of the cannabis industry in Canada, the United States or elsewhere. Public opinion and support for medical and adult-use cannabis has traditionally been inconsistent and varies from jurisdiction to jurisdiction. While public opinion and support appears to be rising for legalizing medical and adult-use cannabis, it remains a controversial issue subject to differing opinions surrounding the level of legalization (for example, medical cannabis as opposed to legalization in general). A negative shift in the public’s perception of cannabis in Canada, the United States or any other applicable jurisdiction could affect future legislation or regulation. Among other things, such a shift could cause state jurisdictions to abandon initiatives or proposals to legalize medical and/or adult-use cannabis, thereby limiting the number of new state jurisdictions into which the Resulting Issuer could expand. Any inability to fully implement the Resulting Issuer’s expansion strategy may have a material adverse effect on its business, results of operations or prospects.

Violations of any United States federal laws and regulations could result in significant fines, penalties, administrative sanctions, convictions or settlements

Violations of any federal laws and regulations could result in significant fines, penalties, administrative sanctions, convictions or settlements arising from civil proceedings conducted by either the federal government or private citizens, or criminal charges, including, but not limited to, seizure of assets, disgorgement of profits, cessation of business activities or divestiture. As an entity that conducts business in the cannabis industry, the Resulting Issuer will be potentially subject to federal and state forfeiture laws (criminal and civil) that permit the government to seize the proceeds of criminal activity. Civil forfeiture laws could provide an alternative for the federal government or any state (or local police force) that wants to discourage residents from conducting transactions with cannabis related businesses but believes criminal liability is too difficult to prove beyond a reasonable doubt. Also, an individual can be required to forfeit property considered to be the proceeds of a crime even if the individual is not convicted of the crime, and the standard of proof in a civil forfeiture matter is lower than the standard in a criminal matter. Depending on the applicable law, whether federal or state, rather than having to establish liability beyond a reasonable doubt, the federal government or the state, as applicable, may be required to prove that the money or property at issue is proceeds of a crime only by either clear and convincing evidence or a mere preponderance of the evidence.

Heightened scrutiny by regulatory authorities of the Resulting Issuer’s planned cannabis business could negatively impact the Resulting Issuer’s business.

For the reasons set forth above, the intended cannabis operations of the Resulting Issuer in the United States, and any future operations or investments, may become the subject of heightened scrutiny by regulators, stock exchanges and other authorities in both Canada and the United States. As a result, the Resulting Issuer may be subject to significant direct and indirect interaction with public officials. There can be no assurance that this heightened scrutiny will not in turn lead to the imposition of certain restrictions on the Resulting Issuer’s ability to operate or invest in either the United States, Canada or any other jurisdiction, in addition to those described herein.

It has been reported by certain publications in Canada that The Canadian Depository for Securities Limited is considering a policy shift that would see its subsidiary, CDS, refuse to settle trades for cannabis issuers that have investments in the United States. CDS is Canada’s central securities depository, clearing and settlement hub settling trades in the Canadian equity, fixed income and money markets. CDS or its parent company has not issued any public statement in regard to these reports. If CDS were to proceed in the manner suggested by these publications, and apply such a policy to the Resulting Issuer, it would have a material adverse effect on the ability of holders of Resulting Issuer Shares to make trades. In particular, the Resulting Issuer Shares would become highly illiquid as investors would have no ability to effect a trade of the Resulting Issuer Shares through the facilities of a stock exchange.

In the United States, many clearing houses for major broker-dealer firms, including Pershing LLC, the largest clearing, custody and settlement firm in the United States, have refused to handle securities or settle transactions of companies engaged in cannabis related business. Many other clearing firms have taken a similar approach. This means that certain broker-dealers cannot accept for deposit or settle transactions in the securities of companies, which may inhibit the ability of investors to trade in our securities and could negatively affect the liquidity of our securities.

In addition, on November 24, 2017, the TMX Group provided an update regarding issuers with cannabis-related activities in the United States and confirmed that TMX Group will rely on the Canadian Securities Administrators’ recommendation to defer to individual exchange’s rules for companies that have cannabis-related activities in the United States and to determine the eligibility of individual issuers to list based on those exchanges’ listing requirements. On February 8, 2018, CDS signed a memorandum (the “CDS MOU”) with the Exchanges. The CDS MOU outlines CDS’ and the Exchanges’ understanding of Canada’s regulatory framework applicable to the rules and procedures and regulatory oversight of the Exchanges and CDS. The CDS MOU confirms, with respect to the clearing of listed securities, that CDS relies on the Exchanges to review the conduct of listed issuers. As a result, there currently is no CDS ban on the clearing of securities of issuers with cannabis-related activities in the U.S. However, if CDS were to proceed in the manner suggested by these publications, and apply such a policy to the Resulting Issuer, it would have a material adverse effect on the ability of Resulting Issuer Shares to make trades. In particular, the Resulting Issuer Shares would become highly illiquid as investors would have no ability to effect a trade of Resulting Issuer Shares through the facilities of a stock exchange.

Any restrictions imposed by the CSE or other applicable exchange on the business of the Resulting Issuer and/or the potential delisting of the Resulting Issuer Shares from the CSE or other applicable exchange would have a material adverse effect on the Resulting Issuer and on the ability of holders of Resulting Issuer Shares to make trades.

Increased regulatory scrutiny associated with the Resulting Issuer’s cannabis operations could negatively impact the Resulting Issuer’s ability to raise capital.

The Resulting Issuer’s planned cannabis business activities will rely on newly established and/or developing laws and regulations in multiple jurisdictions. These laws and regulations are rapidly evolving and subject to change with minimal notice. Regulatory changes may adversely affect the Resulting Issuer’s profitability or cause it to cease operations entirely. The cannabis industry may come under scrutiny or further scrutiny by the FDA, the SEC, the DOJ, FINRA or other applicable federal, state, or non-governmental regulatory authorities or self-regulatory organizations. It is impossible to determine the extent of the impact of any new laws, regulations or initiatives that may be proposed, or whether any proposals will become law. The regulatory uncertainty surrounding the Resulting Issuer’s industry may adversely affect the business and operations of the Resulting Issuer, including without limitation, the costs to remain compliant with applicable laws and the impairment of its ability to raise additional capital, create a public trading market in the U.S. for securities of the Resulting Issuer or to find a suitable acquirer, which could reduce, delay or eliminate any return on investment in the Resulting Issuer.

The success of the Resulting Issuer’s business strategy depends on the legality of the cannabis industry which is subject to regulatory or political change.

The success of the Resulting Issuer’s business strategy to develop cannabis products depends on the legality of the cannabis industry. The political environment surrounding the cannabis industry in general can be volatile and the regulatory framework remains in flux. To the Resulting Issuer’s knowledge, there are to date a total of 30 states and the District of Columbia, Puerto Rico and Guam that have legalized cannabis in some form, including California, and additional states have pending legislation regarding the same; however, the risk remains that a shift in the regulatory or political realm could occur and have a drastic impact on the industry as a whole, adversely impacting the Resulting Issuer’s business, results of operations, financial condition or prospects.

Delays in enactment of new state or federal regulations could restrict the Resulting Issuer’s ability to reach strategic growth targets and lower return on investor capital. The strategic growth strategy of the Resulting Issuer is reliant upon certain federal and state regulations being enacted to facilitate the legalization of medical and adult-use cannabis. If such regulations are not enacted, or enacted but subsequently repealed or amended, or enacted with prolonged phase-in periods, the growth targets of the Resulting Issuer, and thus, the effect on the return of investor capital, could be detrimental. We are unable to predict with certainty when and how the outcome of these complex regulatory and legislative proceedings will affect its business and growth.

Further, there is no guaranty that state laws legalizing and regulating the sale and use of cannabis will not be repealed or overturned, or that local governmental authorities will not limit the applicability of state laws within their respective jurisdictions. If the federal government begins to enforce federal laws relating to cannabis in states where the sale and use of cannabis is currently legal, or if existing applicable state laws are repealed or curtailed, the Resulting Issuer’s business, results of operations, financial condition and prospects would be materially adversely affected. It is also important to note that local and city ordinances may strictly limit and/or restrict distribution of cannabis in a manner that will make it extremely difficult or impossible to transact business that is necessary for the continued operation of the cannabis industry. Federal actions against individuals or entities engaged in the cannabis industry or a repeal of applicable cannabis related legislation could adversely affect the Resulting Issuer and its business, results of operations, financial condition and prospects.

The Resulting Issuer is aware that multiple states are considering special taxes or fees on businesses in the cannabis industry. It is a potential yet unknown risk at this time that other states are in the process of reviewing such additional fees and taxation. This could have a material adverse effect upon the Resulting Issuer’s business, results of operations, financial condition or prospects.

The commercial, medical and adult-use cannabis industries are in their infancy and we anticipate such regulations will be subject to change as the jurisdictions in which the Resulting Issuer will carry on business mature. The Resulting Issuer expects to put in place a detailed compliance program that will oversee, maintain, and implement the compliance program and personnel.

Overall, the medical and adult-use cannabis industry is subject to significant regulatory change at both the state and federal level. The inability of the Resulting Issuer to respond to the changing regulatory landscape may cause it to not be successful in capturing significant market share and could otherwise harm its business, results of operations, financial condition or prospects.

The Resulting Issuer will be required to obtain or renew government permits and licenses for its contemplated cannabis operations and unexpected delays or costs associated with the permitting and licensing process could impede the ongoing or proposed cannabis operations of the Resulting Issuer

The Resulting Issuer’s business will be subject to a variety of laws, regulations and guidelines and licensing requirements in Canada and the United States. Achievement of the Resulting Issuer’s business objectives will be contingent, in part, upon compliance with applicable regulatory requirements and obtaining all requisite regulatory approvals.

The Resulting Issuer will be required to obtain or renew further government permits and licenses for its contemplated operations. Obtaining, amending or renewing the necessary governmental permits and licenses can be a time-consuming process potentially involving numerous regulatory agencies, involving public hearings and costly undertakings on the Resulting Issuer’s part. The duration and success of the Resulting Issuer’s efforts to obtain, amend and renew permits and licenses will be contingent upon many variables not within its control, including the interpretation of applicable requirements implemented by the relevant permitting or licensing authority. The Resulting Issuer may not be able to obtain, amend or renew permits or licenses that are necessary to its operations. Any unexpected delays or costs associated with the permitting and licensing process could impede the ongoing or proposed operations of the Resulting Issuer. To the extent permits or licenses are not obtained, amended or renewed, or are subsequently suspended or revoked, the Resulting Issuer may be curtailed or prohibited from proceeding with its ongoing operations or planned development and commercialization activities. Such curtailment or prohibition may result in a material adverse effect on the Resulting Issuer’s business, financial condition, results of operations or prospects.

There is no assurance that the Resulting Issuer’s licenses will be renewed by each applicable regulatory authority in the future in a timely manner. Any unexpected delays or costs associated with the licensing renewal process for any of the licenses held by the Resulting Issuer could impede the ongoing or planned operations of the Resulting Issuer and have a material adverse effect on the Resulting Issuer’s business, financial condition, results of operations or prospects.

The Resulting Issuer may become involved in a number of government or agency proceedings, investigations and audits. The outcome of any regulatory or agency proceedings, investigations, audits, and other contingencies could harm the Resulting Issuer’s reputation, require the Resulting Issuer to take, or refrain from taking, actions that could harm its operations or require the Resulting Issuer to pay substantial amounts of money, harming its financial condition. There can be no assurance that any pending or future regulatory or agency proceedings, investigations and audits will not result in substantial costs or a diversion of management’s attention and resources or have a material adverse impact on the Resulting Issuer’s business, financial condition, results of operations or prospects.

Differing local rules and regulations may limit the Resulting Issuer’s ability to expand its cannabis business into new markets.

Expansion of the Resulting Issuer’s planned cannabis business into new markets with different rules and regulations may not succeed. Any such expansion may expose the Resulting Issuer to new operational, regulatory and/or legal risks. In addition, expanding its cannabis operations into new localities may subject the Resulting Issuer to unfamiliar or uncertain local rules and regulations that may adversely affect the operations of the Resulting Issuer. For example, different localities may impose different rules on how cannabis may be cultivated, manufactured, processed, distributed and/or transported. Each of the political subdivisions of California, and Oregon currently has or may in the future obtain the right to subject participants in the cannabis industry operating within its jurisdiction to its own set of rules and regulations regarding the acquisition and maintenance of required licenses, and the conduct of business, including prohibiting such operations and business in full or in part, regardless of the rules and regulations of adjacent political subdivisions. Newly entered localities may also have competitive conditions, consumer preferences and spending patterns that are more difficult to predict or satisfy than the existing markets.

The benefit of certain federal laws and protections such as federal trademark and patent protection may not be available to the Resulting Issuer.

As long as cannabis remains illegal under U.S. federal law, the benefit of certain federal laws and protections which may be available to most businesses, such as federal trademark and patent protection regarding the intellectual property of a business, may not be available to the Resulting Issuer’s cannabis operations. As a result, the Resulting Issuer’s intellectual property regarding its planned cannabis operations may never be adequately or sufficiently protected against the use or misappropriation by third-parties. In addition, since the regulatory framework of the cannabis industry is in a constant state of flux, the Resulting Issuer can provide no assurance that it will ever obtain any protection of its intellectual property relating to its proposed cannabis business, whether on a federal, state or local level.

The Resulting Issuer will be reliant on third-party suppliers to develop, manufacture and distribute its cannabis products and the loss of any of these suppliers may have a material adverse effect on the Resulting Issuer’s business and operational results.

The Resulting Issuer will be reliant on third-party suppliers to develop, manufacture and distribute its planned cannabis products. Due to the uncertain regulatory landscape for regulating cannabis in the United States, the Resulting Issuer’s third party suppliers, manufacturers and contractors may elect, at any time, to decline or withdraw services necessary for the Resulting Issuer’s cannabis operations. Loss of these suppliers, manufacturers and contractors may have a material adverse effect on the Resulting Issuer’s cannabis business and operational results.

The Resulting Issuer may face difficulties in enforcing its contracts in federal and certain state courts

Due to the nature of the Resulting Issuer’s intended cannabis business and the fact that its contracts will involve cannabis and other activities that are not legal under U.S. federal law and in some jurisdictions, the Resulting Issuer may face difficulties in enforcing its contracts concerning its cannabis operations in federal and certain state courts. The inability to enforce any of the Resulting Issuer’s contracts could have a material adverse effect on the Resulting Issuer’s cannabis business, operating results, financial condition or prospects.

Cannabis licences in certain states may require disclosure of personal information of the Resulting Issuers directors, officers or significant shareholders.

The Resulting Issuer may in the future acquire interests, manage, or provide services to various U.S. state licensed cannabis operations. Acquiring even a minimal and/or indirect interest in a U.S. state-licensed cannabis business can trigger requirements to disclose investors’ personal information. While these requirements vary by jurisdiction, some require interest holders to apply for regulatory approval and to provide tax returns, compensation agreements, fingerprints for background checks, criminal history records and other documents and information. Some states require disclosures of directors, officers and holders of more than a certain percentage of equity of the applicant. While certain states include exceptions for investments in publicly traded entities, not all states do so, and some such exceptions are confined to companies traded on a U.S. securities exchange. If these regulations were to extend to the Resulting Issuer, investors would be required to comply with such regulations, or face the possibility that the relevant cannabis license could be revoked or cancelled by the state licensing authority.

The market price of the Resulting Issuer Shares on the CSE could be volatile.

The Resulting Issuer Shares are listed on the CSE under the symbol “JSDA” following the completion of the Transaction. Securities of cannabis companies have experienced substantial volatility in the past, often based on factors unrelated to the financial performance or prospects of the companies involved. These factors include macroeconomic developments in North America and globally, currency fluctuations and market perceptions of the attractiveness of particular industries. The price of the Resulting Issuer Shares is also likely to be significantly affected by short-term changes in cannabis, by the Resulting Issuer’s financial condition or results of operations as reflected in its quarterly financial statements and by other operational and regulatory matters. As a result of any of these factors, the market price of the Resulting Issuer Shares at any given point in time may not accurately reflect their long-term value.

There is no assurance that the Resulting Issuer will pay dividends on its shares in the near future or ever.

There is no assurance that the Resulting Issuer will pay dividends on its shares in the near future or ever. The Resulting Issuer will likely require all its funds to further the development of its business.

18.	PROMOTERS

No person or company is or has been within the two years immediately preceding the date of this Listing Statement a promoter of the Resulting Issuer.

19.	LEGAL PROCEEDINGS AND REGULATORY ACTIONS

There are no material legal proceedings to which Jones Soda is, or has been, a party or of which any of its property is, or has been, the subject matter. Additionally, to the reasonable knowledge of the management of Jones Soda, there are no such proceedings contemplated.

During the three years immediately preceding the date of this listing statement, Jones Soda has not been the subject of any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority, any other penalties or sanctions imposed by a court or regulatory body, or entered into any settlement agreements before a court relating to securities legislation or with a securities regulatory authority.

20.	INTEREST OF MANAGEMENT AND OTHERS IN MATERIAL TRANSACTIONS

Except as disclosed herein, to the knowledge of Jones Soda’s management, no director or officer, insider or 10% shareholder of Jones Soda, nor any of their respective Associates, affiliates or member of their group has or had any material interest, direct or indirect, in any transaction in the preceding three years before the date of this Listing Statement, or in any proposed transaction, that has materially affected or will materially affect Jones Soda.

21.	AUDITORS, TRANSFER AGENTS AND REGISTRARS

21.1	Auditor

The auditors of the Resulting Issuer are Armanino LLP (the “Auditors”), located at 155 108th Ave. NE Ste 820, Bellevue WA.

21.2	Transfer Agent and Registrar

The Resulting Issuer’s registrar and transfer agent is Odyssey Trust Company located at 350 – 409 Granville Street, Vancouver BC V6C 1T2.

22.	MATERIAL CONTRACTS

Jones Soda

Except for contracts made in the ordinary course of business, the following are the material contracts entered into by Jones Soda within two years prior to the date hereof and which are currently in effect:

●	Arrangement Agreement dated October 18, 2021

●	Lease Agreement dated December 31, 2014, by and between 66 South Hanford Street Limited Partnership and Jones Soda Co;

●	First Amendment to Lease dated February 4, 2020;

●	Jones Soda Co. 2011 Incentive Plan; and

●	Investor Rights Agreement dated as of July 11, 2019 by and among Jones Soda Co., Heavenly Rx Ltd. and the shareholders named therein; and

●	Amended and Restated Employment Letter Agreement between Jones Soda Co. and Mark Murray dated effective December 1, 2020.

23.	INTEREST OF EXPERTS

No person or corporation whose profession or business gives authority to a statement made by the person or corporation and who is named as having prepared or certified a part of this Listing Statement or as having prepared or certified a report or valuation described or included in this Listing Statement holds any beneficial interest, direct or indirect, in any securities or property of Jones Soda or of an Associate or Affiliate of Jones Soda and no such person is expected to be elected, appointed or employed as a director, senior officer or employee of Jones Soda or of an Associate or Affiliate of Jones Soda and no such person is a promoter of Jones Soda or an Associate or Affiliate of Jones Soda.

The auditors of Jones Soda and Pinestar are independent of Jones Soda and Pinestar, respectively, in accordance with the rules of professional conduct of the Institute of Chartered Professional Accountants of British Columbia

24.	OTHER MATERIAL FACTS

Jones Soda is not aware of any other material facts relating to Jones Soda that are not disclosed under the preceding items and are necessary in order for this Listing Statement to contain full, true and plain disclosure of all material facts relating to Jones Soda, other than those set forth herein.

25.	FINANCIAL STATEMENTS

Jones Soda

The Jones Soda Annual Financial Statements and the Jones Soda Interim Financial Statements are attached as Schedule “D” and “E”, respectively, to this Listing Statement.

Pinestar

A copy of the audited financial statements of Pinestar for the years ended March 31, 2021 and 2020 and the interim unaudited financial statements for the three-month and six-month periods ended September 30, 2021 are attached as Schedule “A” and “B”, respectively, to this Listing Statement.

CERTIFICATE OF JONES SODA CO.

Pursuant to a resolution duly passed by the board of directors of Jones Soda Co. (“Jones Soda”), Jones Soda, hereby applies for the listing of the above mentioned securities on the Canadian Securities Exchange. The foregoing contains full, true and plain disclosure of all material information relating to Jones Soda. It contains no untrue statement of a material fact and does not omit to state a material fact that is required to be stated or that is necessary to prevent a statement that is made from being false or misleading in light of the circumstances in which it was made.

Dated this 15th day of February, 2022.

Mark Murray Chief Executive Officer	Joe Culp Controller and Principal Financial Officer

Paul Norman Director	Clive Sirkin Director

SCHEDULE A
PINESTAR ANNUAL FINANCIAL STATEMENTS

[See Attached]

SCHEDULE B
PINESTAR INTERIM FINANCIAL STATEMENTS

[See Attached]

SCHEDULE C
PINESTAR ANNUAL MD&A AND INTERIM MD&A

[See Attached]SCHEDULE D
JONES SODA ANNUAL FINANCIAL STATEMENTS

[See Attached]

SCHEDULE E
JONES SODA INTERIM FINANCIAL STATEMENTS

[See Attached]SCHEDULE F
JONES SODA ANNUAL MD&A AND INTERIM MD&A

[See Attached]SCHEDULE G
STOCK OPTION PLAN

[See Attached]SCHEDULE H
JONES SODA EXECUTIVE COMPENSATION

[See Attached.]SCHEDULE I
AUDIT COMMITTEE CHARTER

[See Attached.]